                       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 13, 2004

                                                                                            REGISTRATION NO. 333-______

=======================================================================================================================
                                                     UNITED STATES
                                           SECURITIES AND EXCHANGE COMMISSION
                                                 WASHINGTON, D.C. 20549


                                                       FORM SB-2
                                                 REGISTRATION STATEMENT
                                            UNDER THE SECURITIES ACT OF 1933
                                                       __________

                                                    IBX GROUP, INC.
                                    (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 FLORIDA                                   7374                              65-0969433
       (State or Other Jurisdiction            (Primary Standard Industrial               (I.R.S. Employer
    of Incorporation or Organization)          Classification Code Number)               Identification No.)

                                                                                          EVAN R. BROVENICK
         350 JIM MORAN BOULEVARD                                                       350 JIM MORAN BOULEVARD
        DEERFIELD BEACH, FL 33442                                                     DEERFIELD BEACH, FL 33442
              (954) 312-1660                                                               (954) 312-1660
      (Address and telephone number                                                (Name, address, and telephone
     of principal executive offices)                                                number of agent for service)

                                                       Copies to:
         Clayton E. Parker, Esq.                                                     Christopher J. DeLise, Esq.
        Kirkpatrick & Lockhart LLP                                                   Kirkpatrick & Lockhart LLP
       201 South Biscayne Boulevard                                                 201 South Biscayne Boulevard
                Suite 2000                                                                   Suite 2000
             Miami, FL 33131                                                               Miami, FL 33131
        Telephone: (305) 539-3300                                                     Telephone: (305) 539-3300
        Telecopier: (305) 358-7095                                                   Telecopier: (305) 358-7095

         Approximate date of commencement of proposed sale of the securities to the public: AS SOON AS PRACTICABLE
AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.


         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]


         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the
Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]


         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier of the effective registration statement for the offering. [_]


         If this is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]


         If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, check the following box. [_]


                                               CALCULATION OF REGISTRATION FEE
_______________________________________________________________________________________________________________________

                                                           PROPOSED MAXIMUM        PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF                               OFFERING PRICE PER SHARE   AGGREGATE OFFERING      AMOUNT OF
SECURITIES TO BE REGISTERED   AMOUNT TO BE REGISTERED             (1)                  PRICE (1)       REGISTRATION FEE
_______________________________________________________________________________________________________________________

Common Stock, par value        272,193,282 shares (2)           $0.0035                 $952,676            $120.75
$0.005 per share
_______________________________________________________________________________________________________________________

TOTAL                          272,193,282 Shares (2)           $0.0035                 $952,676            $120.75
_______________________________________________________________________________________________________________________

(1)      Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the
         Securities Act of 1933, as amended. For the purposes of this table, we have used the last trade price on
         September 30, 2004.

(2)      Of these shares, 25,000,000 are being registered under the Standby Equity Distribution Agreement, 200,000,000 are being registered under the Convertible Debenture, 27,941,176 are being registered under the Compensation
         Debenture, and 17,781,518 are being registered for other selling shareholders.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration
Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this
Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

            Preliminary Prospectus Subject to completion, dated October 13, 2004

                                   PROSPECTUS

                                 IBX GROUP, INC.
                       272,193,282 SHARES OF COMMON STOCK

         This prospectus relates to the sale of up to 272,193,282 shares of common stock of IBX Group, Inc. by certain persons who are, or will become, stockholders of IBX. The selling stockholders consist of:

      o Cornell Capital Partners, L.P. which intends to sell up to an aggregate amount of 252,941,176 shares of common stock, which includes 25,000,000 shares of IBX common stock pursuant to a Standby Equity Standby Equity Distribution Agreement, 200,000,000 shares of common stock underlying a Secured Convertible Debenture, and 27,941,176 shares of common stock underlying a Compensation Debenture issued as a one-time commitment fee pursuant to the Standby Equity Distribution Agreement.

      o Newbridge Securities Corporation, an unaffiliated registered broker-dealer retained by IBX in connection with the Standby Equity Distribution Agreement, which intends to sell 1,470,588 shares of common stock issued as a placement agent fee.

      o Other selling shareholders, which in the aggregate intend to sell 17,781,518 shares of our common stock that were previously issued.

         Please refer to "Selling Stockholders" beginning on page 15 of this prospectus.

         IBX is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. IBX will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement. All costs associated with this registration will be borne by IBX.

         The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. These prices will fluctuate based on the demand for the shares of our common stock. On September 30, 2004, the last trade price of our common stock was $0.0035 per share.

         Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933, as amended, in connection with the sale of common stock under the Standby Equity Distribution Agreement. Pursuant to the Standby Equity Distribution Agreement, Cornell Capital Partners will pay IBX 98% of the lowest volume weighted average price of the common stock during the five consecutive trading-day period immediately following the notice date. The 2% discount on the purchase of the common stock to be received by Cornell Capital Partners and the $190,000 one-time commitment fee are underwriting discounts. In addition, Cornell Capital Partners is entitled to retain 5% of the proceeds raised by IBX under the Standby Equity Distribution Agreement. IBX has agreed to pay Cornell Capital Partners a one-time commitment fee in the form of a $190,000 Compensation Debenture that is convertible into shares of our common stock at a price per share equal to 100% of the lowest volume weighted average price of IBX's common stock, as quoted by Bloomberg, LP, for the three days immediately preceding the conversion date. Based on a recent stock price of $0.0035 per share, the Compensation Debenture would be convertible into 27,941,176 shares of IBX common stock.

         IBX engaged Newbridge Securities Corporation, an unaffiliated registered broker-deal, to advise IBX in connection with the Standby Equity Distribution Agreement. Newbridge Securities Corporation was paid a one-time fee of $10,000 by the issuance of 1,470,588 shares of IBX's common stock.

         IBX's common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended. Broker-dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Broker-dealers are required to determine whether an investment in a penny stock is suitable investment for a prospective investor.

         IBX's common stock is dually quoted on the Over-the-Counter Bulletin Board and Pink Sheets under the symbol "IBXG.OB."

         THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 6 OF THIS PROSPECTUS.

         With the exception of Cornell Capital Partners, which is an "underwriter" within the meaning of the Securities Act of 1933, as amended, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this prospectus is October __, 2004.

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

PROSPECTUS SUMMARY.............................................................1

THE OFFERING...................................................................3

SUMMARY CONSOLIDATED FINANCIAL INFORMATION.....................................4

RISK FACTORS...................................................................6

FORWARD-LOOKING STATEMENTS....................................................14

SELLING STOCKHOLDERS..........................................................15

USE OF PROCEEDS...............................................................18

DILUTION......................................................................19

STANDBY EQUITY DISTRIBUTION AGREEMENT.........................................20

PLAN OF DISTRIBUTION..........................................................22

MANAGEMENT'S DISCUSSION AND ANALYSIS..........................................24

DESCRIPTION OF BUSINESS.......................................................32

MANAGEMENT....................................................................39

FISCAL YEAR-END OPTIONS/SAR VALUES............................................41

DESCRIPTION OF PROPERTY.......................................................43

LEGAL PROCEEDINGS.............................................................44

PRINCIPAL STOCKHOLDERS........................................................45

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................46

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND
 OTHER STOCKHOLDER MATTERS....................................................48

DESCRIPTION OF SECURITIES.....................................................53

EXPERTS.......................................................................58

LEGAL MATTERS.................................................................58

HOW TO GET MORE INFORMATION...................................................58

FINANCIAL STATEMENTS.........................................................F-i

PART II ....................................................................II-2

EXHIBITS

                               PROSPECTUS SUMMARY

OUR BUSINESS

         IBX develops and deploys innovative, cost-effective methods for integrating financial, administrative and information services for the healthcare industry. During the past two years, we expanded our capabilities. Our business initially focused on healthcare transaction services, primarily assisting providers with billing and collection of receivables. We have since added regulatory compliance, transcription services, staffing and technology solutions. We have also devoted resources towards developing various strategic partnerships and opportunities to better address the needs of the healthcare marketplace. These investments in our product development and infrastructure resulted in considerable expenditures and we are now starting to recognize new revenue from these initiatives.

         IBX consists of five operating divisions:

         o IBX TECHNOLOGIES, which seeks to enable healthcare organizations to maximize collection of their accounts receivables;

         o FLORIDA HEALTHSOURCE, a network of physical therapy and wellness centers;

         o MEDICOMPLIANT SOLUTIONS, which seeks to ensure medical practices' compliance with today's complex legal requirements;

         o IBX TRANSCRIPTION SERVICES, which offers physicians quick turn-around and Web-accessible progress reports; and

         o NURSESSTAT, which deploys leading-edge staffing administration technology to healthcare facilities and provides cost-effective temporary staffing solutions.

         IBX also recently re-launched SportshealthNet.com and TheNetDigest.com, interactive Web portals providing patients with comprehensive healthcare information and advice, and increasing physician referrals.

         IBX's Florida HealthSource subsidiary recently opened a multi-disciplinary clinic in a medical center in Boca Raton, Florida. The healthcare clinic will offer physical therapy, occupational medicine, pain management, chiropractic care and wellness services. The new clinic is part of IBX's strategic plan to capitalize on the emerging "wellness" trend in healthcare by bringing together various services under one roof. Florida HealthSource centers will also serve as showcases for IBX's menu of products and services specially designed for the healthcare industry. For example, Florida HealthSource provides case managers and adjusters with a state-wide referral network of over 100 pre-approved, qualified service providers for their insured patients. This allows the payer to control costs by sending the patients to providers with negotiated fees.

OUR HISTORY

         IBX was organized under the laws of the State of Florida on July 28, 1997 as VidKid Distribution, Inc., a wholly-owned subsidiary of emailthatpays.com, Inc., for the purpose of owning, distributing and producing children's intellectual properties. In February of 2001, IBX was spun-off from its parent company. On September 25, 2001, VidKid acquired all of the outstanding capital stock of Primed Technologies, Inc., a Florida corporation, in a stock-for-stock exchange. Primed was organized under the laws of the State of Florida on February 4, 1999 as a limited liability company and converted into a corporation on January 1, 2000. Primed's shareholders, Evan Brovenick and David Blechman, received 11,550,000 shares or approximately 81% of the outstanding common stock of VidKid on a fully-diluted basis pursuant to this exchange. At that time, VidKid's name was changed to "IBX Group, Inc." On January 4, 2002, our stock started trading on the Over-the-Counter Bulletin Board under the symbol "IBXG."

         IBX cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and IBX has not determined the total amount of advances it intends to draw. Nonetheless, IBX can estimate the number of shares of its common stock that will be issued using certain assumptions. Assuming IBX issued the number of shares of common stock being registered in the accompanying registration statement to be available under the Standby Equity Distribution

Agreement, at a recent price of $0.0035 per share, IBX would issue 25,000,000 shares of common stock to Cornell Capital Partners to receive maximum gross proceeds of $85,750. These shares would represent approximately 9.7% of IBX's outstanding common stock upon issuance. We are registering 25,000,000 shares of common stock to be resold by Cornell Capital Partners pursuant to the Standby Equity Distribution Agreement, and an additional 27,941,176 shares of common stock as a one-time placement fee pursuant to the Standby Equity Distribution Agreement, which will also be resold by Cornell Capital Partners.

         IBX cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and IBX has not determined the total amount of advances it intends to draw. It may be necessary for IBX's shareholders to approve an increase in IBX's authorized common stock for IBX to register additional shares of common stock in order to have sufficient authorized shares available to draw down the full amount under the Standby Equity Distribution Agreement and make acquisitions using IBX common stock.

         The sale of shares pursuant to the Standby Equity Distribution Agreement will have a dilutive impact on IBX stockholders. At a recent stock price of $0.0035 per share, IBX would have to issue 4,373,177,843 shares of common stock to draw down the entire $15,000,000 available under the Standby Equity Distribution Agreement. IBX is only registering 25,000,000 shares of its common stock under the Standby Equity Distribution Agreement in the accompanying registration statement, which at a recent stock price of $0.0035 per share, IBX would be able to receive maximum gross of $85,750 proceeds under the Standby Equity Distribution Agreement. Upon issuance, these shares would represent approximately 9.7% of IBX then issued and outstanding common stock as of September 30, 2004.

         The significant downward pressure on IBX's stock price caused by the sale of a significant number of shares under the Standby Equity Distribution Agreement could cause IBX's stock price to decline, thus allowing short sellers of IBX stock an opportunity to take advantage of any decrease in the value of IBX stock. The presence of short sellers in IBX's common stock may further depress the price of IBX's common stock.

         IBX is registering 272,193,282 shares of common stock in this offering. These shares represent approximately 54% of IBX's authorized capital stock and would upon issuance represent approximately 60% of the then issued and outstanding common stock and IBX anticipates all such shares will be sold in this offering. If all or a significant block of these shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to exert significant influence on IBX in an election of directors.

                                    ABOUT US

         IBX's principal place of business is located at 350 Jim Moran Boulevard, Deerfield Beach, Florida 33442. IBX's telephone number is (954) 312-1660.

                                  THE OFFERING

         This offering relates to the sale of common stock by certain persons who are, or will become, IBX stockholders. The selling stockholders consist of:

      o Cornell Capital Partners, which intends to sell up to an aggregate amount of 252,941,176 shares of common stock, which, based on a recent stock price of $0.0035 per share, includes 25,000,000 shares pursuant to the Standby Equity Distribution Agreement, 200,000,000 shares underlying a Secured Convertible Debenture, and 27,941,176 shares underlying the Compensation Debenture, in the principal amount of $190,000, issued as a one-time commitment fee pursuant to the Standby Equity Distribution Agreement.

      o Newbridge Securities Corporation, an unaffiliated broker-dealer retained by IBX in connection with the Standby Equity Distribution Agreement, which intends to sell up to 1,470,588 shares of IBX common stock issued as a placement agent fee.

      o Other selling shareholders, which in the aggregate intend to sell 17,781,518 shares of IBX common stock that were previously issued.

         Pursuant to the Standby Equity Distribution Agreement, IBX may, at its discretion, periodically issue and sell to Cornell Capital Partners shares of its common stock for a total purchase price of $15,000,000. Cornell Capital Partners will purchase the shares of common stock for 98% of the lowest volume weighted average price of IBX common stock during the five trading days immediately following notice of IBX's intent to make a draw down under the Standby Equity Distribution Agreement. In addition, Cornell Capital Partners is entitled to retain 5% of the proceeds raised by IBX under the Standby Equity Distribution Agreement. Cornell Capital Partners intends to sell any shares purchased under the Standby Equity Distribution Agreement at the then-prevailing market price.

         Based on IBX's recent stock price of $0.0035 per-share, IBX would have to issue to Cornell Capital Partners 4,373,177,843 shares of its common stock in order to draw down the entire $15,000,000 available to IBX under the Standby Equity Distribution Agreement. As of September 30, 2004, IBX had 231,654,515 shares of common stock issued and outstanding.

COMMON STOCK OFFERED                    272,193,282 shares by selling
                                        stockholders

OFFERING PRICE                          Market price

COMMON STOCK OUTSTANDING BEFORE         231,654,515 shares
THE OFFERING                            (as of September 30, 2004)

USE OF PROCEEDS                         IBX will not receive any proceeds from
                                        the shares offered by the selling
                                        stockholders. Any proceeds IBX receives
                                        from the sale of common stock under the
                                        Standby Equity Distribution Agreement
                                        will be used for general corporate and
                                        working capital purposes and
                                        acquisitions. See "Use of Proceeds."

RISK FACTORS                            The securities offered hereby involve a
                                        high degree of risk and immediate
                                        substantial dilution. See "Risk Factors" and "Dilution."

OVER-THE-COUNTER BULLETIN BOARD SYMBOL  "IBXG"

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

         The following is a summary of IBX's financial statements, which are included elsewhere in this prospectus. You should read the following data together with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus as well as with IBX's financial statements and the notes thereto.

                                             STATEMENT OF OPERATIONS DATA

                                         FOR THE QUARTER       FOR THE QUARTER         FOR THE YEAR       FOR THE YEAR
                                          ENDED 6/30/04         ENDED 6/30/03         ENDED 12/31/03     ENDED 12/31/02
                                           (UNAUDITED)           (UNAUDITED)             (AUDITED)          (AUDITED)
                                           -----------           -----------             ---------          ---------
Total Revenues: .........................       78,372               979,672           $  3,327,852       $  3,220,104
Operating Expenses:
  Salaries and payroll taxes ............      411,799               576,783              2,301,790          1,300,563
  Depreciation and amortization .........       33,775                43,774                172,374            115,826
  Consulting fees .......................       73,909                    --              1,022,268                 --
  Professional fees .....................       96,752                46,479                274,185            191,106
  Rent ..................................       80,439                81,141                446,829            230,275
  Other selling, general and
  administrative ........................      923,225               503,465              1,696,843          1,077,836
  Loss from impairment of intangible
  assets ................................           --                    --                592,604                 --
Total Operating Expenses ................    1,619,899             1,251,642              6,506,893          2,915,606
Income (loss) from Operations ...........   (1,541,527)             (271,970)            (3,179,041)           304,498
Other Income (Expenses):
  Settlement expense ....................           --                    --                (64,770)                --
  Gain on forgiveness of debt ...........           --                    --                     --            289,662
  Interest Expense ......................     (181,657)              (27,137)              (354,752)          (430,867)
Total Other Income (Expenses) ...........     (181,657)              (27,137)              (419,522)          (141,205)
Net (Income) Loss .......................   (1,723,184)             (299,107)            (3,598,563)           163,293
Net Income (Loss) Per Common Share -
Basic ...................................        (0.02)                (0.00)                 (0.06)              0.00
Net Income (Loss) Per Common Share -
Diluted .................................        (0.02)                (0.00)                 (0.06)              0.00
Weighted Common Shares Outstanding -
Basic ...................................  105,698,209            46,646,743             60,604,049         37,003,110
Weighted Common Shares Outstanding -
Diluted .................................  105,698,209            46,646,743             60,604,049         55,176,341

                                                 BALANCE SHEET DATA
                                                                                       FOR THE YEAR      FOR THE YEAR
                                          JUNE 30, 2004         JUNE 30, 2003         ENDED 12/31/03    ENDED 12/31/02
                                           (UNAUDITED)           (UNAUDITED)            (AUDITED)          (AUDITED)
                                           -----------           -----------             ---------          ---------
Current Assets:
  Cash ................................          9,823               54,669                 22,133             23,304
  Restricted Cash .....................        450,535                   --                438,091                 --
  Accounts receivable, net ............        143,165              649,782                541,692            144,854
  Due from related parties ............             --                   --                 94,382                 --
  Other current assets ................         60,561               27,011                 88,637             20,955
 --------------------------------------     ----------           ----------             ----------         ----------
Total Current Assets ..................        664,084              731,462              1,184,935            189,113
Property and Equipment, net ...........        238,179              357,815                291,117            285,198
Other Assets ..........................        341,459              616,976                 28,136             98,807
Total Assets ..........................      1,243,722            1,706,253              1,504,188            573,118
Current Liabilities:
  Note payable, current maturities ....        784,622              413,678                544,771            516,421
  Checks outstanding in excess of
  Balance .............................        260,172                6,468                 42,324             25,064
  Accounts payable ....................        853,095              666,412                446,332            475,393
  Accrued expenses ....................        265,849              121,939                480,957            102,535
  Payroll taxes payable ...............      1,880,993            1,183,054              1,538,609            978,352
  Customer deposits ...................             --                   --                     --            185,925
  Deferred revenue ....................             --               33,301                 14,467            187,500
  Due to related party ................        120,878                   --                 18,436                454
 --------------------------------------     ----------           ----------             ----------         ----------
Total Current Liabilities .............      4,165,609            2,424,852              3,085,896          2,471,644
Long-term debt, less current portion ..        506,750                   --                     --            132,293
Total Liabilities .....................      4,672,359            2,424,852              3,085,896          2,603,937
Stockholders' Deficit:
  Preferred stock .....................             --                   --                     --                 --
  Class A Non-voting convertible
  preferred stock .....................            165                  400                    285             40,000
  Series B convertible preferred
  stock ...............................             44                   --                     --                 --
  Common stock ........................        602,190              255,086                453,650            203,760
  Common stock issuable ...............          1,910               15,000                     10              3,000
  Additional paid-in capital ..........      6,811,779            2,242,319              4,542,706            669,442
  Accumulated deficit .................     (9,869,011)          (3,080,101)            (6,413,941)        (2,815,378)
  Less: Stock subscriptions
  receivable ..........................        (90,000)             (67,070)               (90,000)           (20,070)
  Less: Deferred compensation and
  consulting ..........................       (885,714)             (84,233)               (74,481)          (111,573)
Total Stockholders' Deficit ...........     (3,428,637)            (718,599)            (1,581,708)        (2,030,819)
Total Liabilities and Stockholders'
Deficit: ..............................      1,243,722            1,706,253              1,504,188            573,118



                                                             5

                                  RISK FACTORS

         IBX's business involves a high degree of risk. You should carefully consider the following risk factors and the other information in this prospectus, including IBX's financial statements and the related notes. If any of the following risks actually occurs, IBX's business, operating results, prospects or financial condition could be seriously harmed.

         IBX IS SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM ITS BUSINESS, FINANCIAL CONDITION, AND RESULTS OF OPERATIONS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES OR DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO PURCHASE IBX'S COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCURS, IBX'S BUSINESS, FINANCIAL CONDITION, AND/OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF IBX'S COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

IBX LOST MONEY FOR THE YEAR ENDED DECEMBER 31, 2003 AND LOSSES MAY CONTINUE IN THE FUTURE

         For the six months ended June 30, 2004 and 2003, we incurred a net loss of $3,455,070 and $264,723, respectively. For the year ended December 31, 2003, we incurred a net loss of $3,598,563. For the year ended December 31, 2002, we generated net income of $163,293. We anticipate that we will in all likelihood have to rely on external financing for all of our capital requirements. Future losses are likely to continue unless we successfully implement our business plan. Our ability to continue as a going concern will be dependent upon our ability to draw down on the Standby Equity Distribution Agreement which we have entered into with Cornell Capital Partners. If we incur any problems in drawing down or the Standby Equity Distribution Agreement, we may experience significant liquidity and cash flow problems. If we are not successful in reaching and maintaining profitable operations, we may not be able to attract sufficient capital to continue our operations. Our inability to obtain adequate financing will result in the need to curtail business operations and will likely result in a lower stock price.

WE HAVE BEEN SUBJECT TO A GOING CONCERN OPINION FROM OUR INDEPENDENT AUDITORS

         Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with the financial statements for the year ended December 31, 2003 relative to our ability to continue as a going concern. Our ability to obtain additional funding will determine our ability to continue as a going concern. Accordingly, there is substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN DUE TO INSUFFICIENT REVENUES TO COVER OUR OPERATING COSTS, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE OBTAIN ADDITIONAL FUNDING

         There is substantial doubt about our ability to continue as a going concern due to our Company's losses from operations and the fact that our current liabilities exceed current assets. We anticipate that we will incur net losses for the immediate future. We expect our operating expenses to increase significantly, and, as a result, we will need to generate monthly revenue if we are to continue as a going concern. To the extent that we do not generate revenue at anticipated rates, that we do not obtain additional funding, stock increases in our operating expenses precede or are not subsequently followed by commensurate increases in revenue, or that we are unable to adjust operating expense levels accordingly, we may not have the ability to continue on as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS WHEN NEEDED UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT AND THE PRICE OF OUR COMMON STOCK WILL AFFECT OUR ABILITY TO DRAW DOWN ON THE STANDBY EQUITY DISTRIBUTION AGREEMENT

         Currently, we are dependent upon external financing to fund our operations. Our financing needs are expected to be provided, in large part, by the Standby Equity Distribution Agreement. The amount of each advance under the Standby Equity Distribution Agreement is subject to a maximum amount equal to $600,000. Because of this maximum advance restriction, we may not be able to access sufficient funds when needed. If the market price of our shares of common stock declines, we would be required to issue more shares of common stock in order to draw down the same dollar amount of an advance than if our stock price was higher. Our Articles of Incorporation currently authorize IBX to issue

500,000,000 shares. In the event that it becomes necessary for us to increase our authorized common stock, and we do not obtain shareholder approval to amend our Articles of Incorporation and increase our authorized common stock, we will obtain lower net proceeds under the Standby Equity Distribution if the price of our common stock declines.

         In addition, we are not registering enough shares to draw down the entire $15,000,000 available to us under the Standby Equity Distribution Agreement. Specifically, there is an inverse relationship between the price of our common stock and the number of shares of common stock which will be issued under the Standby Equity Distribution Agreement. Based on our recent stock price of $0.0035, we would have to issue to Cornell Capital Partners 4,373,177,843 shares of our common stock in order to draw down the entire $15,000,000 available to us under the Standby Equity Distribution Agreement. We are registering 25,000,000 shares of our common stock under the Standby Equity Distribution Agreement (plus, based on a recent stock price of $0.0035 per share, an additional 27,941,176 shares being registered under the Compensation Debenture in the principal amount of $190,000 which is a one-time commitment fee pursuant to the Standby Equity Distribution Agreement, plus an additional 200,000,000 shares underlying the Secured Convertible Debenture) in the accompanying registration statement. Based on our recent stock price of $0.0035 and the fact that we are registering 25,000,000 shares of our common stock under the Standby Equity Distribution Agreement in the accompanying registration statement, we could only draw down a maximum gross amount of $85,750 under the Standby Equity Distribution Agreement after paying the one-time commitment fee of $190,000 in the form of a Compensation Debenture to Cornell Capital Partners. Our Articles of Incorporation currently authorize IBX to issue 500,000,000 shares and, as of September 30, 2004, we had 231,654,515 shares of common stock issued and outstanding. In the event we desire to draw down any available amounts remaining under the Standby Equity Distribution Agreement after we have issued the 25,000,000 shares being registered under the Standby Equity Distribution Agreement in the accompanying registration statement, we will have to file a new registration statement to cover such additional shares that we would issue for additional draw downs on the Standby Equity Distribution Agreement. Unless we obtain profitable operations, it is unlikely that we will be able to secure additional financing from external sources other than our Standby Equity Distribution Agreement. Therefore, if we are unable to draw down on our Standby Equity Distribution Agreement, we may be forced to curtail or cease our business operations.

         In addition, pursuant to the terms of Standby Equity Distribution Agreement, Cornell Capital Partners may not own more than 9.9% of our outstanding shares of common stock. In the event Cornell Capital Partners is unable to sell the shares of our common stock that are issued after we receive an advance in order to keep them below 9.9% beneficial ownership, we might not be able to draw down additional funds when needed under the Standby Equity Distribution Agreement. Therefore, if we are unable to draw down on our Standby Equity Distribution Agreement, we may be forced to curtail or cease our business operations.

WE HAVE NEGATIVE WORKING CAPITAL

         We had negative working capital of $1,900,961 at December 31, 2003 and $3,501,525 at June 30, 2004, and continue to need cash for operations. Further, due to the changes in the physical therapy and rehabilitation business, our receivables and the collection cycle have greatly increased thus negatively impacting our cash flow and causing IBX trouble in meeting some of our current obligations. We have relied on significant external financing to fund our operations. As of June 30, 2004, we had $9,823 of cash on hand and $450,535 of restricted cash, total current assets were $664,084, and our total current liabilities were $4,165,609. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing may be required to cover our operating costs. Unless we obtain profitable operations, it is unlikely that we will be able to secure additional financing from external sources. If we are unable to secure additional financing or we cannot draw down on the Standby Equity Distribution Agreement, we believe that we have sufficient funds to continue operations for approximately one month. We estimate that we will require $1,470,588 to fund our anticipated operating expenses for the next 12 months. The sale of our common stock to raise capital may cause dilution to our existing shareholders. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price. Our inability to obtain adequate financing will result in the need to curtail business operations and you could lose your entire investment. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WE NEED ADDITIONAL CAPITAL TO BE SUCCESSFUL, WHICH WILL POTENTIALLY DILUTE THE VALUE OF OUR SHAREHOLDERS' SHARES

         We need substantial capital to execute our business plan. To finance our operations to date, we have relied on private offerings, exercises of warrants, and loans. As of September 30, 2004, we have issued an aggregate of

231,654,515 shares of common stock to finance our operations. We will issue up to an additional 35,000,000 shares if all of the outstanding preferred stock and debentures are converted and all warrants exercised. The terms on which we obtain additional financing, including the exercise of outstanding warrants, may dilute the existing shareholders' investment, or otherwise adversely affect their position. It is also possible that we will be unable to obtain the additional funding we need as and when we need it. If we are unable to obtain additional funding as and when needed, we could be forced to curtail or cease our operations.

OUR ASSETS ARE SUBJECT TO A LIEN, AND IF JUDGMENTS ARE ENTERED AND ENFORCED, IT MAY SHUT DOWN OUR OPERATIONS

         We have granted a lien on all of our assets in connection with a financing transaction. We are current in the repayment obligation and as of September 30, 2004 owed this creditor approximately $56,000. Unless we are successful in repaying this obligation, our business may be shut down if this creditor is able to collect on its judgment.

ALL OF OUR ASSETS ARE SECURING OUR OBLIGATIONS TO CORNELL CAPITAL PARTNER

         Pursuant to the terms contained in that certain Security Agreement dated August 18, 2004, by and between IBX Group and Cornell Capital Partners, all of our obligations under the Securities Purchase Agreement, the Secured Convertible Debenture, the Compensation Debenture, the Investor Registration Rights Agreement, and the Irrevocable Transfer Agent Instructions are secured by all of our assets as of such date or thereafter acquired by us. Accordingly, if we are unable to satisfy any of our obligations under the foregoing agreements, our assets may be foreclosed upon and our business may be shut down.

THERE ARE MANY COMPETITORS IN OUR MARKETS AND WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY AGAINST THEM

         There are many companies that compete with us in both transaction management and physical therapy and rehabilitation businesses. Many of these companies compete with us for hospitals and medical practices, which are our primary customers. We expect competition to continue to increase as there are no substantial barriers to entry in our market. Increased competition could result in reductions in the fees we receive for our services, lower margins or loss of clients. Any of these occurrences could materially and adversely affect our business, financial condition, and/or results of operations. Competition is also likely to increase significantly, not only as new entities enter the market, but also as current competitors expand their services.

         Our ability to compete depends on a number of factors, many of which are outside of our control. These factors include ease of use, timing, and market acceptance of new and enhanced services, and level of sales and marketing efforts. Many of our existing competitors, as well as a number of potential new competitors, have longer operating histories, greater name recognition, existing relationships with pharmaceutical and other healthcare companies, and significantly greater financial, technical and marketing resources than we do. This may allow them to devote greater resources than we can to the development and promotion of their services. These competitors may also engage in more extensive development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies. Our competitors may develop services that are equal or superior to those we provide or that achieve greater market acceptance and brand recognition than we achieve. We may not be able to compete successfully or competitive pressures may have a material adverse effect on our business, results of operations and/or financial condition, which could force us to curtain or cease our business operations.

OUR BUSINESS HAS BEEN CONCENTRATED WITH A FEW CUSTOMERS AND SUPPLIERS

         As of June 30, 2004, our three largest customers accounted for approximately 57% of revenues and 66% of accounts receivable. Consequently, our success is materially dependent on our relationship with these customers and their continued viability.

OUR SUCCESS IS BASED ON INCREASING DEMAND FOR OUR PRODUCTS AND SERVICES

         We depend on the continued demand for outsourcing of health information technology services, on the growing use of the Internet for healthcare commerce and communication, and on favorable general economic conditions. We cannot assure you that our business strategy will be successful or that we will successfully address these risks or difficulties. If we should fail to adequately address any of these risks or difficulties, we could be forced to curtail or cease our business operations.

THE SUCCESS OF OUR NEW PHYSICAL THERAPY AND REHABILITATION CENTERS IS HIGHLY DEPENDENT ON REIMBURSEMENT FROM THIRD-PARTY PAYORS

         Substantially all of our revenues are derived from private and governmental third-party payors such as Medicare, Medicaid, commercial insurers, managed care plans, workers' compensation payors and other private pay revenue sources. There are increasing pressures from many payors to control healthcare costs and to reduce or limit increases in reimbursement rates for medical services. There can be no assurances that payments from government or private payors will remain at levels comparable to present levels. In attempts to limit federal spending, there have been, and we expect that there will continue to be, a number of proposals to limit Medicare reimbursement for various services. We cannot now predict whether any of these pending proposals will be adopted or what effect the adoption of such proposals would have on our business.

OUR NEW PHYSICAL THERAPY/REHABILITATION BUSINESS IS SUBJECT TO EXTENSIVE FEDERAL AND STATE REGULATION THAT CAN AFFECT OUR OPERATIONS

         Our business is subject to extensive federal and state regulation with respect to financial relationships among healthcare providers, physician self-referral arrangements, and other fraud and abuse issues. Penalties for violation of federal and state laws and regulations include exclusion from participation in the Medicare and Medicaid programs, asset forfeiture, civil penalties and criminal penalties, any of which could force us to curtain or cease our business operations. The Office of Inspector General of the Department of Health and Human Services ("DHHS"), the Department of Justice, and other federal agencies interpret healthcare fraud and abuse provisions liberally and enforce them aggressively.

WE NEED TO ENSURE THAT OUR CUSTOMER DATA THAT IS TRANSMITTED ONLINE IS SECURE

         A significant part of our business involves transmitting patient and other healthcare-related data online. We are required to comply with federal and state regulations relating to this data. If a compromise of security were to occur, it could have a material adverse effect on our reputation, business, prospects, financial condition and/or results of operations. We may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. To the extent that our activities involve the storage and transmission of proprietary information, security breaches could damage our reputation and expose us to a risk of loss or litigation and possible liability. There can be no assurance that our security measures will prevent security breaches or that failure to prevent such security breaches will not have a material adverse effect on our business, prospects, financial condition and results of operations, which could force us to curtail or cease our business operations.

WE RELY ON OUR SENIOR MANAGEMENT AND WILL BE HARMED IF ANY OR ALL OF THEM LEAVE

         Our success is dependent on the efforts, experience and relationships of Evan R. Brovenick, Alvin Brovenick, and other essential staff. If any of these individuals become unable to continue in their role, our business or prospects could be adversely affected. Although we have entered into employment agreements with each of our executive officers, we cannot assure you that such individuals will continue in their present capacity for any particular period of time.

FLUCTUATIONS IN OUR OPERATING RESULTS MAY ADVERSELY AFFECT OUR STOCK PRICE AND PURCHASERS OF OUR SHARES OF COMMON STOCK MAY LOSE ALL OR A PORTION OF THEIR INVESTMENT

         Historically, there has been volatility in the market price for our common stock. Our quarterly operating results, the number of shareholders desiring to sell their share, changes in general conditions in the economy, the financial markets or the healthcare industry, or other developments affecting us or our competitors, could cause the market price of our common stock to fluctuate substantially. We expect to experience significant fluctuations in our future quarterly operating results due to a variety of factors. Factors that may adversely affect our quarterly operating results include:

         o the announcement or introduction of new products by us and our competitors;

         o our ability to retain existing clients and attract new clients at a steady rate, and maintain client satisfaction;

         o the amount and timing of operating costs and capital expenditures relating to expansion of our business and operations;

         o  government regulation; and

         o general economic conditions and economic conditions specific to the healthcare industry.

         As a result of these factors, in one or more future quarters, our operating results may fall below the expectations of securities analysts and investors. In this event, the market price of our common stock would likely be materially adversely affected. If the selling shareholders all elect to sell their shares of our common stock at the same time, the market price of our shares may decrease. It is possible that the selling shareholders will offer all of the shares for sale. Further, because it is possible that a significant number of shares could be sold at the same time, the sales, or the possibility thereof, may have a depressive effect on the market price of our common stock.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY

         Our common stock is currently traded on the Over-the-Counter Bulletin Board. Prior to this offering, there has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop. This could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock is thinly traded compared to larger, more widely known companies in our industry. Thinly traded common stock can be more volatile than common stock traded in an active public market. The average daily trading volume of our common stock from approximately June 30, 2004 through September 30, 2004 was 1,970,241 shares. The high and low trading price of our common stock for the last 52 weeks has been $0.17 and $0.0031, respectively. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets, could cause the price of our common stock to fluctuate substantially.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

         Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended. Penny stocks are stock:

         o  with a price of less than $5.00 per share;

         o  that are not traded on a "recognized" national exchange;

         o whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stock must still have a price of not less than $5.00 per share); or

         o stock in issuers with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than $6,000,000 for the last three years.

         Broker-dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker-dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

WE MAY NEED TO AMEND OUR ARTICLES OF INCORPORATION TO AUTHORIZE ADDITIONAL COMMON STOCK IN ORDER TO DRAW DOWN THE ENTIRE $15,000,000 UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT

         Our Articles of Incorporation currently authorize 500,000,000 shares of common stock. We are only registering 25,000,000 shares of our common stock under the Standby Equity Distribution Agreement in the accompanying registration statement, which based on a recent stock price of $0.0035 per share, would result in our being able to receive maximum gross proceeds of $85,750 under the Standby Equity Distribution Agreement. Based on our recent stock price of $0.0035, we would have to issue to Cornell Capital Partners 4,373,177,843 shares of our common stock in order to draw down the entire $15,000,000 available to us under the Standby Equity Distribution Agreement. If this becomes necessary, we will hold a shareholders meeting to seek approval to amend our Articles of Incorporation so as to increase our authorized shares of common stock.

WE MAY BE UNABLE TO MANAGE GROWTH

         Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

         o  establish definitive business strategies, goals and objectives;

         o  maintain a system of management controls; and

         o attract and retain qualified personnel, as well as, develop, train and manage management-level and other employees.

         If we fail to manage our growth effectively, our business, financial condition and/or operating results could be materially harmed, and our stock price may decline.

THE STANDBY EQUITY DISTRIBUTION AGREEMENT COULD HAVE AN ADVERSE EFFECT ON OUR ABILITY TO MAKE ACQUISITIONS WITH OUR COMMON STOCK

         We cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. In addition, we are not registering enough shares to draw down the entire $15,000,000 available under the Standby Equity Distribution Agreement given our recent stock price of $0.0035. At such price, we would have to issue 4,373,177,843 shares to draw down the entire $15,000,000 under the Standby Equity Distribution Agreement. It may be necessary for us to seek approval from our shareholders to increase our authorized common stock so as to permit us to register additional shares of common stock in order to have sufficient authorized shares available to make acquisitions using our common stock. As we issue shares of common stock pursuant to the Standby Equity Distribution Agreement, we may not have sufficient shares of our common stock available to successfully attract and consummate future acquisitions.

SALE OF SHARES ELIGIBLE FOR FUTURE SALE COULD ADVERSELY AFFECT THE MARKET PRICE

         All of the approximate 33,721,527 shares of common stock which are currently held, directly or indirectly, by management have been issued in reliance on private placement exemptions under the Securities Act of 1933, as amended. Such shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Securities Act of 1933, as amended. In general, under Rule 144 a person (or persons whose shares are aggregated), who has beneficially owned shares acquired in a non-public transaction, for at least one year, including persons who may be deemed affiliates of IBX, as defined, would be entitled to sell within any 3-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume during the four calendar weeks preceding such sale, provided that current public information is then available. If a substantial number of the shares owned by these stockholders were sold under Rule 144 or a registered offering, the market price of the common stock could be adversely affected.

                         RISKS RELATED TO THIS OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

         Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Some of our stockholders, including officers and directors, are the holders of "restricted securities". These restricted securities may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144. As of September 30, 2004, approximately 77,490,832 shares of our common stock are deemed restricted.

         Upon completion of this offering, and assuming all shares registered in this offering are resold in the public market, there will be an additional 225,000,000 shares of common stock outstanding. All of these shares of common stock may be immediately resold in the public market upon effectiveness of the accompanying registration statement.

EXISTING SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT AND THE CONVERSION OF CONVERTIBLE DEBENTURES

         The sale of shares pursuant to the Standby Equity Distribution Agreement will have a dilutive impact on our stockholders. At a recent stock price of $0.0035, we would have to issue 4,373,177,843 shares of common stock to draw down the entire $15,000,000 available to us under the Standby Equity Distribution Agreement. We are only registering 25,000,000 shares of our common stock under the Standby Equity Distribution Agreement in the accompanying registration statement. These shares would represent approximately 9.7% of our outstanding common stock upon issuance.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

         The selling stockholders intend to sell in the public market the shares of common stock being registered in this offering. That means that up to 272,193,282 shares of common stock, the number of shares being registered in this offering, may be sold. Such sales may cause our stock price to decline.

CORNELL CAPITAL PARTNERS WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE AND WILL HAVE AN INCENTIVE TO SELL ITS SHARES

         Cornell Capital Partners will purchase shares of our common stock pursuant to the Standby Equity Distribution Agreement at a purchase price that is less than the then-prevailing market price of our common stock. Cornell Capital Partners will have an incentive to immediately sell any shares of IBX common stock that it purchases pursuant to the Standby Equity Distribution Agreement to realize a gain on the difference between the purchase price and the then-prevailing market price of our common stock. To the extent Cornell Capital Partners sells its common stock, our common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress the stock price.

         In addition, pursuant to the Standby Equity Distribution Agreement, Cornell Capital Partners has the ability to sell shares of IBX common stock corresponding to a particular advance notice by IBX even if such shares of common stock have not yet been delivered to Cornell Capital Partners. Such sales may cause our stock price to decline.

THE SALE OF MATERIAL AMOUNTS OF COMMON STOCK UNDER THE ACCOMPANYING REGISTRATION STATEMENT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES

         The significant downward pressure on our stock price caused by the sale of a significant number of shares under the Standby Equity Distribution Agreement could cause our stock price to decline, thus allowing short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock. The presence of short sellers in our common stock may further depress the price of our common stock.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE

         The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

THE ISSUANCE OF SHARES OF COMMON STOCK UNDER THIS OFFERING COULD RESULT IN A CHANGE OF CONTROL

         We are registering 272,193,282 shares of common stock in this offering. These shares represent approximately 54% of our authorized capital stock and would upon issuance represent approximately 60% of the then issued and outstanding common stock and we anticipate all such shares will be sold in this offering. If all or a significant block of these shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to exert significant influence on IBX in an election of directors.

                           FORWARD-LOOKING STATEMENTS

         Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties, and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words, or other variations on these words, or comparable terminology.

         This prospectus contains forward-looking statements, including statements regarding, among other things: (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

         The following table presents information regarding the selling stockholders. A description of each selling stockholder's relationship to IBX and how each selling stockholder acquired or will acquire the shares to be sold in this offering is detailed in the information immediately following this table.

                                                      PERCENTAGE OF
                                                       OUTSTANDING      SHARES TO BE                      PERCENTAGE OF
                                          SHARES          SHARES     ACQUIRED UNDER THE                       SHARES
                                       BENEFICIALLY    BENEFICIALLY    STANDBY EQUITY      SHARES TO BE    BENEFICIALLY
                                       OWNED BEFORE    OWNED BEFORE     DISTRIBUTION       SOLD IN THE     OWNED AFTER
 SELLING SHAREHOLDER                     OFFERING      OFFERING (1)       AGREEMENT          OFFERING      OFFERING (1)
 -------------------                   -------------- -------------  ------------------   ---------------  ------------
 Cornell Capital Partners, L.P. ...... 12,166,677 (2)      4.99%         25,000,000       252,941,176 (3)         0%
 Newbridge Securities Corporation ....  1,470,588              *                 --         1,470,588             0%
 Knightsbridge Holdings, LLC .........  8,400,000          3.63%                 --         8,400,000             0%
 Phoenix Capital Partners, LLC .......  2,400,000         1.036%                 --         2,400,000             0%
 Alexly Resources, LLC ...............  6,000,000         2.590%                 --         6,000,000             0%
 Robert Pozner .......................    981,518              *                 --           981,518             0%
                            TOTAL:     31,418,783         12.25%         25,000,000       272,193,282          0.00%
                                       ==========         =====          ==========       ===========          ====
 * Less than 1%.

(1)      Applicable percentage of ownership is based on 231,654,515 shares of common stock outstanding as of September
         30, 2004, together with securities exercisable or convertible into shares of common stock within 60 days of
         September 30, 2004. Beneficial ownership is determined in accordance with the rules of the U.S. Securities and
         Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of September 30, 2004 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)      The 12,166,677 shares of common stock represent shares underlying a one-time commitment fee in the form of a
         Compensation Debenture in the principal amount of $190,000 pursuant to the Standby Equity Distribution
         Agreement. Please note that the terms of the Compensation Debenture held by Cornell Capital Partners provides that in no extent shall Cornell Capital Partners be entitled to convert the Compensation Debenture for a number of shares which upon giving effect to Conversion, would cause the aggregate number of shares beneficially own by Cornell Capital Partners and its affiliates to exceed 4.99% of the total outstanding shares of IBX following such conversion. We are registering 25,000,000 shares of common stock to be resold by
         Cornell Capital Partners under the Standby Equity Distribution Agreement. In the event we desire to draw down any available amounts remaining under the Standby Equity Distribution Agreement after we have issued the
         25,000,000 shares being registered in the 272,193,282 shares being registered in the accompanying registration statement, we will have to file a new registration statement to cover such additional shares that we would issue for additional draw downs under the Standby Equity Distribution Agreement.

(3)      The total amount of shares to be sold in the offering by Cornell Capital Partners is comprised of: (a)
         27,941,176 shares which are being registered pursuant to the Compensation Debenture in the principal amount of
         $190,000 which was issued as a one-time commitment fee pursuant to the Standby Equity Distribution Agreement,
         (b) 25,000,000 shares under the Standby Equity Distribution Agreement, and (c) 200,000,000 shares which represent the approximate number of shares underlying the Secured Convertible Debentures that may be converted by Cornell Capital Partners. Please note that the terms of the secured Convertible Debenture held by Cornell
         Capital Partners provides that in no event shall Cornell Capital Partners be entitled to convert the secured
         Convertible Debenture for a number of shares which, upon giving effect to the conversion, would cause the aggregate number of shares beneficially owned by Cornell Capital Partners and its affiliates to exceed 4.99%
         of the total outstanding shares of IBX following such conversion. Please also note that for the secured
         Convertible Debenture conversion, we are assuming a market price of $0.01 per share for the Secured
         Convertible Debenture. Because the conversion price may fluctuate based on the market price of our stock, the actual number of shares to be issued upon conversion of the Convertible Debentures may be higher or lower.

         The following information contains a description of each selling stockholder's relationship to IBX and how the selling stockholder acquired the shares to be sold in this offering. The selling stockholders have not held a position or office, or had any other material relationship, with IBX, except as follows:

SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH CORNELL CAPITAL PARTNERS

      o CORNELL CAPITAL PARTNERS. Cornell Capital Partners is the investor under the Standby Equity Distribution Agreement and the holder of the Convertible Debentures. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the Managing Member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with IBX. These transaction are explained below:

      o SECURITIES PURCHASE AGREEMENT. On August 18, 2004, we entered into a Securities Purchase Agreement with Cornell Capital Partners. Pursuant to the Securities Purchase Agreement, IBX may sell to Cornell Capital Partner, and Cornell Capital Partner may purchase from IBX, up to

         $400,000 worth of secured convertible debentures pursuant to the terms contained in the Secured Convertible Debenture. The Securities Purchase Agreement obligates IBX to enter into an Investors Registration Rights Agreement, Escrow Agreement, Irrevocable Transfer Agent Instructions, and Security Agreement, all in connection with the performance of IBX's obligations under the Standby Equity Distribution Agreement and Secured Convertible Debenture, both of which are described below.

      o STANDBY EQUITY DISTRIBUTION AGREEMENT. On August 18, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of our common stock for a total purchase price of up to $15,000,000. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay IBX 98% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Further, Cornell Capital Partners will retain a fee of 5% of each advance under the Standby Equity Distribution Agreement. In connection with the Standby Equity Distribution Agreement, Cornell Capital Partners received a one-time commitment fee in the form of a Compensation Debenture in the principal amount of $190,000 that is convertible into shares of our common stock at a conversion price per share equal to 100% of the lowest volume weighted average price of IBX's common stock, as quoted by Bloomberg, LP, for the three days immediately preceding the conversion date. Based on a recent stock price of $0.0035 per share, the Compensation Debenture would be convertible into 27,941,176 shares of IBX common stock.

         We are registering 25,000,000 shares in this offering that may be resold by Cornell Capital Partners pursuant to the Standby Equity Distribution Agreement in addition to the 27,941,176 shares being registered in this offering in connection with the $190,000 one-time commitment fee in the form of a Compensation Debenture pursuant to the Standby Equity Distribution Agreement.

      o SECURED CONVERTIBLE DEBENTURE. The Secured Convertible Debenture is convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the date of issuance, or (ii) 80% of the average of the lowest daily volume weighted average price of our common stock for the five trading days immediately preceding the conversion date. At maturity, the remaining unpaid principal and accrued interest under the Convertible Debenture shall be, at our option, either paid or converted into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the date of issuance or (ii) 80% of the lowest closing bid price of the common stock for the lowest trading days of the five trading days immediately preceding the conversion date. The Secured Convertible Debenture is secured by all of IBX's assets. The Secured Convertible Debentures accrues interest at a rate of 5% per year and has a 3-year term. In the event the Secured Convertible Debenture is redeemed, then IBX will issue to Cornell Capital Partners a warrant to purchase 50,000 shares for every $100,000 redeemed at an exercise price of 120% of the closing bid price as of August 18, 2004. Cornell Capital Partners purchased the Secured Convertible Debenture from IBX on August 18, 2004. IBX is registering in this offering 200,000,000 shares of common stock underlying the Secured Convertible Debenture. IBX received $200,000 from the issuance of the Secured Convertible Debenture on August 18, 2004, and will receive $200,000 from the issuance of a second Secured Convertible Debenture when we file the accompanying registration statement with the Securities and Exchange Commission.

         There are certain risks related to sales by Cornell Capital Partners, including:

      o The outstanding shares are issued based on a discount to the market price. As a result, the lower the stock price around the time Cornell Capital Partners is issued shares, the greater chance that Cornell Capital Partners gets more shares. This could result in substantial dilution to the interests of other holders of our common stock.

      o To the extent Cornell Capital Partners sells its common stock, our common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress our stock price.

      o The significant downward pressure on the price of our common stock as Cornell Capital Partners sells material amounts of common stocks could encourage short sales by Cornell Capital Partners or others. This could place further downward pressure on the price of our common stock.

      o NEWBRIDGE SECURITIES CORPORATION. Newbridge Securities Corporation is a registered broker-dealer that we engaged to advise us in connection with the Standby Equity Distribution Agreement. Guy Amico makes the investment decisions on behalf of Newbridge Securities Corporation. We paid Newbridge Securities Corporation a fee of $10,000 payable in 1,470,588 shares of our common stock. IBX is registering these shares in this offering.

OTHER SHARES TO BE SOLD

      o KNIGHTSBRIDGE HOLDINGS, LLC. Alyce Schreiber is a control person who makes the investment decisions on behalf of Knightsbridge Holdings. Knightsbridge received its shares of common stock in connection with certain consulting services rendered to IBX and assigned a portion of these shares to each of the three entities/persons noted below. Neither Knightsbridge nor any of the three entities/persons noted below are broker-dealers.

      o PHOENIX CAPITAL PARTNERS, LLC. Jeffrey Sternberg makes the investment decisions on behalf of Phoenix Capital Partners. Phoenix received its shares of IBX common stock pursuant to an assignment by Knightsbridge.

      o ALEXLY RESOURCES, LLC. Heather Burch makes the investment decisions on behalf of Alexly Resources. Alexly received its shares of IBX common stock pursuant to an assignment by Knightsbridge.

      o ROBERT POZNER is a resident of the State of New Jersey. He makes his own investment decisions. Robert Pozner received his shares of IBX common stock pursuant to an assignment by Knightsbridge.

                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and resold from time-to-time by the selling stockholders. There will be no proceeds to us from the resale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners under the Standby Equity Distribution Agreement. The purchase price of the shares purchased under the Standby Equity Distribution Agreement will be equal to 98% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board for the five days immediately following the notice date. IBX will pay Cornell Capital Partners 5% of each advance as an additional fee.

         IBX is registering 25,000,000 shares of common stock for issuance under the Standby Equity Distribution Agreement. At a recent price of $0.0035 per share, IBX would receive gross proceeds of $85,750.

         For illustrative purposes, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Standby Equity Distribution Agreement. The table assumes estimated offering expenses of $85,000 plus 5% retainage payable to Cornell Capital Partners.


Gross Proceeds: ..................   $ 1,000,000    $ 5,000,000    $ 15,000,000
  Less: 5% retainage .............       (50,000)      (250,000)       (750,000)
  Less Offering expenses .........       (85,000)       (85,000)        (85,000)
                                     -----------    -----------    ------------
Net Proceeds .....................   $   865,000    $ 4,665,000    $ 14,165,000
                                     ===========    ===========    ============
USE OF PROCEEDS:
Corporate and Working Capital ....   $   692,000    $ 3,732,000    $ 11,332,000
Acquisitions .....................   $   173,000    $   933,000    $  2,833,000
                                     -----------    -----------    ------------
TOTAL ............................   $   865,000    $ 4,665,000    $ 14,165,000
                                     ===========    ===========    ============


         IBX has represented to Cornell Capital Partners that the net proceeds IBX receives under the Standby Equity Distribution Agreement will be used for general corporate purposes and acquisitions. In no event will the net proceeds IBX receives under the Standby Equity Distribution Agreement be used by IBX for the payment (or loaned to any such person for the payment) of any judgment, or other liability, incurred by any executive officer, officer, director or employee of IBX, except for any liability owed to such person for services rendered, or if any judgment or other liability is incurred by such person originating from services rendered to IBX, or IBX has indemnified such person from liability.

                                    DILUTION

         The net tangible book value of IBX as of June 30, 2004 was ($3,428,637) or ($0.03) per share of common stock outstanding on June 30, 2004. Net tangible book value per share is determined by dividing the tangible book value of IBX (i.e., total assets less total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to IBX, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under the Standby Equity Distribution Agreement. The amount of dilution will depend on the offering price and number of shares to be issued under the Standby Equity Distribution Agreement. The following example shows the dilution to new investors at an offering price of $0.00343 per share, which is 98% of a recent share price of $0.0035.

         If we assume that IBX had issued 4,373,177,843 shares of common stock under the Standby Equity Distribution Agreement (i.e., the maximum number of shares needed in order to draw down the entire $15,000,000 available under the Standby Equity Distribution Agreement), at an assumed offering price of $0.003430 per share, less retention fees of $750,000 and offering expenses of $85,000, our net tangible book value as of June 30, 2004 would have been $9,492,641 or $0.002112 per share (note, however, that at an offering price of $0.00343 per share, based on the number of shares registered in this offering under the Standby Equity Distribution Agreement (i.e., 25,000,000), IBX would only receive gross proceeds of $85,750). Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.040907 per share and an immediate dilution to new stockholders of $0.001318 per share. The following table illustrates the per share dilution:

Assumed public offering price per share ................               $0.003430
Net tangible book value per share before this offering . $(0.038795)
Increase attributable to new investors ................. $ 0.040907
                                                         ----------
Net tangible book value per share after this offering ..               $0.002112
                                                                       ---------
Dilution per share to new stockholders .................               $0.001318
                                                                       =========

         The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

     ASSUMED                 NO. OF SHARES TO BE        DILUTION PER SHARE TO
  OFFERING PRICE                  ISSUED (1)                NEW INVESTORS
  --------------                  ----------                -------------
    $0.003430                   4,373,177,843                $0.0013180
    $0.002573                   5,830,903,790                $0.0009775
    $0.001715                   8,746,355,685                $0.0006440
    $0.000858                  17,492,711,370                $0.0003185

      (1) IBX is registering 25,000,000 shares of common stock issued pursuant to the Standby Equity Distribution Agreement.

                      STANDBY EQUITY DISTRIBUTION AGREEMENT

         SUMMARY. On August 18, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of our common stock for a total purchase price of up to $15,000,000. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay us 98% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners will retain a fee of 5% of each advance under the Standby Equity Distribution Agreement. We also paid Cornell Capital Partners a one-time commitment fee pursuant to the Standby Equity Distribution Agreement in an amount equal to $190,000, which was paid by the issuance of a Compensation Debenture in the principal amount of $190,000.

         In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation received a fee of $10,000 paid in 1,470,588 shares of our common stock. IBX is registering 25,000,000 shares of common stock for the Standby Equity Distribution Agreement pursuant to the accompanying registration statement. The costs associated with this registration will be borne by us. There are no other significant closing conditions to draws under the Standby Equity Distribution Agreement.

         STANDBY EQUITY DISTRIBUTION AGREEMENT EXPLAINED. Pursuant to the Standby Equity Distribution Agreement, we may periodically sell shares of common stock to Cornell Capital Partners to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every seven trading days with a maximum of $600,000 per advance. A closing will be held six trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners will pay the advance amount.

         We may request advances under the Standby Equity Distribution Agreement once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $15,000,000 or 24 months after the effective date of the accompanying registration statement, whichever occurs first.

         The amount of each advance is limited to a maximum draw down of $600,000 every seven trading days. At a recent stock price of $0.0035, we would have to issue 174,927,114 shares of common stock to Cornell Capital Partners to draw down the maximum advance amount of $600,000. The amount available under the Standby Equity Distribution Agreement is not dependent on the price or volume of our common stock. Our ability to request advances are conditioned upon our registering the shares of common stock with the Securities and Exchange Commission. In addition, we may not request advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners owning more than 9.9% of our outstanding common stock. We do not have any agreements with Cornell Capital Partners regarding the distribution of such stock, although Cornell Capital Partners has indicated that it intends to promptly sell any stock received under the Standby Equity Distribution Agreement.

         We cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Based on our recent stock price of $0.0035 and that we are registering 25,000,000 shares of our common stock under the Standby Equity Distribution Agreement in the accompanying registration statement, we could draw down a maximum gross amount of $85,750 under the Standby Equity Distribution Agreement. These 25,000,000 shares would represent approximately 9.7% of our outstanding common stock upon issuance. We are registering 25,000,000 shares of common stock to be resold by Cornell Capital Partners pursuant to Standby Equity Distribution Agreement.

         You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Standby Equity Distribution Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Standby Equity Distribution Agreement for a given advance. The issuance of a larger number of shares under the Standby Equity Distribution Agreement may result in a change of control. That is, if all or a significant block of such shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to assume control of IBX by electing its or their own directors.

         You should also be aware that in order for us to utilize the full $15,000,000 available under the Standby Equity Distribution after the conversion of the $400,000 Secured Convertible Debentures, it may be necessary for our shareholders to approve an increase in our authorized common stock and for us to register additional shares of common stock. This is currently the case based on our stock price of $0.0035 as of September 30, 2004. IBX is authorized in its Articles of Incorporation to issue up to 500,000,000 shares of common stock. As of September 30, 2004, IBX had 231,654,515 shares of common stock outstanding. IBX is registering 25,000,000 shares of common stock hereunder to be issued under the Standby Equity Distribution Agreement.

         Proceeds under the Standby Equity Distribution Agreement will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of advances we intend to draw.

         We expect to incur expenses of approximately $85,000 in connection with this registration, consisting primarily of professional fees. In connection with the Standby Equity Distribution Agreement, we paid Cornell Capital Partners a one-time commitment fee in the form of a Compensation Debenture in the principal amount of $190,000 that is convertible into shares of our common stock at a price per share equal to 100% of the lowest volume weighted average price of IBX's common stock, as quoted by Bloomberg, LP, for the three days immediately preceding the conversion date. In addition, we issued 1,470,588 shares of common stock to Newbridge Securities Corporation, a registered broker-dealer, as a placement agent fee in connection with the Standby Equity Distribution Agreement.

                              PLAN OF DISTRIBUTION

         The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders, and with the exception of Cornell Capital Partners as principal or through one or more underwriters, brokers, dealers or agents from time-to-time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or
(ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933, as amended, in connection with the sale of common stock under the Standby Equity Distribution Agreement. Cornell Capital Partners will pay us 98% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the five days immediately following the advance date. In addition, Cornell Capital Partners will retain 5% of each advance under the Standby Equity Distribution Agreement. The 2% discount, the 5% retention, and the one-time commitment fee in the form of a Compensation Debenture in the principal amount of $190,000, are all underwriting discounts. We engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation received $10,000, which was paid by the issuance of 1,470,588 shares of our common stock. Pursuant to a Placement Agent Agreement, Newbridge Securities Corporation provided services consisting of reviewing the terms of the Standby Equity Distribution Agreement and advising us with respect to those terms. The Placement Agent Agreement is coterminous with and will terminate upon the same terms as the Standby Equity Distribution Agreement.

         Cornell Capital Partners was formed in February of 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support our stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

         In consideration of Cornell Capital Partners' execution and delivery of the Standby Equity Distribution Agreement, IBX will indemnify Cornell Capital Partners, and all of its officers, directors, partners, employees and agents, from and against any and all actions, causes of actions, suits, claims, losses, costs, penalties, fees, liabilities and damages incurred by the indemnified party as a result of, or relating to: (i) any misrepresentation or breach of any representation or warranty made by IBX in the Standby Equity Distribution Agreement or Registration Rights Agreement in connection therewith or any other document contemplated thereby; (ii) any breach of any covenant, agreement or obligation of IBX contained in the Standby Equity Distribution Agreement or the Registration Rights Agreement executed in connection therewith or any other document contemplated thereby; or (iii) any cause of action, suit or claim brought against such indemnified party and arising out of or resulting from the execution, delivery, performance or enforcement of the Standby Equity Distribution Agreement or any document in connection therewith.

         Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all 50 states. In addition, in certain states the shares of common stock in this offering may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         We will pay all the expenses incident to the registration, offering, and sale of the shares of common stock to the public hereunder other than commissions, fees, and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. These offering expenses consist of a Securities and Exchange Commission registration fee of $120.75, printing and engraving fees and expenses of $2,500, accounting fees and expenses of $20,000, legal fees and expenses of $50,000, and miscellaneous expenses of $12,379.25. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement.

         The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934, as amended, will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. The selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

         The following information should be read in conjunction with the consolidated financial statements of IBX and the notes thereto appearing elsewhere in this filing. Statements in this "Management's Discussion and Analysis" and elsewhere in this prospectus that are not statements of historical or current fact constitute "forward-looking statements." For an overview of IBX, please see the section of this prospectus entitled "Description of the Business," which follows this section.

OVERVIEW

         IBX was organized under the laws of the State of Florida in July of 1997 as VidKid Distribution, Inc. to own, distribute and produce children's intellectual properties. In February of 2001, we were spun-off from our parent company, emailthatpays.com, Inc. On September 25, 2001, VidKid acquired all of the outstanding capital stock of Primed Technologies, Inc., a Delaware corporation, in a stock-for-stock exchange. Primed was organized under the laws of the State of Florida on February 4, 1999 as a limited liability company and converted into a corporation in the State of Delaware on January 1, 2000. Primed's shareholders, Evan Brovenick and David Blechman, received 11,550,000 shares or approximately 81% of the outstanding common stock of VidKid on a fully diluted basis. VidKid's name was concurrently changed to "IBX Group, Inc."

         We are engaged in providing administrative services such as accounting, billing and collection, and claims. We develop and deploy innovative, cost-effective methods for integrating financial, administrative and information services for the healthcare industry. During the last two years, we significantly expended our capabilities. Our business initially focused on healthcare transaction services, primarily assisting providers with billing and collection of receivables. We have since added expertise in regulatory compliance, transcription services, staffing and technology solutions. We have devoted significant resources towards developing various strategic partnerships and opportunities to better address the needs of the healthcare marketplace. These investments in our product development and infrastructure resulted in significant expenditures and we are now starting to recognize new revenue from these initiatives.

         IBX operates five divisions:

         o IBX TECHNOLOGIES, which enables healthcare organizations to maximize their accounts receivables;

         o FLORIDA HEALTHSOURCE, a network of physical therapy and wellness centers

         o MEDICOMPLIANT SOLUTIONS, which ensures medical practices' compliance with today's complex legal requirements;

         o IBX TRANSCRIPTION SERVICES, which offers physicians quick turn-around and Web-accessible progress reports; and

         o NURSESSTAT, which deploys leading-edge staffing administration technology to healthcare facilities and provides cost-effective temporary staffing solutions.

         IBX also recently re-launched SPORTSHEALTHNET.COM and THENETDIGEST.COM, interactive Web portals providing patients with comprehensive healthcare information and advice, and increasing physician referrals.

         Our Florida HealthSource subsidiary recently opened a multi-disciplinary clinic in a medical center in Boca Raton, Florida. The healthcare clinic will offer physical therapy, occupational medicine, pain management, chiropractic care and wellness services. The new clinic is part of IBX's strategic plan to capitalize on the emerging "wellness" trend in healthcare by bringing these various services under one roof. Florida HealthSource centers will also serve as a showcase for IBX's menu of products and services specially designed for the healthcare industry. Florida HealthSource provides case managers and adjusters with a statewide referral network of over 100 pre-approved, qualified service providers for their insured patients. This allows the payer to control its costs by sending the patients to providers with negotiated fees.

         An aggregate of 11,550,000 shares of IBX held by Evan Brovenick and David Blechman, our principal officers, and the assets of certain of our operating subsidiaries are subject to a creditor's lien. Failure to comply with the terms and conditions of the related loan documents could result in a default and the forfeiture of these shares and/or assets to the lender.

GOING CONCERN

         Our independent auditors have added an explanatory paragraph in connection with the December 31, 2003 financial statements, which stated that IBX's current liabilities at such time exceeded IBX's current assets. These conditions give rise to substantial doubt about IBX's ability to continue as a going concern. IBX's ability to fully commence its operation and generate revenues or its ability to obtain additional funding will determine its ability to continue as a going concern. Our financial statements do not include any adjustments that might result form the outcome of this uncertainty.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

         REVENUE RECOGNITION

         IBX follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin No. 104 for revenue recognition. In general, IBX records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of IBX.

         Revenue derived from billing and collections and administrative services is recognized at the completion of the service performed. For billing and collection services, IBX receives a commission from the customer based on a percentage of amounts actually collected. Revenues are recognized as a net amount equal to the percentage commission once the customer's receivable had been received. Software application revenue (from licensing) is recognized in accordance with the terms of the specific agreements.

         Maintenance and support revenues are recognized over the term of the related agreements.

         IBX's Florida HealthSource ("FHS") subsidiary primarily acts as a referral network for physical therapy patients who are referred by insurance carriers. Revenue from providing physical therapy services was recognized upon completion of the patient services and was recorded net of amounts due to service providers for the fiscal year ended December 31, 2002. In 2003, IBX reevaluated this revenue recognition policy of the Florida HealthSource subsidiary and determined that it qualifies for the use of the Gross Method under EITF 99-19, "Recording Revenues Gross as a Principal versus Net as an Agent". The cumulative effect of the change in accounting principal was not material.

         Revenues from providing medical staffing application services will be recognized as services are provided.

         Customer prepayments from outsourced legal compliance services are deferred and recognized as earned over the service period.

         STOCK-BASED COMPENSATION

         IBX accounts for stock options issued to employees in accordance with the provisions of the Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts are amortized over the respective vesting periods of the option grant. IBX adopted the disclosure provisions of the Federal Accounting Standard Board's ("FASB's") Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair valued based method defined in SFAS No. 123 had been applied.

         IBX accounts for stock options and stock issued to non-employees for goods or services in accordance with the fair value method of SFAS No. 123.

         None of these policies had any material or substantial effect upon our operations.

NEW ACCOUNTING PRONOUNCEMENTS

         In December of 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure." Statement No. 148 provides alternative methods of transition to SFAS No. 123's fair value method of accounting for stock-based employee compensation. It also amends the disclosure provisions of SFAS No. 123 and APB Opinion No. 28, "Interim Financial Reporting", to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. SFAS No. 148's amendment of the transition and annual disclosure requirements of SFAS No. 123 are effective for fiscal years ending after December 15, 2002. SFAS No. 148's amendment of the disclosure requirements of APB Opinion No. 28 is effective for interim periods beginning after December 15, 2002. The implementation of SFAS No. 148 is not expected to have a material effect on IBX's financial statements.

         In January of 2003, the EITF finalized a consensus on Issue No. 02-16, "Accounting by a Customer (Including a Reseller) for Cash Consideration Received from a Vendor." The Task Force concluded that cash consideration in excess of specific identifiable costs, including sales incentives, allowances, discounts, coupons, rebates and price reductions, when meeting certain criteria, constitute a reduction in vendor price, and should therefore be reflected as a reduction in cost of sales when the related merchandise is sold. The EITF concluded that this literature should be applied to new arrangements, including modifications of existing arrangements, entered into after December 31, 2002. We adopted EITF 02-16 as of January 1, 2003. The adoption of EITF 02-16 had an immaterial impact on our consolidated financial position and results of operations.

         In May of 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. In addition, SFAS No. 150 requires an issuer to classify certain instruments with specific characteristics described in it as liabilities. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The implementation of SFAS No. 150 is not expected to have a material effect on IBX's financial statements.

         None of these policies had any material or substantial effect upon IBX's operations.

RESULTS OF OPERATIONS

         For financial reporting purposes, IBX operates in two reportable business segments: healthcare transaction management and technology services (collectively, "administrative services"); and physical therapy and rehabilitation services.

         FOR THE THREE MONTHS ENDED JUNE 30, 2004, AS COMPARED TO THE THREE MONTHS ENDED JUNE 30, 2003

         REVENUE

         Revenue for the three months ended June 30, 2004 was $78,372 compared with $979,672 for the three months ended June 30, 2003. This decrease was the result of a decrease in collections on behalf of customers under service contracts, and the fact that we are experiencing cash flow problems and accordingly have decreased our marketing and advertising budgets which has curtailed new business activity.

         EXPENSES

         Our total operating expenses were $1,619,899 for the three months ended June 30, 2004 as compared to $1,251,642 for the three months ended June 30, 2003, an increase of $368,257. This resulted primarily from the costs associated with increased staffing levels, as well as an increase in professional fees related to our SEC filings and filings of our registration statement on Form SB-2.

         NET INCOME (LOSS)

         The net loss for the three months ended June 30, 2004 was $1,723,184 as compared to a net loss of $299,107 for the three months ended June 30, 2003, an increase of $1,424,077. This increase in loss resulted primarily from decreased collections on behalf of our customers, reduced marketing and advertising efforts as a result of our budget in these areas being decreased, and higher expenses associated with increased staffing levels and professional fees.

         FOR THE SIX MONTHS ENDED JUNE 30, 2004, AS COMPARED TO THE SIX MONTHS ENDED JUNE 30, 2003

         REVENUE

         Revenues for the six months ended June 30, 2004 were $404,871 as compared to revenues for the six months ended June 30, 2003 of $2,205,483, a decrease of $1,800,612 or 81.6%. Revenues from our health transaction management and technology segment decreased to $318,311 for the six months ended June 30, 2004 as compared to $1,815,310 for the six months ended June 30, 2003, a decrease of $1,496,999. The decrease was attributable to the following:

         o a decrease in collections on behalf of customers under IBX's service contracts. Our collection rate has decreased as we wind-up certain portfolios. With the addition of new portfolios, we expect our revenue to increase in the third and fourth quarters of 2004. Additionally, in June of 2003, Hilco modified their service agreement with us. The modification of this agreement had an adverse effect on our revenues.

         o we are currently experiencing cash flow problems and, accordingly, have decreased our marketing and advertising budget.

         In July of 2004, in connection with a reconciliation of patient accounts and collections for one of our customers, we calculated that based on our collection efforts, we believe that we are owed in excess of $1,400,000 in commission income. Although persuasive evidence of an arrangement exists, services have been rendered, and the sales price to the customer is fixed or determinable, collectability is not reasonably assured. Accordingly, we have not recorded revenue related to these collections. We are in negotiations with this customer and expect to collect these funds in the near future; however, collection is not assured. Revenues from our physical therapy and rehabilitation services segment decreased to $86,560 for the six months ended June 30, 2004 as compared to $390,173 for the six months ended June 30, 2003, a decrease of $303,613. The decrease was attributable to abandonment of our Jacksonville, Florida office, the closing of our Jacksonville clinic, and a lack operating capital to properly operate our other facilities.

         EXPENSES

         Operating expenses were $3,068,506 for the six months ended June 30, 2004 as compared to $2,424,364 for the six months ended June 30, 2003, an increase of $644,142. IBX's operating results for the 6-month period were materially impacted by costs associated with several acquisitions that were consummated during 2003, including Florida HealthSource, IBX Transcription, NursesSTAT, and MediCompliant, while the core business also recorded a loss due to expenses in closing the Jacksonville facility, marketing expenses, and non-cash charges due to the sale of debenture instruments and issuance of $400,000 of promissory notes for services and related 40,000,000 warrants for services, and non-cash penalties incurred related to our loans payable.

         Salaries and payroll taxes were $1,018,227 for the six months ended June 30, 2004 as compared to $1,020,094 for the six months ended June 30, 2003. Salaries, which consist of salaried and hourly employees, include staff used for our administrative services, our technical development staff, marketing staff and office personnel, and clinic staff. Overall, for the six months ended June 30, 2004, salary and payroll expenses decreased by $1,867. The decrease is attributable to an increase in staff related to our physical therapy and rehabilitation segment and increased staff related to our acquisitions during the 2003 period offset by a decrease in staff in the second quarter of fiscal 2004 due to the reduction of staff in order to cut our operating expenses. We expect that this expense will be lower in the third and fourth quarters of 2004.

         Depreciation and amortization expense for the six months ended June 30, 2004 was $71,943 as compared to $77,321 for the six months ended June 30, 2003. We regularly review the carrying value of our assets and a loss is recognized when the unamortized costs are deemed unrecoverable based on the estimated cash flows to be generated from the applicable assets.

         Consulting expense was $85,892 for the six months ended June 30, 2004 as compared to $0 for the six months ended June 30, 2003. During the six months ended June 30, 2004, we recorded non-cash consulting expense related to debenture agreements of $84,447.

         Professional fees were $182,333 for the six months ended June 30, 2004 as compared to $140,534 for the six months ended June 30, 2003, an increase of $41,799 or 29.7%. We experienced an increase in professional fees related to our SEC filings and the filing of our registration statement on Form SB-2.

         Rent expense was $183,917 for the six months ended June 30, 2004 as compared to $187,950 for the six months ended June 30, 2003, a decrease of $4,033. Currently, we offset our rent expense by subleasing office space to certain entities on a month-to-month basis. In July of 2004, we relocated our offices to a smaller space in order to cut our rent expense.

         For the six months ended June 30, 2004, we recorded bad debt expense of $223,735 related to receivables for which collections may be doubtful.

         Other selling, general and administrative expenses, which include advertising, insurance, contract labor, stock-based compensation expense, travel and entertainment, telephone, and other expenses, were $1,302,459 for the six months ended June 30, 2004 as compared to $998,465 for the six months ended June 30, 2003. In May of 2004, we issued to our chief executive officer 7,500 shares of Series B Preferred Stock convertible into 15,000,000 shares of common stock. The preferred shares were value at the quoted trading price of the underlying 15,000,000 shares of common stock of $375,000 or $0.025 per common share and charged to operations. This increase was offset by a decrease in outside services and other expenses due to cost cutting measures.

         Interest expense was $791,435 for the six months ended June 30, 2004 as compared to $45,842 for the six months ended June 30, 2003. The increase was attributable to charges recorded due to the beneficial conversion of our notes payable and debentures payable and a default penalty on a promissory note of $309,654 and $248,571 in 2004 and 2003, respectively. Additionally, in 2004, we defaulted on our installment agreement with the U.S. Internal Revenue Service relating to unpaid payroll taxes. In connection with this default, interest and penalty expense related to the unpaid payroll taxes was recorded in the amount of $116,000.

         NET INCOME (LOSS)

         As a result of the foregoing, IBX's net loss for the six months ended June 30, 2004 was $3,455,070 as compared to a net loss of $264,723 for the six months ended June 30, 2003, an increase of $3,190,347.

         FOR THE YEAR ENDED DECEMBER 31, 2003, AS COMPARED TO THE YEAR ENDED DECEMBER 31, 2002

         REVENUE

         Revenue is generated from our administrative services, including accounting, billing and collection, claims processing and information management, and from our physical therapy and rehabilitation business. Revenue for the year ended December 31, 2003 was $3,327,852 as compared to revenue for the year ended December 31, 2002 of $3,220,104. The increase was primarily due to revenue of $2,480,717 from the core business compared to $3,145,504 in 2002 revenue of $643,400 from our physical therapy business compared to $74,600 in 2002, and new revenue of $203,735 from three of the acquired companies in 2003, as we shifted our focus towards these new segments.

         EXPENSES

         Operating results for 2003 were materially impacted by the start-up costs for the several acquisitions that were consummated during 2002 and 2003, including Florida HealthSource, IBX Transcription, NursesSTAT, and MediCompliant, while the core business also recorded a loss due to expenses in closing the Jacksonville facility and marketing expenses. IBX expects that these new businesses will increase revenues and lower expenses in 2004. Approximately 80% of our operating expenses related to the healthcare transaction management and technology services, and physical therapy and rehabilitation services, while approximately 85% of the expenses related to that segment.

         Salaries and payroll taxes were $2,301,790 for 2003 as compared to $1,300,563 for 2002. Salaries, which consist of salaried and hourly employees, include staff used for our administrative services, our technical development staff, marketing staff and office personnel. Overall, our salary and payroll expense increased $1,001,227. During 2003, we increased our employee count from 29 to 47.

         Depreciation and amortization expense for 2003 was $172,374 as compared to $115,826 for 2002 due to an increase in depreciable assets from additions primarily in IBX's subsidiary, Florida HealthSource and NursesSTAT. We regularly review the carrying value of our assets and a loss is recognized when the unamortized costs are deemed unrecoverable based on the estimated cash flows to be generated from the applicable assets. During the fourth quarter of 2003, we recognized an impairment charge of $592,604 primarily from the NursesSTAT, Florida HealthSource, IBX Transcription Services and Theratouch transactions due to the level of revenues and cash flows from these businesses in 2003.

         Professional fees were $274,185 for the year ended December 31, 2003 as compared to $191,106 for the year ended December 31, 2002. The increase was attributable to higher legal and accounting fees as a result of the acquisition activity and increased reporting applicable to public companies.

         Rent expense was $446,829 for the year ended December 31, 2003 as compared to $230,275 for the year ended December 31, 2002. The increase related to the new leases for the Florida HealthSource facilities and the remainder for scheduled rent increases in existing facilities. We have offset our rent expense by subleasing office space to certain entities on a month-to-month basis. Due to our growth and need for additional space, reductions in rent expense due to sublease income has decreased.

         Other selling, general and administrative expenses, which include contract labor, travel and entertainment, insurance, provider expenses, and other expenses, were $1,696,843 for the year ended December 31, 2003 as compared to $1,077,836 for the year ended December 31, 2002. The increase was primarily due to marketing expenses and additional personnel as operations expanded.

         Additional increases were attributable to increased advertising, health insurance expense, and commissions offset by a decrease in outside services and other expenses due to cost cutting measures. The physical therapy and rehabilitation services segment did not exist in the prior period.

         Consulting expense was $1,022,268 in 2003 compared to $0 in 2002. This amount primarily consisted of one-time expenses relating to the issuance of stock and fees for exercise of warrants. It is expected that this amount will decrease in 2004.

         Total expenses from operations in 2003 were $6,506,893 compared to $2,915,606 in 2003. Loss from operations for 2003 was $3,243,811 compared to income from operations of $304,498 in 2002.

         During 2002, we recognized a gain on settlement of debt of $289,662 for our loan to Mr. Dudziak as part of the loan described below.

         Interest expense was $354,742 for the year ended December 31, 2003 as compared to $430,867 for the year ended December 31, 2002. The decrease was attributable to the fact that we renegotiated our primary loan to more favorable terms in October of 2002, reducing our interest rate from 25% to 12.5% and had a lower principal amount outstanding in 2003 as we paid down principal. Additionally, we entered into an installment agreement with the U.S. Internal Revenue Service in October of 2002 relating to unpaid payroll taxes. In connection with this installment agreement, interest expense related to the unpaid payroll taxes has decreased.

         NET INCOME (LOSS)

         As a result of the foregoing, we reported a net loss of $3,598,563 for the year ended December 31, 2003 as compared to net income of $163,293 for the year ended December 31, 2002.

         LIQUIDITY AND CAPITAL RESOURCES

         During the first-part of 2004, our overall performance continued to be hampered due to continuing inadequacy of funding to meet our needs to, among other things, ramp-up sales and deploy our services. In 2003, we received approximately $3,088,428 in proceeds from the exercise of our warrants. During the six months ended June 30, 2004, we received proceeds of $200,000 from the sale of convertible debentures, proceeds of $119,000 from the sale of common stock, proceeds of $100,000 from the sale of Series B preferred stock, and proceeds of $60,975 from the exercise of warrants. We are currently experiencing a cash shortage, which has effected our operations. Our ability to continue as a going concern is dependent upon our ability to attain a satisfactory level of profitability, have access to suitable financing, satisfy our contractual obligations with creditors on a timely basis and develop further revenue sources.

         At June 30, 2004, we had a stockholders' deficit of $3,428,637. We have an accumulated deficit from losses of $9,869,011. Our operations during 2004 have been funded from loans from third parties amounting to $362,523 and from the sale of stock of $219,000. These funds were used for working capital and capital expenditures.

         We entered into an installment agreement with the U.S. Internal Revenue Service in October of 2002 relating to unpaid payroll taxes through June of 2002, which requires us to pay $12,000 per month for 84 months. We have incurred additional payroll tax liabilities subsequent to June 30, 2002 which have been accrued on the accompanying balance sheet. We are currently in default under this agreement. Additionally, we have accrued penalties and interest on payroll tax liabilities incurred subsequent to June 30, 2002. At June 30, 2004, accrued payroll taxes and penalties aggregated to $1,880,993.

         We have no other material commitments for capital expenditures. Other than cash generated from our operations, exercise of warrants, loans and advances from shareholders, we have no external sources of liquidity.

         We may not have sufficient cash flow from operations to sufficiently meet all of our cash requirements for the next 12 months. Our future operations and growth is dependent on our ability to raise capital for expansion, and to seek additional revenue sources.

         Net cash used in operations during the six months ended June 30, 2004 was $(887,918) as compared net cash used in operations of $(429,251) for the six months ended June 30, 2003. The increase in cash used was primarily a result of net losses for the six months ended June 30, 2004 of $3,455,070, offset by non-cash items such as stock-based compensation of $595,693, beneficial interest and penalties recorded on debentures and loans payable of $574,708, and an increase in our allowance for doubtful accounts of $207,354, as well as increases in accounts receivable, increases in accounts payable, and increases in payroll taxes payable and related interest.

         Net cash used in investing activities during the six months ended June 30, 2004 was $30,464 relating to the purchase of property and equipment of $18,020 and an increase in restricted cash of $12,444 compared to net cash used in investing activities of $112,198 for the six months ended June 30, 2003 relating to the purchase of property and equipment.

         Net cash provided by financing activities for the six months ended June 30, 2004 was $906,072 as compared to net cash provided by financing activities of $572,814 for the six months ended June 30, 2003. During the six months ended June 30, 2004, we received proceeds from the sale of common stock of $119,000, proceeds from the sale of Series B preferred stock of $100,000, proceeds from increased loan borrowings of $362,523, proceed from advances from related parties of $121,414, proceeds from the exercise of warrants of $60,975, and an increase in checks outstanding in excess of bank balances of $217,848, offset by loan repayments of $75,688. During the six months ended June 30, 2003, we received proceeds from the exercise of warrants of $826,900 offset by a decrease in checks outstanding in excess of bank balances of $18,596, and loan repayment of 235,036.

         During 2004, we entered into a line of credit agreement with a financial institution pursuant to which we can borrow up to $450,000. Interest is payable on the outstanding principal balance at an annual rate of prime. The loan is payable on demand and at June 30, 2004, $450,000 was outstanding. The line is secured cash deposits at a financial institution, which is reflected as restricted cash.

         We believe that our working capital will improve as our profitability improves and as we pay-off certain debt settlements. Nevertheless, we can provide no assurance as to our future profitability or access to capital markets, or successful re-negotiation of existing debt.

         In February of 2004, we issued two convertible notes in the aggregate amount of $374,000. We also sold $100,000 of units consisting of shares of convertible preferred stock and warrants.

         On August 18, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically issue and sell shares of our common stock for a total purchase price of $15,000,000. If we request advances under the Standby Equity Distribution Agreement, Cornell Capital Partners will purchase shares of common stock of IBX for 98% of the lowest volume weighted average price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the advance notice date. Cornell Capital Partners will retain 5% of each advance under the Standby Equity Distribution Agreement. We may not request advances in excess of a total of $15,000,000. The maximum of each advance is equal to $600,000. There is an inverse relationship between the price of our common stock and the number of shares of common stock which will be issued under the Standby Equity Distribution Agreement. Based on our recent stock price of $0.0035, we would have to issue to Cornell Capital Partners 4,373,177,843 shares of our common stock in order to draw down the entire $15,000,000 available to us under the Standby Equity Distribution Agreement. We are registering 25,000,000 shares of our common stock under the Standby Equity Distribution Agreement in the accompanying registration statement. Based on our recent stock price of $0.0035, and that we are registering 25,000,000 shares of our common stock under the Standby Equity Distribution Agreement in the accompanying registration statement, we could draw down a maximum amount of $85,750 under the Standby Equity Distribution Agreement. Our Articles of Incorporation currently authorize IBX to issue 500,000,000 shares of common stock and, as of June 30, 2004, we had 120,437,877 shares of common stock issued and outstanding and 382,053 common shares issuable and outstanding. In the event we desire to draw down any available amounts remaining under the Standby Equity Distribution Agreement after we have issued the 25,000,000 shares being registered in the accompanying registration statement, we will have to seek stockholder approval for an increase in our authorized common stock and file a new registration statement to cover such additional shares that we would issue for additional draw downs under the Standby Equity Distribution Agreement.

         On August 18, 2004, we issued a secured Convertible Debenture to Cornell Capital Partners in the principal amount of $200,000. The Convertible Debenture accrues interest at the rate of 5% per year. At IBX's option, the entire principal amount and all accrued interest can be either: (i) paid to the holder of the Convertible Debenture on its third-year anniversary or (ii) converted into shares of IBX common stock. The Convertible Debenture is convertible into shares of our common stock at a price per share that is equal to the lesser of: (i) an amount equal to 120% of the closing bid price of our common stock as of the date of the Convertible Debenture or (ii) an amount equal to 80% of the average of the lowest daily volume weighted average price of our common stock for the five trading days immediately preceding the conversion date. The Convertible Debenture accrues interest at a rate of 5% per year and is convertible at the holder's option. The Convertible Debenture has a term of 3 years and is secured by all of our assets. At IBX's option, the Convertible Debenture may be paid in cash or converted into shares of our common stock unless converted earlier by the holder. Except after an event of default, as set forth in the secured Convertible Debenture, the holder is not entitled to convert such debenture for a number of shares of our common stock in excess of that number of shares which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially held by such holder and its affiliated to exceed 4.99% of our outstanding shares of common stock. After we file a registration statement with the Securities and Exchange Commission registering the shares of common stock underlying the Convertible Debenture, we will issue a second secured Convertible Debenture to Cornell Capital Partners in the principal amount of $200,000 upon the same terms and conditions as the first secured Convertible Debenture above.

         On August 18, 2004, we issued a convertible Compensation Debenture to Cornell Capital Partners in the principal amount of $190,000. The Compensation Debenture accrues interest at the rate of 5% per year. At IBX's option, the entire principal amount and all accrued interest can be either: (i) paid to the holder of the Convertible Debenture on the third-year anniversary of the Convertible Debenture or (ii) converted into shares of IBX common stock. The Compensation Debenture is convertible into shares of our common stock at a price per share equal to 100% of the lowest volume weighted average price of IBX's common stock, as quoted by Bloomberg, LP, for the three days immediately preceding the conversion date. Based on a recent stock price of $0.0035 per share, the Compensation Debenture would be convertible into 27,941,176 shares of IBX common stock. The Compensation Debenture has a term of three years. At IBX's option, the Compensation Debenture may be paid in cash or converted into shares of our common stock unless converted earlier by the holder. Except after an event of default, as set forth in the Compensation Debenture, the holder is not entitled to convert such debenture for a number of shares of our common stock in excess of that number of shares which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially held by such holder and its affiliated to exceed 4.99% of our outstanding shares of common stock.

         We may not have sufficient cash flow from operations to sufficiently meet all of our cash requirements for the next 12 months. Our ability to continue as a going concern is dependent upon our ability to attain a satisfactory level of profitability, have access to suitable financing, satisfy our contractual obligations with creditors on a timely basis, and develop further revenue sources. In August of 2004, we commenced negotiations with creditors to convert debt into equity. As of September 30, 2004, no agreements have been reached.

                             DESCRIPTION OF BUSINESS

         IBX develops and deploys innovative, cost-effective methods for integrating financial, administrative and information services for the healthcare industry. IBX operates five divisions:

         o IBX TECHNOLOGIES, which enables healthcare organizations to maximize their accounts receivables;

         o FLORIDA HEALTHSOURCE, a network of physical therapy and wellness centers;

         o MEDICOMPLIANT SOLUTIONS, which ensures medical practices' compliance with today's complex legal requirements;

         o IBX TRANSCRIPTION SERVICES, which offers physicians quick turn-around and Web-accessible progress reports; and

         o NURSESSTAT, which deploys leading-edge staffing administration technology to healthcare facilities and provides cost-effective temporary staffing solutions.

         IBX also recently relaunched SPORTSHEALTHNET.COM and THENETDIGEST.COM, interactive Web portals providing patients with comprehensive healthcare information and advice, and increasing physician referrals.

IBX TECHNOLOGIES

         IBX Technologies creates and deploys innovative solutions for the healthcare industry, including equipment integral to the operations of IBX Transcription Services, and technology used for the development of paperless offices, medical record management and storage, inventory control, and other developing applications.

         IBX Technologies has created online order entry/inventory control systems, hand-held wireless PC applications and other interactive, real-time applications that help reduce administrative paperwork and expedite data input and updating. With the help of IBX Technologies, healthcare providers are now able to access current inventory or billing files from their office workstations or wireless hand-held devices, and instantly update operating and accounting files.

         IBX also developed an Internet-enabled application for patient functional capacity evaluations, which is now available at Florida HealthSource clinics and other physical therapy centers nationwide.

         In addition, this division operates IBX's core business, accounts receivables management, which enables a wide array of hospital-based physician groups, large medical practices and ancillary healthcare organizations to achieve their financial objectives. Through work-flow analysis, reporting and online access to data, IBX Technologies seeks to enhance communication between all involved parties. By reducing administrative costs, IBX strives to provide solutions that help healthcare organizations meet their revenue goals and improve overall patient satisfaction. The division is continuing to promote the outsourcing of self-pay receivables, a more labor-intensive segment of accounts receivable management.

FLORIDA HEALTHSOURCE

         IBX is the owner of Florida HealthSource, LLC, a statewide network of healthcare clinics and a workers' compensation referral network for rehabilitation services throughout Florida. During 2003, Florida HealthSource brought several existing clinics under management, and in early-2004, opened a multi-disciplinary healthcare facility in Boca Raton, Florida that offers physical therapy, occupational medicine, pain management and chiropractic care. The new clinic is part of IBX's strategic plan to capitalize on the emerging "wellness" trend in healthcare by bringing these various services under one roof. Florida HealthSource centers will also serve as showcases for IBX's menu of products and services specially designed for the healthcare industry. IBX recently acquired a pulmonary rehabilitation clinic in Delray Beach, Florida and is exploring opportunities in several other medical disciplines.

         In addition, Florida HealthSource also provides comprehensive healthcare services in the areas of chronic pain and job-related injuries, meeting the needs of Florida's employers and payers. Its mission is to reduce lost time and medical and indemnity costs by combining board-certified pain management physicians, physical and occupational therapists, transportation and translation services at locations throughout Florida. Florida HealthSource has been established as the preferred provider network for more than 450,000 employees throughout the state of Florida.

         Since its acquisition by IBX, Florida HealthSource has entered into two new vendor agreements, including a contract that establishes IBX as a preferred physical and occupational therapy vendor for a major U.S. retailer. In January of 2003, Florida HealthSource entered into a contract with First Health Group Corp., the largest directly contracted medical network for workers' compensation, group health and government in the U.S. In March of 2003, this division received national referral status through a contract with CorVel Corp., a California-based independent provider of leading-edge managed care services and solutions for workers' compensation, group health and auto insurance markets.

         Florida HealthSource provides case managers and adjusters with a statewide referral network of over 100 pre-approved, qualified service providers for their insured patients. This allows the payer to control its costs by sending the patients to providers with negotiated fees.

MEDICOMPLIANT SOLUTIONS

         IBX's MediCompliant Solutions division is a healthcare legal services organization that seeks to enable healthcare providers to achieve and maintain compliance with today's increasingly complex government regulations. IBX is currently focused on providing legal expertise regarding the comprehensive patient privacy and portability requirements of the Health Insurance Portability and Accountability Act ("HIPAA") and the new electronic billing standards required for Medicare reimbursement.

         In February of 2003, MediCompliant Solutions entered into an agreement with Paris Health Services, a developer of comprehensive EDI transaction and compliance software for the healthcare industry, to provide hospitals, large physician groups and ancillary healthcare organizations access to all general Medicare compliance risk areas identified by the U.S. Office of the Inspector General, as well as the wide-ranging issues covered by the HIPAA privacy and security standards. This agreement, together with a new, more competitive pricing structure, has allowed MediCompliant Solutions to offer cost-effective compliance "insurance policies" to healthcare providers

         MediCompliant Solutions also makes available several products to help healthcare providers create paperless offices, as well as document their efforts to comply with HIPAA and Medicare regulations. These include an electronic tablet that captures patient signatures upon arrival at doctors' offices and on all standard forms, and "HIPAAdb", an Internet-based tracking system to facilitate healthcare compliance.

IBX TRANSCRIPTION SERVICES

         IBX Transcription Services offers healthcare providers complete medical transcription and dictation services, and provides a platform for IBX's digital online dictation/transcription product and document management service, along with the workflow services associated with it. IBX offers several unique features that differentiate it from its competitors, including compliance with all current healthcare legislation, including HIPAA and Medicare regulations, and state-of-the-art technology that gives users several options in dictating and retrieving medical records.

         IBX offers physicians substantial savings by eliminating the need for an in-house transcriptionist; a secure web-based application providing file upload, tracking and download capabilities; archiving of original voice dictation files; archiving of transcribed reports; and an event log of both outgoing and incoming Internet transfers.

NURSESSTAT

         The mission of IBX's NursesSTAT division is two-fold: to help hospitals manage nurses more effectively and, in so doing, to improve working conditions for nurses. Hospitals find it labor-intensive and difficult to schedule nurses, and rely extensively on expensive outside staffing agencies to fill increasing vacant positions. NursesSTAT offers a technological solution to this ongoing issue: an Internet-enabled, automated system that puts nurses and hospitals together, allowing hospitals to better utilize their own nursing pools, reduce dependence on staffing agencies and provide nurses with greater autonomy and job satisfaction. The system has been received very positively because it allows nurses to set their own supplemental schedules and avoid disruptive phone calls, and allows hospitals to lower costs. Hospitals are then able to redirect some of these available funds to nurse recruitment and retention programs.

SPORTSHEALTHNET.COM

         IBX owns SportsHealthNet.com, an interactive Web portal that attracts high levels of consumer traffic by providing comprehensive healthcare information and advice, and helps participating physicians increase the number of referrals to their practices. SportsHealthNet specializes in sports medicine-related issues and provides information regarding exercise, nutrition and ways to prevent common injuries, as well as links to other health-related sites. An interactive forum gives consumers 24x7 access to sports medicine professionals and allows them to receive personalized replies to specific health questions.

         SportsHealthNet has been integral to the success of IBX's Florida HealthSource division, which maintains a statewide referral network with access to 450,000 Florida residents. SportsHealthNet provides orthopedic surgeons, chiropractors, physical therapists and other healthcare providers with a source of additional referrals, helping them to potentially increase their visibility and maximize revenue.

         A newly upgraded SportsHealthNet.com is equipped with a number of new features, including a format that allows physicians to advertise their services, an exclusive membership program, and sophisticated e-commerce capabilities that enables consumers to purchase sports and sports injury-related products. IBX has also launched an integrated marketing campaign designed to increase traffic to the site, as well as maximize commissions and e-commerce fees.

SALES AND MARKETING

         The current marketing focus for our financial, administrative and technology services is the 14,000-plus physician market in the South Florida area. We believe that the majority of these practices are not currently using Windows-based practice management software, but many have made the transition to outsourcing their medical document management needs. We believe that physicians are trained to concentrate on the professional rather than business aspects of their practices. They do, however, appear to recognize that their income is being limited by the prevailing healthcare system while their cost of doing business has increased substantially and, consequently, they are becoming more-and-more receptive to the types of cost-effective solutions we offer.

         We intend to continue to offer our services through physician office administrators and hospital accounts receivable managers who make most service provider selection decisions. We believe that administrators are often over-worked, underpaid and looking for reasonable means to increase their productivity while decreasing the time demands with which they are faced. These practices typically pay between $75,000 to $350,000 annually for their current suite of services.

         We also intend to expand our target market geographically and through a segment-oriented approach by contacting hospitals and large physician groups outside the South Florida market in areas that we can already demonstrate expertise, results and third-party endorsements.

         A formal marketing campaign, consisting of a full-service website, a variety of printed materials and public relations outreach, is in place, and we are continuing to maintain word-of-mouth referrals from medical professionals, attorneys and accountants within the healthcare industry. In addition, we are in the early stages of a nationwide public relations and marketing campaign to create awareness of our TheraTouch and ActiPatch products.

CONCENTRATION OF CUSTOMERS

         As of June 30, 2004, our three largest customers accounted for approximately 57% of 2004 consolidated revenues and 66% of consolidated accounts receivable. Consequently, our success is materially dependent on our relationship with these customers and their continued viability. We are not reliant on any single vendor.

COMPETITION

         The market for medical business solutions is highly competitive and is characterized by rapidly changing technology, evolving user needs, and frequent introduction of new products. Each of our products and services have material competition from other companies, however we believe that few, if any, of our competitors offer their clients the comprehensive services available from us.

         Our principal competitors in the practice management market include WebMD and ProxyMed, which have substantial reputations in the Internet medical services market. However, we believe that they do not concentrate on providing primary services such as accounts receivable management, billing and collections processing or standard day-to-day operational services designed to increase physicians' profits. In addition, many well-known accounting and consulting firms have entered into the medical practice management market by advertising business management services specifically to physicians on the basis that their expertise can enhance physician receivable collections and better manage their work flow. We view these companies as significant competitors in a market where knowing physician nuances requires extreme sensitivity, empathy and understanding of their dynamic work environment.

         There are many companies offering physical therapy and rehabilitation services in Florida, ranging from large companies, like HealthSouth, to single office centers owed by chiropractors and physical therapists. IBX believes that the most important issue in obtaining new business is the source of referral, which is often from a physician or an insurance company.

         We believe that competition will continue to increase as a result of a number of factors, including the aging of baby boomers and their resulting medical-related needs, the growth of the Internet and physicians' evolving awareness of what the Internet can do for their business, and the continuing consolidation of Internet companies' services. We believe that the primary factors affecting competition in our markets include:

         o  product functionality,

         o  performance, flexibility and features,

         o  use of open standards technology,

         o  quality of service and support,

         o  reputation,

         o  product and service pricing, and

         o  overall cost of ownership.

         Government Regulation And Healthcare Reform

         The healthcare industry is subject to changing political, economic and regulatory influences that may affect the procurement practices and operations of healthcare organizations. Our products are designed to function within the structure of the healthcare financing and reimbursement system currently being used in the U.S. During the past several years, the healthcare industry has been subject to an increase in governmental regulation of, among other things, reimbursement rates.

         Proposals to reform the U.S. healthcare system have been and will continue to be considered by the U.S. Congress. These programs may contain proposals to increase governmental involvement in healthcare and otherwise change the operating environment for our existing and potential customers. Healthcare organizations may react to these proposals and the uncertainty surrounding those proposals by curtailing or deferring investments, including those for our products and services. On the other hand, changes in the regulatory environment have in the past increased and may continue to increase the needs of healthcare organizations for cost-effective information management and thereby potentially enhance the marketability of our products and services. We cannot predict what impact, if any, such proposals or healthcare reforms might have on our results of operations, financial condition, and business.

RELATIONSHIPS WITH PHYSICIANS AND OTHER PROVIDERS

         Various state and federal laws regulate relationships among providers of healthcare services, including employment or service contracts and investment relationships. These restrictions include a federal criminal law prohibiting (a) the offer, payment, solicitation or receipt of remuneration by individuals or entities to induce referrals of patients for services reimbursed under the Medicare or Medicaid programs; or (b) the leasing, purchasing, ordering, arranging for or recommending the lease, purchase or order of any item, good, facility or service covered by such programs (the "Fraud and Abuse Law"). In addition to federal criminal sanctions, violators of the Fraud and Abuse Law may be subject to significant civil sanctions, including fines and/or exclusion from the Medicare and/or Medicaid programs.

         In 1991, the Office of the Inspector General ("OIG") issued regulations describing compensation arrangements which are not viewed as illegal remuneration under the Fraud and Abuse Law (the "1991 Safe Harbor Rules"). The 1991 Safe Harbor Rules create certain standards ("Safe Harbors") for identified types of compensation arrangements which, if fully complied with, assure participants in the particular arrangement that the OIG will not treat that participation as a criminal offense under the Fraud and Abuse Law or as the basis for an exclusion from the Medicare and Medicaid programs or an imposition of civil sanctions.

         In 1992, regulations were published in the Federal Register implementing the OIG sanction and civil money penalty provisions established in the Fraud and Abuse Law. The regulations provide that the OIG may exclude a Medicare provider from participation in the Medicare Program for a five-year period upon a finding that the Fraud and Abuse Law has been violated. The regulations provide that if one purpose of remuneration that is offered, paid, solicited or received is to induce referrals, then the statute is violated. The regulations also provide that after the OIG establishes a factual basis for excluding a provider from the program, the burden of proof shifts to the provider to prove that it has not violated the Fraud and Abuse Law.

         The OIG closely scrutinizes healthcare joint ventures involving physicians and other referral sources. In 1989, the OIG published a Fraud Alert that outlined questionable features of "suspect" joint ventures, and has continued to rely on such Fraud Alert in later pronouncements. The 1991 Safe Harbor Rules do not expand the scope of activities that the Fraud and Abuse Law prohibits, nor do they provide that failure to fall within a Safe Harbor constitutes a violation of the Fraud and Abuse Law; however, the OIG has indicated that failure to fall within a Safe Harbor may subject an arrangement to increased scrutiny.

         The so-called "Stark II" provisions of the Omnibus Budget Reconciliation Act of 1993 amended the federal Medicare statute to prohibit the making by a physician of referrals for "designated health services" including physical therapy, occupational therapy, radiology services or radiation therapy, to an entity in which the physician has an investment interest or other financial relationship, subject to certain exceptions. In January of 1998, the Department of Health and Human Services (the "DHHS") published proposed regulations (the "Proposed Stark Regulations") under the Stark II statute and solicited comments thereon. On January 4, 2001, the DHHS published final regulations relating to part of the Stark II statute (the "Phase I Final Stark Regulations") and announced its intention to publish a second "Phase II" set of regulations covering the remainder of the statute and responding to comments received on the Phase I Final Stark Regulations at some unspecified future date. The Phase I Final Stark Regulations, which differ substantially in many respects from the Proposed Stark Regulations, had a specified effective date of January 4, 2002. In addition, a number of states have passed or are considering statutes which prohibit or limit physician referrals of patients to facilities in which they have an investment interest. IBX's current businesses are exempt from the above statutes since no physician has any direct interest in any of its facilities.

THE HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT OF 1996

         In an effort to combat healthcare fraud, Congress included several anti-fraud measures in the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"). HIPAA, among other things, amends existing crimes and criminal penalties for Medicare fraud and enacts new federal healthcare fraud crimes. HIPAA also expands the Fraud and Abuse Law to apply to all federal healthcare programs, defined to include any plan or program that provides health benefits through insurance that is funded by the federal government. Under HIPAA, the Secretary of the DHHS (the "Secretary") may exclude from the Medicare program any individual who has a direct or indirect ownership or control interest in a healthcare entity that has been convicted of a healthcare fraud crime or that has been excluded from the Medicare program. HIPAA directs the Secretary to establish a program to collect information on healthcare fraud and abuse to encourage individuals to report information concerning fraud and abuse against the Medicare program and provides for payment of a portion of amounts collected to such individuals. HIPAA mandates the establishment of a Fraud and Abuse Program, among other programs, to control fraud and abuse with respect to health plans and to conduct investigations, audits, evaluations, and inspections relating to the delivery of and payment for healthcare in the U.S.

         HIPAA prohibits any person or entity from knowingly and willfully committing a federal healthcare offense relating to a health care benefit program. Under HIPAA, a "health care benefit program" broadly includes any private plan or contract affecting interstate commerce under which any medical benefit, item, or service is provided to any individual. Among the federal health care offenses prohibited by HIPAA are healthcare fraud and making false statements relative to healthcare matters. Any person or entity that knowingly and willfully defrauds or attempts to defraud a healthcare benefit program or obtains by means of false or fraudulent pretenses, representations or promises, any of the money or property of any healthcare benefit program in connection with the delivery of healthcare services is subject to a fine and/or imprisonment. In addition, HIPAA provides that any person or entity that knowingly and willfully falsifies, conceals or covers up a material fact or makes any materially false or fraudulent statements in connection with the delivery of or payment of healthcare services by a healthcare benefit plan is subject to a fine and/or imprisonment.

         HIPAA further expands the list of acts which are subject to civil monetary penalties under federal law and increases the amount of civil penalties which may be imposed. HIPAA provides for civil fines for individuals who retain an ownership or control interest in a Medicare or Medicaid participating entity after such individuals have been excluded from participating in the Medicare or Medicaid program. HIPAA further provides for civil fines for individuals who offer inducements to Medicare or Medicaid eligible patients if the individuals know or should know that their offers will influence the patients to order or receive items or services from a particular provider, practitioner or supplier.

         In addition, HIPAA mandates, for all healthcare providers, standardization in the use, storage, and transfer of electronically transmitted healthcare data and also requires that healthcare providers, payors and clearinghouses adopt detailed new procedures for ensuring the privacy and security of individually identifiable health information. In August of 2000, the DHHS published final regulations adopting standards for electronic transactions and for code sets to be used in those transactions. Those regulations have a specified effective date of October 16, 2002 for most providers, including us. In December of 2000, the Department released final regulations establishing standards for the privacy of individually identifiable health information. The final privacy regulations, which differ substantially from previously proposed regulations, impose significant limitations on the use and disclosure of individually identifiable health information by providers, including us, as well as payors and clearinghouses. The final regulations take effect in April of 2003. The final privacy regulations have been significantly criticized by many parts of the healthcare industry, and further changes in such regulations or delays in their implementation are possible.

         Compliance with the HIPAA privacy and electronic standards regulations will require significant changes in current information and claims processing practices utilized by most healthcare providers, although we believe we are compliant at this time.

         We cannot predict whether other regulatory or statutory provisions will be enacted by federal or state authorities which would prohibit or otherwise regulate relationships which we have established or may establish with other healthcare providers or the possibility of materially adverse effects on its business or revenues arising from such future actions. We believe, however, that we will be able to adjust our operations so as to be in compliance with any regulatory or statutory provision that may be applicable.

INTELLECTUAL PROPERTY

         We seek to protect our proprietary information through nondisclosure agreements with our employees. Our policy is to have employees enter into nondisclosure agreements containing provisions prohibiting the disclosure of confidential information to anyone outside IBX, requiring disclosure to us of any new ideas, developments, discoveries or inventions conceived during employment, and requiring assignment to IBX of proprietary rights to such matters that are related to our business.

         We also rely on a combination of trade secrets, copyright and trademark laws, contractual provisions and technical measures to protect our rights in various proprietary methodologies, systems and products and knowledge bases. We believe that because of the rapid pace of technological change in the healthcare industry, trade secret and copyright protection are less significant than factors such as the knowledge, ability, experience and integrity of our employees, frequent product enhancements, and the timeliness and quality of support services.

         Although we believe that our products do not infringe on the intellectual property rights of others, we cannot assure you that such a claim will not be asserted against us in the future. If asserted, such a claim could cause us to lose revenues and/or incur substantial litigation expense.

EMPLOYEES

         As of December 31, 2003, we had 47 full-time employees, of which three were executive, three were administrative, and three were technical employees. No employees are presently represented by any labor unions. We believe our relations with our employees to be good, however additional employees will need to be recruited to meet our growth projections.

RECENT DEVELOPMENTS

         IBX Diagnostics, Inc., a joint venture between Medical Capital Group, LLC and IBX Technologies, Inc., has a contract as a premiere distributor of the in2itTM, in-office, blood-testing device created by Provalis Diagnostics. The machine has received final approval from the U.S. Food and Drug Administration. This approval should allow our aggressive sales and distribution plans to take effect immediately. IBX Diagnostics will market an administrative component to the users of the product and add additional diagnostic equipment to its distribution network.

         As a result of an extensive internal cost review, we plan on selling or closing any under-performing subsidiaries or segments. In an effort to reduce labor expenses and overhead throughout IBX, we will commit our selves to the most current and potentially profitable segments of the healthcare industry.

                                   MANAGEMENT

         The following persons are members of our board of directors and/or executive officers, in the capacities indicated, as of September 30, 2004:

     NAME          AGE                         POSITION
     ----          ---                         --------

Evan Brovenick     43     President, Chief Executive Officer, and Chairman of
                          the Board
David Blechman     53     Vice President, Secretary, and Director
Alvin Brovenick    73     Principal Financial and Accounting Officer, and
                          Director
Mitchell Hershey   45     Director

         The directors hold office until the next annual meeting of the shareholders and until their successors have been duly elected or qualified. Officers hold their positions at the will of the board of directors, absent any employment agreement. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of IBX's affairs.

EVAN R.  BROVENICK

         Mr. Brovenick has been Chairman of the Board, President and Chief Executive Officer since the acquisition of PriMed in September of 2001 and was a founder, President and Chief Executive Officer of PriMed and its predecessors since its inception in 1999. From January of 1994 until March of 1999, Mr. Brovenick served as the Director of Marketing and Business Development for ManageMed, a healthcare services company.

DAVID J.  BLECHMAN

         Mr. Blechman has been Vice President, Secretary, and Director since the acquisition of PriMed in September 2001 and was a founder, President and Chief Executive Officer of PriMed and its predecessors since its inception in 1999. From January of 1994 until March of 1999, Mr. Blechman served as the Director of Technical Services for ManageMed.

ALVIN BROVENICK

         Mr. Brovenick has served as a member of IBX's board of directors since its inception. Mr. Brovenick served a materially similar role with PriMed LLC prior to its merger with PriMed. During the immediately preceding five years, in addition to his roles with PriMed and its predecessors, Mr. Brovenick served as the Treasurer of ManageMed. He is the father of Evan Brovenick, PriMed's founder and President. Mr. Brovenick is a retired certified public accountant. Mr. Brovenick also serves as IBX's Principal Financial and Accounting Officer.

MITCHELL HERSHEY

         Mr. Hershey has served as a member of IBX's board of directors since June of 2004. He is currently the Director of Field Operations for Zimmerman & Partners of Fort Lauderdale, Florida. Prior to this position which he has held for the past two years, Mr. Hershey spent 1996 through 2000 at Saatchi & Saatchi Advertising in New York, as General Manager for Toyota Motors, U.S. Previous positions have included advertising and marketing for corporations like Proctor & Gamble, General Mills, Dr. Pepper, Hertz, Budget Rent A Car, RJ Reynolds, Hueblein, Pabst Brewing and Club Med. Mr. Hershey holds an MBA in Marketing from Pace University in New York City and a B.S. in Management from the University of Florida.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange commission initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. Such persons are required by SEC regulations to furnish us copies of all Section 16(a) forms they file.

         Based on available information, IBX believes that all filings by our officers, directors, and 10% shareholders with respect to Section 16(a) are current.

CODE OF ETHICS

         IBX has adopted a formal code of ethics that applies to our principal executive officer and principal accounting officer, and all other officers, directors and employees of IBS. This code of ethics is being filed with the SEC as an exhibit to the accompanying registration statement.

COMMITTEES

         IBX currently has no audit committee because there is only one independent director, Mitchell Hershey, who does not qualify as a financial expert. The Board of Directors will form an audit committee at such time as there are at least two independent directors.

                                               SUMMARY COMPENSATION TABLE

                                    ANNUAL COMPENSATION                        LONG-TERM COMPENSATION
                              -------------------------------   -------------------------------------------------------
                                                                         AWARDS                      PAYOUTS
                                                                -------------------------   ---------------------------
                                                                RESTRICTED    SECURITIES
                                                 OTHER ANNUAL     STOCK       UNDERLYING                    ALL OTHER
 NAME AND PRINCIPAL           SALARY    BONUS    COMPENSATION    AWARD(S)    OPTIONS/SARS   LTIP PAYOUTS   COMPENSATION
 POSITION              YEAR     ($)      ($)         ($)           ($)           (#)            ($)            ($)
 -------------------   ----   ------    -----    ------------   ----------   ------------   ------------   ------------
        (A)             (B)     (C)      (D)         (E)           (F)           (G)            (H)            (I)
Evan Brovenick,        2003        --   87,000    12,586 (1)    14,700 (2)        --             --             --
President and Chief    2002   125,000       --    15,476 (1)            --        --             --             --
Executive Officer      2001   100,000       --    15,000 (1)            --        --             --             --

David Blechman,        2003   125,000       --     7,996 (1)    14,000 (3)        --             --             --
Vice President         2002   125,000       --    12,359 (1)            --        --             --             --
                       2001   100,000       --    15,000 (1)            --        --             --             --

 ---------------
(1) Includes car allowance, health coverage and life insurance.
(2) Represents 210,000 shares valued at $0.07 per share.
(3) Represents 200,000 shares valued at $0.07 per share.

         The following table contains information regarding options granted during the year ended December 31, 2003 to IBX's named executive officers.

                                                OPTION/SAR GRANTS TABLE

                                                       % TOTAL OPTIONS/SARS
                            NO. OF SECURITIES        GRANTED TO EMPLOYEES IN
                         UNDERLYING OPTIONS/SARS      YEAR ENDED DECEMBER 31       EXERCISE OR BASE
                                 GRANTED                       2003                    PRICE
 NAME                              (#)                          (%)                ($ PER SHARE)        EXPIRATION DATE
 ----                    -----------------------      -----------------------      ----------------     ---------------
 Evan Brovenick,
 President and Chief
 Executive Officer                 --                          --                        --                   --

 David Blechman,
 Vice President                    --                          --                        --                   --


         The following table contains information regarding options exercised in the year ended December 31, 2003, and the number of shares of common stock underlying options held as of December 31, 2003, by IBX's named executive officers.

                                           AGGREGATED OPTIONS/SAR EXERCISES
                                               IN LAST FISCAL YEAR AND
                                          FISCAL YEAR END OPTIONS/SAR VALUES

                                                          NUMBER OF SECURITIES UNDERLYING      VALUE OF UNEXERCISED
                                                             UNEXERCISED OPTIONS/SARS        IN-THE-MONEY OPTIONS/SARS
                         SHARES ACQUIRED                             AT FY-END                       AT FY-END
                               ON              VALUE       -----------------------------    ---------------------------
                            EXERCISE         REALIZED                   (#)                             ($)
                         ---------------     --------      -----------------------------    ---------------------------
 NAME                          (#)              ($)        EXERCISABLE     UNEXCERSIABLE    EXERCISABLE   UNEXCERSIABLE
 ----                    ---------------     --------      -----------     -------------    -----------   -------------
 Evan Brovenick,
 President and Chief
 Executive Officer             --               --              --               --              --             --

 David Blechman,
 Vice President                --               --              --               --              --             --

STOCK OPTION GRANTS IN THE PAST FISCAL YEAR

         No options were granted to the executive officers named above in 2003.

COMPENSATION OF DIRECTORS

         We do not currently pay any compensation to our outside directors.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, AND CHANGE IN CONTROL ARRANGEMENTS

         On December 19, 2001, we entered into an employment agreement with Evan Brovenick for a period ending on December 31, 2006. Mr. Brovenick's responsibilities involve all services, acts, or things necessary or advisable to serve as IBX's President and Chief Executive Officer including but not limited to assistance in establishing our policies and strategic planning, identifying potential acquisition candidates, assisting in financial planning and capital formation, and overseeing our day-to-day operations.

         As compensation for his services, Mr. Brovenick received an annual base compensation of $125,000 in 2003. Subject to board approval, the annual base salary in each succeeding year will be equal to at least 110% of the annual base salary from the prior year.

         In addition to the monthly compensation, Mr. Brovenick was issued 6,600,000 shares of our common stock that vest only if during the term of Mr. Brovenick's employment, we have a net pre-tax profit of at least $1.00 as determined by our year-end audited financial statements. Until such time as the shares have vested, Mr. Brovenick will have no right to vote the shares nor may he have the right to pledge, encumber, hypothecate or in any way transfer these shares. These shares vested as a result of the 2002 financial results. Mr. Brovenick will also be entitled to such other bonuses based upon our performance as determined in the sole and absolute discretion of the board of directors; will be offered health insurance coverage at no cost; be entitled to participate in such employee benefit programs as are offered to other employees; and be entitled to annual paid vacation. Mr. Brovenick will also be reimbursed for out-of-pocket expenses incurred by him in the performance of his duties. We have the right to terminate the agreement for good cause or by reason of Mr. Brovenick's disability on 30 days' prior written notice to Mr. Brovenick. As used in the agreement, "disability" means Mr. Brovenick's inability caused by mental or physical illness to satisfactory perform his obligations and duties for a consecutive period in excess of 120 days during the term of the agreement or for a period of 180 out of a total of 360 work days; and, "good cause" means any breach by Mr. Brovenick of his obligations under the agreement, habitual neglect of duties, continued incapacity or inability to perform the obligations set forth in the agreement or the conviction of any felony. If Mr. Brovenick is terminated for any other reason than good cause, we will be obligated to pay Mr. Brovenick a severance payment equal to the greater of $100,000 or the remaining sums due under the agreement. The agreement also contains non-competition and confidentiality provisions.

         David Blechman's agreement is identical to Mr. Brovenick's except that he has not been granted any restricted stock as compensation for services, only as a year-end bonus, like other IBX employees.

OTHER COMPENSATION

         There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of IBX in the event of retirement at normal retirement date as there is no existing plan provided for or contributed to by IBX. No remuneration is proposed to be paid in the future directly or indirectly by IBX to any officer or director since there is no existing plan, which provides for such payment, including a stock option plan.

                             DESCRIPTION OF PROPERTY

         Our principal place of business is located at 350 Jim Moran Boulevard, Deerfield Beach, Florida, 33442. This is an office park setting where others businesses are administrative or professional in nature. We occupy approximately 10,000 square feet of space pursuant to a lease ending on August 31, 2005. The rent is currently $21,700 per month. We lease three Florida HealthSource facilities in Boca Raton, Delray Beach, and Oakland Park. The aggregate annual rent is approximately $200,000 and the leases expire at various times from 2006 to 2008.

                                LEGAL PROCEEDINGS

         We are not a party to any material litigation, nor are we aware of any potential material litigation, other than as set forth below.

SECURITIES AND EXCHANGE COMMISSION SUBPOENA

         In June of 2003, Evan Brovenick, IBX's President and Chief Executive Officer, received a subpoena from the SEC in an investigation entitled "In the Matter of Yankee Companies, LLC and Leonard M. Tucker". The requested information related to transactions between Tucker, Yankee, and IBX as well as information relating to press releases issued by IBX in connection therewith. IBX provided all of the information requested by the SEC. Since the information was supplied, IBX has not had any contact with the SEC's Division of Enforcement but understands that the investigation is ongoing. At this time, IBX and Mr. Brovenick do not know if either is a subject of said investigation or a witness.

WILLIAM DUDZIAK V. PRIMED TECHNOLOGIES, L.L.C., EVAN BROVENICK, ET. AL., CASE NO. CL 00-7488AO

         Mr. Dudziak loaned PriMed approximately $870,000 on November 28, 1999, repayment of which was secured by all ownership interests in PriMed L.L.C. The proceeds of the loan were used by PriMed to repurchase the PriMed stock held by Primus Physician Services. A lawsuit was filed against PriMed, L.L.C., Evan Brovenick, Natalie Brovenick, Alvin Brovenick, Susan Brovenick and David Blechman. It was originally agreed between the parties that this money would be paid back within 30 days.

         Since the defendants failed to repay the money in a timely fashion, in 2001 a stipulation of settlement was executed between the parties whereby it was agreed that Mr. Dudziak would suspend the litigation pending efforts by PriMed and Evan Brovenick to comply with certain terms set forth in the stipulation. IBX did not stay current with that agreement. In October of 2002, IBX made a payment of $275,000 and the parties entered into an amended settlement agreement effective November 7, 2002 whereby Dudziak agreed to dismiss his action. Pursuant to the terms of that agreement, IBX is obligated to make certain monthly payments. IBX has made approximately $370,000 in payments under the amended settlement agreement; however, IBX is currently in default under that agreement. A default under the amended settlement agreement gives Mr. Dudziak the right to file an affidavit ex parte and obtain a judgment for the full amount owed under the amended settlement agreement ($870,000) less any payments already made by IBX (approximately $370,000). Pursuant to the amended settlement agreement, Mr. Dudziak has a lien and perfected security interest on all of the assets of IBX Technologies, Inc., which is IBX's primary operating subsidiary, and on 11,550,000 shares of IBX common stock owned by Evan Brovenick and David Blechman. IBX anticipates repaying the entire remaining balance by December 31, 2004 at which point all obligations under the amended settlement agreement will be satisfied.

NORMANDY VILLAGE LIMITED PARTNERSHIP V. FLORIDA HEALTHSOURCE, LLC, ET AL., CASE NO. 16-2004-CA-003721-XXXX-MA

         Florida HealthSource, LLC, a subsidiary of IBX, entered into a multi-year lease with Normandy Village Limited Partnership for its rehabilitation facility located in Jacksonville, Florida. The lease was guaranteed by IBX. IBX subsequently abandoned the lease. The space has been re-let, but Normandy Village claims that approximately $150,000 is still owed under the lease for the deficiency due Normandy Village. The parties are scheduled to go to mediation on December 1, 2004.

LHI DELRAY CORP. AND SOUTH FLORIDA THERAPY I, LLC, CASE NO.
50-2004-CA-007188-XXXX-MB

         In June of 2004, LHI Delray Corp. filed a complaint against South Florida Therapy I, LLC, which is a subsidiary of IBX. IBX is not named in this lawsuit. The action is for eviction of South Florida Therapy I from space located in Delray Beach, Florida, which was leased from LHI Delray Corp., and payment by South Florida Therapy I of approximately $24,000 in back rent. IBX intends to resolve this matter on behalf of its subsidiary. A settlement conference is scheduled for October 11, 2004.

                             PRINCIPAL STOCKHOLDERS

         The following table presents certain information regarding the beneficial ownership of all shares of common stock at September 30, 2004 for each executive officer and director of IBX and for each person known to us who owns beneficially more than 5% of the outstanding shares of our common stock. The percentage ownership shown in such table is based upon 231,654,515 common shares issued and outstanding at September 30, 2004 and ownership by these persons of options or warrants exercisable within 60 days of such date. Also included is beneficial ownership on a fully-diluted basis showing all authorized, but unissued, shares of our common stock at September 30, 2004 as issued and outstanding. Unless otherwise indicated, each person has sole voting and investment power over such shares.

         We are registering 272,193,282 shares of common stock in this offering. These shares represent approximately 54% of our authorized capital stock and would upon issuance represent approximately 60% of the then issued and outstanding common stock and we anticipate all such shares will be sold in this offering. If all or a significant block of these shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to effect a change in control of IBX.

                             PRINCIPAL SHAREHOLDERS
 ------------------------------------------------------------------------------
                                                      AMOUNT OF
 TITLE OF                                             BENEFICIAL     PERCENT OF
  CLASS     NAME AND ADDRESS OF BENEFICIAL OWNER      OWNERSHIP      CLASS (1)
 --------   -------------------------------------   --------------   ----------

  Common    Evan Brovenick
            350 Jim Moran Boulevard
            Deerfield Beach, FL 33442               31,285,027 (2)     13.50%

  Common    David Blechman
            350 Jim Moran Boulevard
            Deerfield Beach, FL 33442                2,286,500             *%

  Common    Alvin Brovenick
            350 Jim Moran Boulevard
            Deerfield Beach, FL 33442                        0             *%

  Common    Mitchell Hershey
            350 Jim Moran Boulevard
            Deerfield Beach, FL 33442                  150,000             *%

  Common    All officers and directors as a group
            (i.e., the 4 persons named above)       33,721,527         14.51%

  Common    Mana Holdings LLC
            200 E. 89th Street, 445
            New York, NY 10128                      20,000,000         8.634%

 ------------------
 *  = Less than 1%.

(1) Applicable percentage of ownership is based on 231,654,515 shares of common stock outstanding as of September 30, 2004 together with securities exercisable or convertible into shares of common stock within 60 days of September 30, 2004 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of September 30, 2004 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2) Includes 16,285,027 shares, plus 15,000,000 shares issuable upon conversion of 7,500 shares of Series B Preferred Stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In 2000 and 2001, Evan Brovenick, an officer and director of IBX, loaned IBX $175,000 and $93,000, respectively. As of December 31, 2002, the 2000 advances have been repaid in full to Mr. Brovenick. The 2001 advances have been treated as a contribution to capital.

         In September of 2001, IBX issued to Steven Adelstein, a former director of IBX, 250,000 options with an exercise price of $0.50 per share in 2001 for his service as President of VidKid.

         In 2001, IBX issued to Evan Brovenick 2,000,000 Class C warrants with an exercise price of $0.10 per share, and 2,000,000 Class D warrants with an exercise price of $0.20 per share. Mr. Brovenick subsequently assigned 1,140,000 of the Class C warrants to Mr. Adelstein and 500,000 to Mr. Adelstein's adult son. Mr. Adelstein assigned 1,140,000 of these warrants to his adult children.

         During 2002, Todd Adelstein and Tammi Shnider, the adult children of Steven Adelstein, lent IBX an aggregate of $46,036 to cover operating expenses. In May of 2002, the $46,036 loan from Mr. Adelstein and Ms. Shnider and $25,000 from an unrelated person was converted into a purchase of restricted stock at a price of $0.10 per share. The Calvo Family Spend Thrift Trust and the Tucker Family Spend Thrift Trust each cancelled 425,000 Class A warrants as part of this transaction.

         During 2002, the Calvo Family Spend Thrift Trust and the Tucker Family Spend Thrift Trust lent IBX an aggregate of $94,237. This amount was used to convert 942,366 outstanding warrants.

         In May of 2002, the Calvo Family Spend Thrift Trust and the Tucker Family Spend Thrift Trust each agreed to transfer 425,000 Class A warrants to lenders to IBX.

         Effective May 29, 2002, IBX entered into an Exchange Agreement with the Calvo Family Spend Thrift Trust pursuant to which the trust exchanged 8,000,000 of the 9,682,325 shares of common stock it then held for 80,000 shares of non-voting Class A preferred stock. The agreement provides that the trust cannot own 5% or more of our voting securities. We decided to enter into the Exchange Agreement because William A. Calvo, a beneficiary of the trust, was found guilty of violating Section 5 of the Securities Act of 1933 by reselling, or by being a necessary or substantial participant in the resale of, unregistered Systems of Excellence shares and that Diversified Corporate Consulting Group, a limited liability company of which Mr. Calvo was a Member, had violated Section 17(a) of the Securities Act of 1933 and Section 10(b) of the Securities Exchange Act of 1934 with respect to the fraudulent and manipulative trading in Systems of Excellence shares. The conversion into the Class A preferred stock will help us to limit any control that Mr. Calvo may have over IBX. In 2003, 23,000 shares of this preferred stock was converted into common stock and in March of 2004, 24,000 shares were converted.

         In December of 2002, IBX issued 1,470,588 shares of common stock to consultants, employees and an outside director, Steven Adelstein, at $0.046 per share, for services rendered and to be rendered in the future.

         In April of 2003, Irv Freiberg entered into separate agreements with the Tucker Family Spend Thrift Trust and the Calvo Family Spend Thrift Trust pursuant to which he has the right to purchase all of the Class A warrants from the Tucker Family Spend Thrift Trust and all of the Class E warrants from the Calvo Family Spend Thrift Trust. The Trusts have agreed with Mr. Freiberg to not exercise the warrants so long as Mr. Freiberg purchases 1,470,588 warrants per month from each Trust. IBX agreed to pay Brett Finkelstein, a selling shareholder or his designees a fee of $0.005 for each warrant that is purchased by Mr. Freiberg and subsequently exercised. An aggregate of 19,790,000 warrants were exercised by Mr. Freiberg. IBX paid Mr. Freiberg $550,000 in 2003 for marketing and consulting services. An entity unaffiliated with Mr. Freiberg also purchased an aggregate of 13,500,000 warrants from the Trusts on the same terms as Mr. Freiberg.

         As of December 31, 2003, each of the Calvo Family Spend Thrift Trust and the Tucker Family Spend Thrift Trust were deemed to no longer be affiliates of IBX since their ownership was less than 10% of the outstanding shares and both parties have waived their rights to designate nominees to the board of directors. Given that each had also held their shares for over two years, each trust was eligible to request that the legend be removed on their shares and that the shares could be sold without restriction under Rule 144(k). However, each agreed that without approval of the Chief Executive Officer of IBX, it would not sell more than 500,000 shares in any calendar month. In January of 2004, IBX's Chief Executive Officer agreed to allow the Tucker Family Spend Thrift Trust to sell 1,470,588 shares in January and February of 2004 because IBX did not pay to the trust on a timely basis funds owed upon the sale of warrants. IBX owed the Tucker Family Spend Thrift Trust approximately $74,000 and the Calvo Family Spend Thrift Trust approximately $115,000 with respect to the purchases of the warrants described above. In March of 2004, the Tucker Family Spend Thrift Trust loaned to IBX $100,000 and agreed to convert the $74,000 to IBX on the same terms. Also in March of 2004, the Calvo Family Spend Thrift Trust agreed to convert their amount into a half unit of the private placement, with the remainder paid in monthly payments until paid in full. The half unit represents 500 shares of Series B Preferred Stock and 500,000 warrants to purchase common stock at an exercise price of $0.10 per share. The Tucker note provides for 8% interest, a maturity date of March 12, 2005, and a security interest in all of IBX's assets. IBX is required to provide the holder with 90 days' notice of any prepayment, although there is no prepayment penalty. The note is convertible to common stock. The conversion price is the lowest of $0.035, 70% of the closing bid price on the date of conversion, or 70% of the offering price of any offering by IBX until March of 2005. IBX agreed to include the shares issuable upon the exercise of this note in this registration statement to be filed by IBX. In early-April of 2004, the holder of the note indicated that the note was in default because of IBX's failure to timely file this registration statement; however, IBX registered these shares pursuant to its Form SB-2 filing with the SEC on April 2, 2004 , which was subsequently amended on April 30, 2004.

         During 2003 and 2004, Mr. Brovenick loaned IBX funds at various times, which have been repaid as cash flow permitted. IBX never intentionally loaned Mr. Brovenick any funds; however, on December 31, 2003, there was a balance owed by Mr. Brovenick that was repaid in early-2004 when Mr. Brovenick loaned funds to IBX. Section 402 of the Sarbanes-Oxley Act of 2002 and Section 13(k) of the Securities Exchange Act of 1934 make it "unlawful for any issuer, directly or indirectly to extend or maintain credit...in the form of a personal loan to or for any director or executive officer of that issuer." These advances may constitute a violation of these laws. As a potential violation may have occurred, Section 307 of the Sarbanes-Oxley Act of 2002 requires notification of this issue. As the loan has already been repaid in 2004 and the effects of the potential violation have been reversed, no further action on the part of IBX is required, other than to employ procedures designed to ensure that no violations of this type occur in the future.

         On March 29, 2004, 2004, IBX issued to Jericho State Capital Corp. of Florida, or its designee, a convertible note in the principal amount of $200,000 and 20,000,000 warrants, at an exercise price of $0.10 per share, for payment of accrued fees as payments of amounts owed to it under a consulting agreement for 2003, 2004 and 2005 and also issued to Big Time Capital Group or its designee a convertible note in the principal amount of $200,000 and 20,000,000 warrants, at an exercise price of $0.10 per share, for payment of accrued fees.

         On July 6, 2004, IBX issued to Evan Brovenick 3,609,500 shares of common stock as compensation. Such shares were valued at their market value on the date of issuance at $0.0235 per share. IBX recorded compensation expense of $84,823 related to these services.

         During May of 2004, IBX issued to Mr. Brovenick 7,500 shares of Series B Preferred Stock, which is convertible into 15,000,000 shares of IBX common stock. These preferred shares were valued at $375,000 or $0.025 per common share, which equaled the quoted trading price of the underlying 15,000,000 shares of common stock at the time these preferred shares were issued. These preferred shares were charged to operations included in other selling, general and administrative expenses of IBX.

                          MARKET PRICE OF AND DIVIDENDS
         ON THE REGISTRANT'S COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

         Our common stock began trading on January 4, 2002 on the Over-the-Counter Bulletin Board under the trading symbol "IBXG". Our stock is dually quoted on the Pink Sheets and the Over-the-Counter Bulletin Board. The following table sets forth the range of high and low closing sale price as reported by the Over-the-Counter Bulletin Board for our common stock for the fiscal quarters indicated. The Over-the-Counter Bulletin Board quotations represent quotations between dealers without adjustment for retail mark-up, markdowns or commissions and may not represent actual transactions.

         2002                                 HIGH               LOW
         ----                                 ----               ---
         January 1 to December 31             $0.70            $0.1300
         April 1 to June 30                   $0.43            $0.1700
         July 1 to September 30               $0.18            $0.0900
         October 1 to December 31             $0.17            $0.0400

         2003                                 HIGH               LOW
         ----                                 ----               ---
         January 1 to March 31                $0.19            $0.1000
         April 1 to June 30                   $0.21            $0.1600
         July 1 to September 30               $0.19            $0.1100
         October 1 to December 31             $0.14            $0.0500

         2004                                 HIGH               LOW
         ----                                 ----               ---
         January 1 to March 31                $0.09            $0.0400
         April 1 to June 30                   $0.04            $0.0035
         July 1 to September 30               $0.03            $0.0031

         On September 30, 2004, the last trade price of our common stock as reported on the Over-the-Counter Bulletin Board was $0.0035 per share. On September 30, 2004, we believe we had in excess of 192 holders of common stock and 231,654,515 shares of our common stock were issued and outstanding. Many of our shares are held in brokers' accounts, so we are unable to give an accurate statement of the number of shareholders.

DIVIDENDS

         We have not paid any dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of the business. We cannot assure you that we will ever pay cash dividends. Whether we pay any cash dividends in the future will depend on the financial condition, results of operations and other factors that the board of directors will consider.

RECENT SALES OF UNREGISTERED SECURITIES

         During the last three years, IBX sold the securities listed below without registration under the Securities Act of 1933, as amended, in reliance on the exemption from registration requirements cited. All transactions were exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and all persons were given sufficient information about IBX to make an informed investment decision.

         2001

         In September of 2001, IBX issued to Steven Adelstein, a former director of IBX, 250,000 options with an exercise price of $0.50 per share in 2001 for his service as President of VidKid.

         Also in September of 2001, IBX issued 11,550,000 shares of common stock to two individuals pursuant to the acquisition of Primed.

         In November of 2001, IBX issued to each of two consultants 125,000 shares, at $0.025 per share, and 125,000 stock options, with an exercise price of $0.01 per share as compensation for services rendered to IBX.

         In December of 2001, IBX issued to three accredited investors upon conversion of outstanding convertible bonds originally issued by Primed 10,062,500 shares, at $0.018 per share.

         Also in December of 2001, IBX issued to Market Watch Corporation as partial payment under a corporate information services agreement 750,000 shares of common stock, at $0.018 per share.

         Also in December of 2001, IBX issued an aggregate of 1,000,000 shares of common stock, at $0.018 per share, to 31 persons, all of whom were employees or consultants of IBX, for services rendered.

         On December 19, 2001, IBX concluded a private placement of $200,000 worth of units comprised of an aggregate of 10,937,500 shares of common stock, at $0.018 per share, Class A warrants entitling the holders to purchase up to 20,000,000 shares of common stock at an exercise price of $0.10 per share; and Class B warrants entitling the holders to purchase up to 20,000,000 shares of common stock at an exercise price of $0.20 per share.

         In 2001, IBX issued to Evan Brovenick, an officer and director of IBX, 2,000,000 Class C warrants with an exercise price of $0.10 per share, and 2,000,000 Class D warrants with an exercise price of $0.20 per share. Mr. Brovenick subsequently assigned 1,140,000 of the Class C warrants to Steven Adelstein, and 500,000 to Mr. Adelstein's adult son. Mr. Adelstein assigned 1,140,000 of these warrants to his adult children.

         2002

         In May of 2002, IBX issued an aggregate of 1,081,880 shares, at $0.10 per share, to one entity in exchange for cancellation of a $90,618 portion of a $104,588 promissory note and a subscription receivable of $17,570. This entity subsequently transferred the shares to its four shareholders.

         In May and June of 2002, an aggregate of 850,000 Class A warrants, with an exercise price of $0.10 per share, were exercised by three persons using the repayment of a loan. In 2002, as described under "Certain Relationships and Related Transactions", the Calvo Family Spend Thrift Trust, a principal shareholder, converted 8,000,000 shares of common stock into 80,000 shares of Class A Non-Voting Convertible Preferred Stock.

         In December of 2002, IBX issued 1,000,000 shares of common stock to consultants, employees and an outside director, at $0.046 per share, for services rendered and to be rendered in the future.

         2003

         In December of 2003, IBX issued to employees and consultants for services rendered 1,500,000 shares of common stock, at $0.07 per share.

         Also in December of 2003, IBX sold 592,366 unregistered shares of common stock, at $0.05 per share, to an investor for net proceeds of $29,618.

         In 2003, IBX issued or is obligated to issue an aggregate of 3,850,000 shares, at prices ranging from $0.13 to $0.18 per share, in three acquisitions to a total of 41 persons.

         In December of 2003 and January of 2004, IBX issued an aggregate of 2,972,366 shares, at $0.05 per share, without any restrictive legend. At the time of issuance, IBX believed that it was issuing the shares upon exercise of outstanding warrants and that the shares issuable upon the exercise of these warrants were registered pursuant to a registration statement then in effect. However, due to an accounting error by IBX, all of the warrants included in the registration statement had been exercised. Accordingly, the 2,972,366 shares were issued without a valid registration statement in effect, which is a violation of Section 5 of the Securities Act of 1933, as amended. Since an effective registration statement was not in effect for these shares, these issuances may have violated Section 5 of the Securities Act of 1933, as amended. IBX is currently exploring appropriate corrective actions.

         2004

         In January of 2004, IBX issued to Northbar 2,380,000 shares of its common stock for net proceeds of $199,000 or $0.05 per share.

         In February of 2004, in connection with a securities purchase agreement, IBX issued 500,000 shares of common stock. The shares were valued at the quoted trading price on the date of the securities purchase agreement of $35,500. The $35,500 was treated as a discount on the convertible debenture and is being amortized into interest expense over the debenture term.

         On February 19, 2004, IBX entered into a securities purchase agreement to issue and sell 7.5% convertible debentures, in the aggregate amount of $200,000, convertible into shares of common stock of IBX. As of June 30, 2004, $200,000 in convertible debentures were issued to investors. The holders of this debt have the right to convert all or any amount of this debenture into fully paid and non-assessable shares of common stock at the conversion price with the limitation that any debenture holder may not convert any amount of the debentures if after conversion that debenture holder would beneficially hold more than 4.99% of the total outstanding common stock of IBX. The conversion price generally is the lesser of (i) 65% of the average of the three lowest closing bid prices of the common stock during the five trading days immediately prior to the conversion date or (ii) $0.08. Interest is payable at the conversion date, in cash or in shares of common stock, at the option of IBX. The convertible debentures mature three years from the debenture issuance date. For the six months ended June 30, 2004, IBX recorded an imbedded beneficial conversion amount of $107,693 as interest expense since the debentures were immediately convertible. In connection with these convertible debentures issued, warrants to purchase 500,000 common shares were issued to the holders at an exercise price per share of $0.05. The warrants are exercisable immediately and expire on March 15, 2007. These warrants were treated as a discount on the convertible debenture and in 2004 were valued at $18,068 under SFAS No. 123 using the Black-Scholes option pricing model to be amortized over the debenture term. Amortization expense for the six months ended June 30, 2004 was $7,132 and is included in interest expense. In May of 2004, the investor converted $50,000 of debentures payable into 3,379,953 shares of common stock.

         In March of 2004, IBX issued a convertible note for $174,000, of which $105,000 was for cash and $69,000 for the cancellation of outstanding liabilities to an existing shareholder. The note provides for 8% interest, a maturity date of March 12, 2005 and a security interest in all of IBX's assets. IBX is required to provide the holder with 90 days' notice of any prepayment, although there is no prepayment penalty. The note is convertible to common stock. The conversion price is the lowest of $0.035, 70% of the closing bid price on the date of conversion, or 70% of the offering price any offering by IBX until March of 2005.

         Also in March of 2004, IBX issued 1,250 shares of Series B Preferred Stock, at $100.00 per share, and 1,250,000 warrants, at an exercise price of $0.10 per share, of which 1,000 shares of Series B Preferred Stock and 1,000,000 warrants were for $100,000 in cash and 250 shares of Series B Preferred Stock and 250,000 warrants were issued in payment of outstanding liabilities. Each share of Series B Preferred Stock is convertible into 2,000 shares of common stock.

         On March 29, 2004, IBX entered into securities purchase agreements to issue and sell 7.5% convertible debentures, in the aggregate amount of $400,000, convertible into shares of common stock of IBX. As of June 30, 2004, the $400,000 in convertible debentures were issued to consultants for services rendered and to be rendered in the future. The holders of this debt have the right to convert all or any amount of this debenture into fully paid and non-assessable shares of common stock at the conversion price with the limitation that any debenture holder may not convert any amount of the debentures if after conversion that debenture holder would beneficially hold more than 4.99% of the total outstanding common stock of IBX. The conversion price generally is the lesser of (i) 90% of the average of the three lowest closing bid prices of the common stock during the five trading days immediately prior to the conversion date or (ii) $0.08. Interest is payable at the conversion date, in cash or in shares of common stock, at the option of IBX. IBX recorded an imbedded beneficial conversion amount of $44,444 as interest expense on March 29, 2004 since the debentures were immediately convertible.

         Also on March 29, 2004, in connection with a consulting contract, IBX granted an aggregate of 40,000,000 warrants to purchase shares of IBX's common stock at an exercise price of $0.10 per share. The fair value of this warrant grant was estimated at $0.023 per warrant on the date of grant using the Black Scholes option pricing model with the following weighted-average assumptions: dividend yield of 0%, expected volatility of 85%, risk-free interest rate of 4.50%, and an expected holding period of three years. In connection with these warrants, IBX recorded compensation expense of $186,715 for the six months ended June 30, 2004 and deferred compensation of $727,204, which will be amortized over the service period. The warrants expire on March 29, 2007.

         In May of 2004, IBX issued to Northbar an additional 500,000 shares of common stock. The shares were valued at the quoted trading price on the date of the securities purchase agreement of $10,500. The $10,500 was treated as a discount on the convertible debenture and is being amortized into interest expense over the debenture term. For the six months ended June 30, 2004, amortization of the discount on the convertible debentures amounted to $13,686.

         On May 14, 2004, certain consultants to IBX assigned their warrants to a third party, whereby the third party has the right to purchase warrants from the consultants. IBX agreed to reduce the exercise price of the warrants purchased by the third party in exchange for the exercise of such warrants. The exercise price of these warrants has been set to a percentage of market, not to exceed 70% of the bid price of IBX's common stock. As of June 30, 2004, the third party exercised 9,000,000 warrants at an exercise price of $0.00667 for net proceeds of $60,000. There is no financial accounting effect of these transactions other than offsetting the fee paid against paid in capital as an offering cost.

         On May 28, 2004, certain warrant holders sold, for nominal consideration, warrants for 8,000,000 shares of common stock to a consultant for services rendered and to be rendered in the future on behalf of IBX. For accounting purposes, this transaction was treated as a contribution of the warrants by the selling warrant holder to IBX and a new grant of warrants to the consultant resulting in a consulting expense. The options had exercise prices of $0.005 per share and expire on November 28, 2004. The fair value of each option grant was estimated on the date of grant using the Black Scholes option pricing model with the following weighted-average assumptions: dividend yield of 0%, expected volatility of 105%, risk-free interest rate of 4.50%, and an expected holding periods of six months. In connection with the sale of these options, IBX recorded non-cash compensation of $19,461 and deferred compensation of $97,306. In June 2004, the consultant exercised these warrants for 1,950,000 common shares for net proceeds of $975.

         In May and June of 2004, in connection with the conversion of debentures and loans payable, IBX issued 13,379,953 shares of common stock for debt of $70,000. As of June 30, 2004, 379,953 of these common shares had not been issued and are included in common stock issuable on the accompanying balance sheet.

         In June of 2004, in connection with the exercise of stock warrants, IBX issued to consultants 10,950,000 shares of common stock for net proceeds of $60,975.

         During the six months ended June 30, 2004, the Class A preferred shareholder converted 24,000 Class A preferred shares into 2,400,000 shares of common stock.

         Also during the six months ended June 30, 2004, IBX cancelled 22,000 shares of common stock previously issued. On July 6, 2004, IBX issued to Evan Brovenick 3,609,500 shares of common stock as compensation. Such shares were valued at their market value on the date of issuance at $0.0235 per share. IBX recorded compensation expense of $84,823 related to these services.

         In July of 2004, the Series B preferred shareholder converted 1,000 Series B preferred shares into 2,000,000 shares of common stock.

         In July and August of 2004, in connection with the conversion of debentures and loans payable, IBX issued 18,577,482 shares of common stock for debt of $109,000. As of August 16, 2004, 677,482 of these common shares remain issuable.

         Also in July and August of 2004, in connection with the exercise of stock warrants, IBX issued to consultants 21,545,798 shares of common stock to consultants for a subscription receivable of $3,025 and net proceeds of $137,500.

         On August 18, 2004, IBX entered into a Securities Purchase Agreement with Cornell Capital Partners, whereby IBX shall issue and sell up to $400,000 of secured convertible debentures, which shall be convertible into shares of IBX's common stock. The debenture holder is entitled, at its option, to convert the debentures into shares of IBX's common stock at a per share price equal to the lesser of (a) an amount equal to 120% of the closing bid price of the common stock as quoted by Bloomberg L.P., or (b) an amount equal to 80% of the lowest closing bid price of IBX's common stock for the five trading days immediately preceding the conversion date. IBX, at its option, has the right to redeem the outstanding convertible debentures at a redemption price of 120% of the amount redeemed plus accrued interest. In the event IBX exercises a redemption, the debenture holder will receive a warrant to purchase 50,000 shares of IBX's common stock for every $100,000 redeemed, pro rata. The warrants have an exercise price of 120% of the closing bid price of IBX's commons tock and expire two years from the closing date. In August of 2004, IBX issued $200,000 of debentures under this agreement for net proceeds of approximately $165,000. So long as these convertible debentures are outstanding, IBX shall not, without prior written consent of the debenture holders: (i) issue or sell shares of common stock or preferred stock without consideration or for a consideration per share less than the Bid Price of the common stock determined immediately prior to its issuance, (ii) issue or sell any warrant, option, right, contract, call, or other security instrument granting the holder thereof, the right to acquire common stock without consideration or for a consideration per share less than the Bid Price of the common stock determined immediately prior to its issuance,
(iii) enter into any security instrument granting the holder a security interest in any and all assets of IBX, or (iv) file any registration statement on Form S-8.

         Also on August 18, 2004, IBX entered into a standby Equity Distribution Agreement with Cornell Capital Partners, whereby IBX shall issue and sell to investors up to $15,000,000 of IBX's common stock at a purchase price equal to 98% of the volume weighted average price of IBX's common stock, as quoted by Bloomberg, L.P., five consecutive trading days after the Advance notice date. The advances under the Standby Equity Distribution Agreement may commence after the effective date of a registration statement. IBX was required to prepare and file, prior to September 18, 2004, with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 for the registration of common shares to be issued upon conversion of the convertible debentures issued pursuant to the Securities Purchase Agreement and the investors' shares. IBX must use its best efforts (i) to have the registration statement declared effective by the Securities and Exchange Commission no later than 90 days from August 18, 2004. As a result of the registration statement not being filed by September 18, 2004 or is not declared effective by the Securities and Exchange Commission on or before the scheduled effective date, IBX will pay as liquidating damages to the holder equal to 2% the liquidating value of the convertible debentures outstanding as liquidating damages each 30-day period.

         Also on August 18, 2004, IBX issued a secured Convertible Debenture to Cornell Capital Partners in the principal amount of $200,000. The Convertible Debenture accrues interest at the rate of 5% per year. At IBX's option, the entire principal amount and all accrued interest can be either: (i) paid to the holder of the Convertible Debenture on the third-year anniversary of the Convertible Debenture or (ii) converted into shares of IBX common stock. The Convertible Debenture is convertible into shares of our common stock as a price per share that is equal to the lesser of: (i) an amount equal to 120% of the closing bid price of our common stock as of the date of the Convertible Debenture or (ii) an amount equal to 80% of the average of the lowest daily volume weighted average price of our common stock for the five trading days immediately preceding the conversion date. The Convertible Debenture accrues interest at a rate of 5% per year and is convertible at the holder's option. The Convertible Debenture has a term of three years and is secured by all of our assets. At IBX's option, the Convertible Debenture may be paid in cash or converted into shares of our common stock unless converted earlier by the holder. Except after an event of default, as set forth in the secured Convertible Debenture, the holder is not entitled to convert such debenture for a number of shares of our common stock in excess of that number of shares which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially held by such holder and its affiliated to exceed 4.99% of our outstanding shares of common stock. After we file a registration statement with the Securities and Exchange Commission registering the shares of common stock underlying the Convertible Debenture, we will issue a second secured Convertible Debenture to Cornell Capital Partners in the principal amount of $200,000 upon the same terms and conditions as the first secured Convertible Debenture above.

         Also on August 18, 2004, we issued a convertible Compensation Debenture to Cornell Capital Partners in the principal amount of $190,000. The Compensation Debenture accrues interest at the rate of 5% per year. At IBX's option, the entire principal amount and all accrued interest can be either: (i) paid to the holder of the convertible debenture on the third-year anniversary of the Convertible Debenture or (ii) converted into shares of IBX common stock. The Compensation Debenture is convertible into shares of our common stock as a price per share that is equal to 100% of the lowest volume weighted average price of IBX's common stock, as quoted by Bloomberg, LP, for the three days immediately preceding the conversion date. Based on a recent stock price of $0.0035 per share, the Compensation Debenture would be convertible into 27,941,176 shares of IBX common stock. The Compensation Debenture has a term of three years. At IBX's option, the Compensation Debenture may be paid in cash or converted into shares of our common stock unless converted earlier by the holder. Except after an event of default, as set forth in the Compensation Debenture, the holder is not entitled to convert such debenture for a number of shares of our common stock in excess of that number of shares which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially held by such holder and its affiliated to exceed 4.99% of our outstanding shares of common stock.

         Except as otherwise indicated above, IBX believes that all of the above transactions were transactions not involving any public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended, since (a) each of the transactions involved the offering of such securities to a substantially limited number of persons; (b) each person took the securities as an investment for his/her/its own account and not with a view to distribution;
(c) each person had access to information equivalent to that which would be included in a registration statement on the applicable form under the Act; (d) each person had knowledge and experience in business and financial matters to understand the merits and risk of the investment; therefore no registration statement needed to be in effect prior to such issuances.

                            DESCRIPTION OF SECURITIES

         Our Articles of Incorporation, authorize us to issue 500,000,000 shares of common stock ($0.005 par value per share), and 5,000,000 shares of preferred stock ($0.005 par value per share), the attributes of which are to be determined prior to issuance by our board of directors. At September 30, 2004, 231,654,515 shares of common stock, 33,000 shares of Class A Preferred Stock, and 7,750 shares of Class B Preferred Stock were outstanding.

COMMON STOCK

         The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and have no cumulative voting rights. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time-to-time by the board of directors out of funds legally available therefor. In the event of the liquidation, dissolution, or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock offered hereby will also be fully paid and non-assessable.

PREFERRED STOCK

         The preferred stock may be issued in classes and series, and shares of each class and series will have such rights as the board of directors in the resolutions authorizing the issuance of that particular series fixes. In designating any series of preferred stock, the board of directors may, without further action by the holders of common stock:

         o  fix the number of shares constituting that series;

         o fix the dividend rights, dividend rates, conversion rights, voting rights (which may be greater or lesser than the voting rights of the common stock); and

         o fix the rights and terms of redemption (including any sinking fund provisions), and the liquidation preferences.

         The holders of any preferred stock, when and if issued, are expected to have priority claims to dividends and to any distribution upon liquidation, and they may have other preferences over the holders of the common stock.

         The board of directors may issue series of preferred stock without action by our shareholders. Accordingly, the issuance of preferred stock may adversely affect the rights of the holders of the common stock. In addition, the issuance of preferred stock may be used as an anti-takeover device without further action on the part of the stockholders. Issuance of preferred stock may dilute the voting power of holders of common stock. One example of this dilution would be the issuance of preferred stock with super-voting rights. The issuance of preferred stock may render more difficult the removal of current management, even if such removal may be in the stockholders' best interest. We have no current plans to issue any additional preferred stock.

SERIES A NONVOTING CONVERTIBLE PREFERRED STOCK

         On May 17, 2002, our board of directors adopted an Articles of Amendment for 300,000 shares of the 5,000,000 shares of preferred stock designating it as "Class A Non-Voting Convertible Preferred Stock" or "Class A Preferred Stock." The holder of shares of the Class A Preferred Stock will be entitled to all dividends declared by the board of directors at a rate per share 100 times that paid per share of common stock, and will be entitled to convert each share of Class A Preferred Stock for 100 shares of common stock, subject to adjustment upon the occurrence of certain events as specified in the Articles of Amendment, but only to the extent that the aggregate number of shares of common stock held by the holder and any other person with whom the holder must aggregate shares is less than 5% of our outstanding common stock so that the holder will not be deemed to have "control" within the meaning of Securities and Exchange Commission rules. The Articles of Amendment further provides:

         o for liquidation rights that treat one share of Class A Preferred Stock as if it were 100 shares of common stock in the event of our liquidation, dissolution or winding up;

         o  that the Class A Preferred Stock will have no voting rights; and

         o that no holder of Class A Preferred Stock may serve as an officer or director, or serve in any capacity with IBX that would render such person a "control person" within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

         Effective May 29, 2002, we entered into an Exchange Agreement with the Calvo Family Spend Thrift Trust pursuant to which the trust exchanged 8,000,000 of the 9,682,325 shares of common stock it held for 80,000 shares of the non-voting Class A preferred stock. The agreement provides that the trust cannot own 5% or more of our voting securities. The exchange will be effected in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended. We decided to enter into the Exchange Agreement since William A. Calvo, a beneficiary of the trust, was found guilty of violating Section 5 of the Securities Act of 1933, as amended, by reselling, or by being a necessary or substantial participant in the resale of, unregistered Systems of Excellence shares, and that Diversified Corporate Consulting Group, a limited liability company of which Mr. Calvo was a member, had violated Section 17(a) of the Securities Act of 1933, as amended, and
Section 10(b) of the Securities Exchange Act of 1934, as amended, with respect to the fraudulent and manipulative trading in Systems of Excellence shares. The conversion into the Class A Preferred Stock will help us to limit any control that Mr. Calvo may have over IBX. An aggregate of 47,000 shares have been converted.

CLASS B CONVERTIBLE PREFERRED STOCK

         On February 17, 2004, our board of directors adopted an Articles of Amendment for 1,470,588 shares of the 5,000,000 shares of preferred stock designating it as "Series B Convertible Preferred Stock" or "Series B Preferred Stock." The holder of shares of the Series B Preferred Stock will be entitled to all dividends declared by the board of directors at a rate of $80.00 per share. Dividends are not cumulative and will not accrue. The holder will be entitled to convert each share of Series B Preferred Stock for 2,000 shares of common stock, subject to adjustment upon the occurrence of certain limited events as specified in the Articles of Amendment. Each share will be entitled to a liquidation preference of $1,000 per share plus any declared but unpaid dividend. The Series B Preferred Stock will have voting rights as if converted into common stock and will vote as a class with the common stock on all matters.

WARRANTS

         As of September 30, 2004, we had the following warrants outstanding:

  SHARES UNDERLYING          RANGE OF         AVERAGE
 OPTIONS AND WARRANTS    EXERCISE PRICE    EXERCISE PRICE    EXPIRATION DATE
 --------------------   ----------------   --------------   -----------------
      31,330,000        $0.0005 to $0.50       $0.01        December 31, 2005

DEBENTURES

         We have issued a secured Convertible Debenture to Cornell Capital Partners in the principal amount of $200,000. The Convertible Debenture accrues interest at the rate of 5% per year. At IBX's option, the entire principal amount and all accrued interest can be either: (i) paid to the holder of the Convertible Debenture on the third-year anniversary of the Convertible Debenture or (ii) converted into shares of IBX common stock. The Convertible Debenture is convertible into shares of our common stock as a price per share that is equal to the lesser of: (i) an amount equal to 120% of the closing bid price of our common stock as of the date of the Convertible Debenture or (ii) an amount equal to 80% of the average of the lowest daily volume weighted average price of our common stock for the five trading days immediately preceding the conversion date. The Convertible Debenture accrues interest at a rate of 5% per year and is convertible at the holder's option. The Convertible Debenture has a term of three years and is secured by all of our assets. At IBX's option, the Convertible Debenture may be paid in cash or converted into shares of our common stock unless converted earlier by the holder. Except after an event of default, as set forth in the secured Convertible Debenture, the holder is not entitled to convert such debenture for a number of shares of our common stock in excess of that number of shares which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially held by such holder and its affiliated to exceed 4.99% of our outstanding shares of common stock. After we file a registration statement with the Securities and Exchange Commission registering the shares of common stock underlying the Convertible Debenture, we will issue a second secured Convertible Debenture to Cornell Capital Partners in the principal amount of $200,000 upon the same terms and conditions as the first secured Convertible Debenture above.

         We have issued a convertible Compensation Debenture to Cornell Capital Partners in the principal amount of $190,000. The Compensation Debenture accrues interest at the rate of 5% per year. At IBX's option, the entire principal amount and all accrued interest can be either: (i) paid to the holder of the convertible debenture on the third-year anniversary of the Convertible Debenture or (ii) converted into shares of IBX common stock. The Compensation Debenture is convertible into shares of our common stock as a price per share that is equal to 100% of the lowest volume weighted average price of IBX's common stock, as quoted by Bloomberg, LP, for the three days immediately preceding the conversion date. Based on a recent stock price of $0.0035 per share, the Compensation Debenture would be convertible into 27,941,176 shares of IBX common stock. The Compensation Debenture has a term of three years. At IBX's option, the Compensation Debenture may be paid in cash or converted into shares of our common stock unless converted earlier by the holder. Except after an event of default, as set forth in the Compensation Debenture, the holder is not entitled to convert such debenture for a number of shares of our common stock in excess of that number of shares which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially held by such holder and its affiliated to exceed 4.99% of our outstanding shares of common stock.

SHARES ELIGIBLE FOR FUTURE SALE

         231,654,515 shares of common stock are outstanding on the date of this prospectus and an additional 35,000,000 shares will be issued if all of the outstanding warrants are exercised and all of the preferred stock and notes are converted to common stock. All of the shares that may be sold pursuant to this prospectus will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, except that any shares issued to our affiliates, as that term is defined in Rule 144 under the Securities Act of 1933, as amended, may generally only be sold in compliance with the provisions of Rule 144 described below. In general, our affiliates are any persons that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with us.

         Of the 231,654,515 shares of common stock outstanding as of the date of this prospectus, approximately 36,285,027 shares are held our affiliates and will be restricted securities as that term is defined in Rule 144. These restricted shares may only be sold if they are registered under the Securities Act of 1933, as amended, or are exempt from such registration requirements.

         25,000,000 shares of common stock are being registered in this offering for resale by Cornell Capital Partners pursuant to the Standby Equity Distribution Agreement, in addition to the 27,941,176 shares being registered in this offering for resale by Cornell Capital Partners in connection with IBX's payment of a $190,000 one-time commitment fee paid to Cornell Capital Partners pursuant to the Standby Equity Distribution Agreement in the form of a Compensation Debenture.

         200,000,000 shares of common stock are being registered in this offering for resale by Cornell Capital Partners pursuant to the secured Convertible Debenture.

         1,470,588 shares of common stock, in payment of a one-time $10,000 placement fee, are being registered in this offering for resale by Newbridge Securities Corporation, a registered broker-dealer that we engaged to advise us in connection with the Standby Equity Distribution Agreement.

         17,781,518 shares of common stock are being registered in this offering for resale by other selling stockholders of IBX who have acquired such shares in various transaction with us.

RULE 144

         In general, under Rule 144 of the Securities Act of 1933, as amended, a shareholder who owns restricted shares that have been outstanding for at least one year is entitled to sell, within any 3-month period, a number of these restricted shares that does not exceed the greater of 1% of the then outstanding shares of common stock immediately on the date of this prospectus, or the average weekly reported trading volume in the common stock during the four calendar weeks preceding filing of a notice on Form 144 with respect to the sale.

         In addition, affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, to sell shares of common stock that are not restricted securities. Sales under Rule 144 are also governed by manner of sale provisions and notice requirements, and current public information about us must be available. Under Rule 144(k), a shareholder who is not currently and who has not been for at least three months before the sale an affiliate and who owns restricted shares that have been outstanding for at least two years may resell these restricted shares without compliance with the above requirements.

TRANSFER AGENT & REGISTRAR

         The transfer agent and registrar for our common stock is StockTrans, Inc., 7 West Lancaster Avenue, Ardmore, Pennsylvania, 19003.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Florida law and our Articles of Incorporation and bylaws authorize IBX to indemnify its directors, officers, employees and agents. Our officers and directors are required to exercise good faith and high integrity in the management of our affairs. Our Articles of Incorporation and bylaws, however, provide, that the officers and directors will have no liability to the stockholders for losses sustained or liabilities incurred which arise from any transaction in their respective managerial capacities unless they violated their duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend or stock repurchase, or derived an improper benefit from the transaction. As a result, a stockholder may have more limited right to action than he/she/it would have had if such provision were not present. Our Articles of Incorporation and bylaws also provide for us to indemnify the officers and directors against any losses or liabilities they may incur as a result of the manner in which they operate our business or conduct the internal affairs, provided that in connection with these reasonably believe to be in, or not opposed to, our best interests, and their conduct does not constitute gross negligence, misconduct or breach of fiduciary obligations.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF FLORIDA STATE LAW AND OTHER TAKEOVER DEFENSES

         We may be or in the future we may become subject to Florida's Control Share Act. A corporation is subject to such act if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Florida, and it does business in Florida or through an affiliated corporation. Florida enacted the act to deter and hinder takeovers of Florida corporations. The Florida Control Share Act generally provides that shares acquired in a "control share acquisition" will not possess any voting rights unless such voting rights are approved by a majority of the corporation's disinterested shareholders. A "control share acquisition" is an acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding "control shares" of a publicly held Florida corporation. "Control shares" are shares, which, except for the Florida Control Share Act, would have voting power that, when added to all other shares owned by a person or in respect to which such person may exercise or direct the exercise of voting power, would entitle such person, immediately after acquisition of such shares, directly or indirectly, alone or as a part of a group, to exercise or direct the exercise of voting power in the election of directors within any of the following ranges:

         o  at least 20% but less than 33.33% of all voting power;

         o  at least 33.33% but less than a majority of all voting power; or

         o  a majority or more of all voting power.

         The Florida Affiliated Transactions Act generally requires supermajority approval by disinterested shareholders of certain specified transactions between a public corporation and holders of more than 10% of the outstanding voting shares of the corporation (or their affiliates).

         In addition to the Florida Control Share Act, Florida has a business combination law which prohibits certain business combinations between Florida corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder" unless the corporation's Board of Directors approves the combination in advance. For purposes of Florida law, an "interested stockholder" is any person who is (i) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders. The effect of Florida's business combination law is to potentially discourage parties interested in taking control of a company from doing so if it cannot obtain the approval of its board of directors.

         In addition to the above laws, we also may use authorized but unissued shares of our common stock to deter potential takeovers. Specifically, authorized but unissued shares of our common stock are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with our board of directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

         The existence of authorized but unissued and unreserved shares of preferred stock may enable the board of directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

                                     EXPERTS

         Our consolidated financial statements as of December 31, 2003 and for the years ended December 31, 2003 and 2002 have been audited by Salberg & Company, P.A., independent registered public accounting firm. We have included our consolidated financial statements in this prospectus in reliance on the report of Salberg & Company, P.A., given on their authority as experts in auditing and accounting.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered through this prospectus will be passed on by Kirkpatrick & Lockhart LLP. A copy of their legal opinion will be filed by an amendment to this prospectus.

                           HOW TO GET MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Securities and Exchange Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

                                 IBX GROUP, INC.
                                    INDEX TO

                              FINANCIAL STATEMENTS

                                                                       PAGE(S)
                                                                       -------

FINANCIAL STATEMENTS FOR JUNE 30, 2004

Consolidated Balance Sheet as of June 30, 2004 (unaudited) ..................F-1

Consolidated Statements of Operations for the Three and Six Months
 Ended June 30, 2004 and June 30, 2003 (unaudited) ..........................F-2

Consolidated Statements of Cash Flows for the Six Months Ended
 June 30, 2004 and June 30, 2003 (unaudited) ..........................F-3 - F-4

Notes to June 30, 2004 Consolidated Financial Statements (unaudited)..F-5 - F-16


FINANCIAL STATEMENTS FOR DECEMBER 31, 2003 AND 2002

Report of Independent Registered Public Accounting Firm ....................F-17

Consolidated Balance Sheet as of December 31, 2003 .........................F-18

Consolidated Statements of Operations for the Years Ended
 December 31, 2003 and 2002 ................................................F-19

Consolidated Statements of Changes in Stockholders' Deficit for the
 Years Ended December 31, 2003 and 2002 .............................F-20 - F-21

Consolidated Statements of Cash Flows for the Years Ended
 December 31, 2003 and 2002 .........................................F-22 - F-23

Notes to Consolidated Financial Statements ..........................F-24 - F-43

                                        IBX GROUP, INC. AND SUBSIDIARIES
                                           CONSOLIDATED BALANCE SHEET
                                                 JUNE 30, 2004
                                                  (UNAUDITED)
                                                     ASSETS
Current assets:
   Cash ....................................................................................       $     9,823
   Restricted cash .........................................................................           450,535
   Accounts receivable, net of allowance for doubtful accounts of $258,612 .................           143,165
   Other current assets ....................................................................            60,561
                                                                                                   -----------

     Total current assets ..................................................................           664,084
                                                                                                   -----------

Property and equipment, net ................................................................           238,179
                                                                                                   -----------
Other assets:
   Deferred consulting expense .............................................................           302,355
   Other ...................................................................................            39,104
                                                                                                   -----------

     Total other assets ....................................................................           341,459
                                                                                                   -----------

     Total assets ..........................................................................       $ 1,243,722
                                                                                                   ===========

                                     LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
   Note payable, current maturities ........................................................       $   784,622
   Checks outstanding in excess of bank balances ...........................................           260,172
   Accounts payable ........................................................................           853,095
   Accrued expenses ........................................................................           265,849
   Payroll taxes payable ...................................................................         1,880,993
   Due to related parties ..................................................................           120,878
                                                                                                   -----------

     Total current liabilities .............................................................         4,165,609
                                                                                                   -----------
Long-term debt:
   Convertible debentures payable. Net .....................................................           506,750
                                                                                                   -----------
Commitments and contingencies

Stockholders' deficit:
   Preferred Stock ($0.005 par value; 5,000,000 authorized shares;
     none issued and outstanding) ..........................................................                 -
   Class A Non-voting Convertible Preferred Stock ($0.005 par value;
     300,000 authorized shares; 33,000 shares issued and outstanding) ......................               165
   Series B Convertible Preferred Stock ($0.005 par value;
     1,000,000 authorized shares; 8,700 shares issued and outstanding) .....................                44
   Common stock ($0.005 par value; 500,000,000 authorized shares;
     120,437,877 shares issued and outstanding) ............................................           602,190
   Common stock issuable (382,053 shares) ..................................................             1,910
   Additional paid-in capital ..............................................................         6,811,779
   Accumulated deficit .....................................................................        (9,869,011)
   Less: Stock subscription receivable .....................................................           (90,000)
   Less: Deferred compensation and consulting ..............................................          (885,714)
                                                                                                   -----------

     Total stockholders' deficit ...........................................................        (3,428,637)
                                                                                                   -----------

     Total liabilities and stockholders' deficit ...........................................       $ 1,243,722
                                                                                                   ===========

                          See accompanying notes to consolidated financial statements.

                                                      F-1

                                        IBX GROUP, INC. AND SUBSIDIARIES
                                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                                  (Unaudited)

                                                     For the Three Months Ended     For the Six Months Ended
                                                              June 30,                      June 30,
                                                    ----------------------------   ---------------------------
                                                         2004           2003           2004           2003
                                                    -------------   ------------   ------------   ------------
REVENUES .........................................  $      78,372   $    979,672   $    404,871   $  2,205,483
                                                    -------------   ------------   ------------   ------------


OPERATING EXPENSES:
    Salaries and payroll taxes ...................        411,799        576,783      1,018,227      1,020,094
    Depreciation and amortization ................         33,775         43,774         71,943         77,321
    Consulting fees ..............................         73,909              -         85,892              -
    Professional fees ............................         96,752         46,479        182,333        140,534
    Rent .........................................         80,439         81,141        183,917        187,950
    Bad debt expense .............................          3,735              -        223,735              -
    Other selling, general and administrative ....        919,490        503,465      1,302,459        998,465
                                                    -------------   ------------   ------------   ------------

        Total Operating Expenses .................      1,619,899      1,251,642      3,068,506      2,424,364
                                                    -------------   ------------   ------------   ------------

LOSS FROM OPERATIONS .............................     (1,541,527)      (271,970)    (2,663,635)      (218,881)
                                                    -------------   ------------   ------------   ------------

OTHER INCOME (EXPENSES):
    Interest expense .............................       (181,657)       (27,137)      (791,435)       (45,842)
                                                    -------------   ------------   ------------   ------------

        Total Other Income (Expenses) ............       (181,657)       (27,137)      (791,435)       (45,842)
                                                    -------------   ------------   ------------   ------------

NET LOSS .........................................  $  (1,723,184)  $   (299,107)  $ (3,455,070)  $   (264,723)
                                                    =============   ============   ============   ============

LOSS PER SHARE:
      Net Loss Per Common Share - Basic ..........  $       (0.02)  $       0.00   $      (0.03)  $       0.00
                                                    =============   ============   ============   ============
      Net Loss Per Common Share - Diluted ........  $       (0.02)  $       0.00   $      (0.03)  $       0.00
                                                    =============   ============   ============   ============

      Weighted Common Shares Outstanding - Basic .    105,698,209     46,646,743     99,379,467     45,762,903
                                                    =============   ============   ============   ============
      Weighted Common Shares Outstanding - Diluted    105,698,209     46,646,743     99,379,467     45,762,903
                                                    =============   ============   ============   ============

                          See accompanying note to consolidated financial statements.

                                                      F-2

                                        IBX GROUP, INC. AND SUBSIDIARIES
                                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                  (Unaudited)

                                                                                      For the Six Months
                                                                                        Ended June 30,
                                                                                  ----------------------------
                                                                                      2004             2003
                                                                                  -----------      -----------
Cash flows from operating activities:
  Net loss ..................................................................     $(3,455,070)     $  (264,723)
  Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation and amortization ............................................          71,943           77,321
   Stock-based compensation .................................................         595,693          193,383
   Interest expense on notes payable ........................................          43,262                -
   Amortization of debt discount ............................................          19,515                -
   Beneficial interest on debentures payable ................................         574,708                -
   Allowance for doubtful accounts ..........................................         207,354                -
   Bad debt recovery ........................................................               -          (10,503)
   (Increase) decrease in:
    Accounts receivable .....................................................         191,173         (481,209)
    Deferred consulting expense .............................................          70,207                -
    Other current assets ....................................................          38,015           (4,696)
    Other ...................................................................         (11,953)          (3,126)

   Increase (decrease) in:
    Accounts payable ........................................................         421,824          184,669
    Accrued expenses ........................................................          17,494           15,055
    Payroll taxes payable ...................................................         342,384          204,702
    Customer deposits .......................................................               -         (185,925)
    Deferred revenue ........................................................         (14,467)        (154,199)
                                                                                  -----------      -----------

Net cash used in operating activities .......................................        (887,918)        (429,251)
                                                                                  -----------      -----------

Cash flows from investing activities:
  Net Cash from acquisitions ................................................               -            3,108
  Increase in restricted cash ...............................................         (12,444)               -
  Purchase of property and equipment ........................................         (18,020)        (115,306)
                                                                                  -----------      -----------

Net cash used in investing activities .......................................         (30,464)        (112,198)
                                                                                  -----------      -----------

Cash flows from financing activities:
  Proceeds from exercise of stock warrants ..................................          60,975          826,900
  Proceeds from sale of common stock ........................................         119,000                -
  Proceeds from sale of preferred stock .....................................         100,000                -
  Checks outstanding in excess of bank balances .............................         217,848          (18,596)
  Payments on loans .........................................................         (75,688)        (235,036)
  Proceeds from loans .......................................................         162,523                -
  Proceeds from debentures payable ..........................................         200,000                -
  Proceeds from (payments on) advances from related parties .................         121,414             (454)
                                                                                  -----------      -----------

Net cash provided by financing activities ...................................         906,072          572,814
                                                                                  -----------      -----------

Net (decrease) increase in cash .............................................         (12,310)          31,365

Cash at beginning of year ...................................................          22,133           23,304
                                                                                  -----------      -----------

Cash at end of period .......................................................     $     9,823      $    54,669
                                                                                  ===========      ===========
                                                                                           continued
                          See accompanying notes to consolidated financial statements.

                                                      F-3

                                        IBX GROUP, INC. AND SUBSIDIARIES
                                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                  (Unaudited)
                                                  (continued)
                                                                                      For the Six Months
                                                                                        Ended June 30,
                                                                                  ----------------------------
                                                                                      2004             2003
                                                                                  -----------      -----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the period for:
  Interest ..................................................................     $         -      $         -
                                                                                  ===========      ===========
  Income Taxes ..............................................................     $         -      $         -
                                                                                  ===========      ===========

NON-CASH INVESTING AND FINANCING ACTIVITIES:

  Accrued expenses reclassified to debt .....................................     $   232,602      $         -
                                                                                  ===========      ===========
  Preferred shares issued for debt ..........................................     $    25,000      $         -
                                                                                  ===========      ===========
  Common stock issued for debt ..............................................     $    20,000      $         -
                                                                                  ===========      ===========
  Loans payable paid directly by realted parties ............................     $    75,410      $         -
                                                                                  ===========      ===========
  Debentures payable granted for deferred consulting ........................     $   372,562      $         -
                                                                                  ===========      ===========

                          See accompanying notes to consolidated financial statements.

                                                      F-4

                        IBX GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2004
                                   (UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF ACCOUNTING POLICIES

IBX Group, Inc. (the "Company") was organized under the laws of the state of Florida in July 1997 as Vidkid Distribution, Inc. ("Vidkid"). On September 25, 2001 (the "acquisition date"), the Company acquired all of the outstanding capital stock of PriMed Technologies, Inc., a Florida corporation ("PriMed"). PriMed was organized under the laws of the State of Florida on February 4, 1999 as a limited liability company and reorganized as a corporation on January 1, 2000. PriMed was acquired in a stock-for-stock transaction in which PriMed's shareholders received approximately 81% of the outstanding common stock of Vidkid on a fully diluted basis. Under the Agreement, Vidkid issued 11,550,000 shares of its common stock in exchange for each and every share of common stock of PriMed and Vidkid's name was changed to IBX Group, Inc.

The Company is engaged in providing administrative services (accounting, billing and collection, claims processing, information management), network support and maintenance to clients predominantly in the healthcare sector. In addition, the Company has developed proprietary software and applications with interactive web-enabled multimedia capabilities with which the Company will develop new markets and lines of business. In September 2002, the Company acquired Florida Health Source, LLC and entered the business of providing physical therapy services to referred patients.

All of the shares and assets of the Company's primary operating subsidiary have been pledged to secure a loan obligation to a creditor. Two of the Company's primary officers have also pledged the shares of the Company owned by them. The parties entered into an amended settlement agreement effective November 7, 2002 whereby the creditor agreed to dismiss his action against the Company. Pursuant to the terms of the Agreement, the Company is obligated to make certain monthly payments. Mr. Dudziak, the creditor, pursuant to the settlement agreement, has a lien and perfected security interest on all of the assets of IBX Technologies, Inc., which is IBX's primary operating subsidiary and on shares of IBX common stock owned by Evan Brovenick and David Blechman. As of June 30, 2004, approximately $32,000 was outstanding on the loan. Failure to comply with the terms and conditions of the loan documents could result in a default and the transfer of these assets and shares to the lender.

The consolidated statements include the accounts of IBX Group, Inc. and its wholly owned subsidiaries. All significant inter-company balances and transactions have been eliminated.

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The accompanying consolidated financial statements for the interim periods are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the consolidated financial position and consolidated operating results for the periods presented. These consolidated financial statements should be read in conjunction with the consolidated financial statements of IBX Group, Inc. for the year ended December 31, 2003 and 2002 and notes thereto contained in the Report on Form 10-KSB for the year ended December 31, 2003 as filed with the SEC . The results of operations for the six months ended June 30, 2004 are not necessarily indicative of the results for the full fiscal year ending December 31, 2004.

                        IBX GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                                  June 30, 2004
                                   (UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF NEW ACCOUNTING POLICIES
         (CONTINUED)

The Company follows the guidance of the Securities and Exchange Commision's Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

Revenue derived from billing and collections and administrative services is recognized at the completion of the service performed. For billing and collection services, the Company receives a commission from the customer based on a percentage of amounts actually collected. Revenues are recognized as a net amount equal to the percentage commission once the customer's receivable had been received.

Software application revenue (from licensing) is recognized in accordance with the terms of the specific agreements.

Maintenance and support revenues are recognized over the term of the related agreements.

The Company's FHS subsidiaries primarily act as a referral network for physical therapy patients who are referred by insurance carriers. The Company qualifies for the use of the Gross Method under EITF 99-19, "Recording Revenues Gross as a Principal versus Net as an Agent". Revenues from providing medical staffing application services will be recognized as services are provided.

Revenues from providing medical staffing application services will be recognized as services are provided.

Customer prepayments from outsourced legal compliance services are deferred and recognized as earned over the service period.

Basic earnings (loss) per share is computed by dividing net loss by weighted average number of shares of common stock outstanding during each period. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. Diluted loss per common share is not presented because it is anti-dilutive. At June 30, 2004, there were options and warrants to purchase 31,330,000 shares of common stock, which could potentially dilute future earnings per share.

Certain intangible assets, if any, are considered to have an indefinite life pursuant to SFAS 142 and accordingly are not amortized until their useful life is determined to be no longer indefinite. The Company evaluates the remaining useful life of intangible assets that are not being amortized each reporting period to determine whether events and circumstances continue to support an indefinite useful life. If an intangible asset that is not being amortized is subsequently determined to have a finite useful life, the asset is tested for impairment in accordance with SFAS144. That intangible asset shall then be amortized prospectively over its estimated remaining useful life and accounted for in the same manner as other intangible assets that are subject to amortization. At December 31, 2003, substantially all of the intangible assets were impaired and charged to operations. Amortizable intangibles are also evaluated periodically for impairment. The amortization expense in the six month periods ended June 30, 2004 was $985 compared to $0, respectively, for the same periods in 2003.

                        IBX GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                                  June 30, 2004
                                   (UNAUDITED)

NOTE 2 - LOAN PAYABLE

The Company's borrowings consisted of the following at June 30, 2004:

Loan payable to an individual, payable in various installments. The loan payable includes accrued interest and is collateralized by all of the assets of one of the Company's subsidiaries and outstanding common shares of the Company held by certain guarantors. See (a)
below. ............................................................   $  32,196

Loan payable to an individual, payable on March 12, 2005. The loan payable includes accrued interest at 8% per annum, is
collateralized by all of the assets of the Company, and in
convertible into common shares. See (b) below. ....................     154,000

Note payable to an individual, payable on demand. The note payable is non-interest bearing, but interest is imputed at a rate of 10%
per annum and is unsecured. .......................................     135,926

Line of credit agreement with a financial institution. The Company can borrow up to $450,000. Interest is payable on the outstanding principal balance at the financial institution's prime rate (4.25%
at June 30, 2004) computed on the basis of a 360-day year. The loan is collateralized by restricted cash and is payable on demand. See
(c) below. ........................................................     450,000

Loan payable to an individual, payable on demand. The loan payable
bears interest at 18% per annum and is unsecured. .................      12,500
                                                                      ---------
                                                                        784,622

Less: Current portion of loans payable ............................    (784,622)
                                                                      ---------
Total .............................................................   $       -
                                                                      =========

(a) On October 8, 2002, the Company made a payment and renegotiated a note payable with an individual. Accordingly, the principal amount of such note was reduced to $692,497 as of October 28, 2002. The lender retroactively restated the per annum interest rate prior to October 8, 2002 from 25% to 15%. Furthermore, so long as the Company does not breach this agreement, effective October 8, 2002, the annual rate of interest was further reduced to 12.5% per annum. However, if the Company defaults on this agreement the loan will contingently revert to its previous outstanding balance on the date of this agreement with interest at 25% per annum. Certain shareholders of the Company's have pledged their shares of the Company owned by them and also personally guaranteed the note. As on the date of this report, the Company has not met its obligations under this revised agreement. Failure to comply with the terms and conditions of the loan documents could result in a default and the transfer of these assets and shares to the lender, however, as of June 30, 2004, this individual has not provided the Company with a notice of default.

                        IBX GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                                  June 30, 2004
                                   (UNAUDITED)

NOTE 2 - LOAN PAYABLE (CONTINUED)

(b) On March 14, 2004, the Company signed a promissory note with a shareholder for $174,000, which converted to note payable amounts due to this shareholder of approximately $69,000 and additional borrowing of $105,000. The note provides for 8% interest, a maturity date of March 12, 2005 and a security interest in all of the Company's assets. The Company is required to provide the holder with 90 days' notice of any prepayment, although there is no prepayment penalty. The note is convertible to common stock. The conversion price is the lowest of $.035, 70% of the closing bid price on the date of conversion or 70% of the offering price any offering by the Company until March 2005. The Company agreed to include the shares issuable upon the exercise of this note in a registration statement. Additionally, the note contained a requirement that the funds of the loan were to be used to pay down certain loans and trade payables and that the Company was to supply written verification to the satisfaction of the note holder by March 31, 2004. Since the Company failed to supply this verification, the Company is obligated to issue twice as many shares as would have been issuable when and if the holder converts. In connection with this penalty provision, the Company recorded a penalty expense of $248,571, which has been included in interest expense for the six months ended June 30, 2004. Pursuant to EITF Issue No. 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" and EITF Issue No. 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments", the convertible note contains an imbedded beneficial conversion feature since the fair market value of the common stock exceeds the most beneficial exercise price on the debenture Issuance Date. This beneficial conversion value was computed by the Company as $174,000. Since the conversion feature is exercisable immediately, the $174,000 was recognized as interest expense during the six months ended June 30, 2004. On May 13, 2004, $20,000 of principal balance was converted into 10,000,000 shares of common stock (See Note 6).

(c) The Company maintains restricted cash in a brokerage account that is collateral for this line of credit and shown as restricted cash on the accompanying consolidated balance sheet.

NOTE 3 - DEBENTURES PAYABLE

On February 19, 2004, the Company entered into a Securities Purchase Agreement to issue and sell 7.5% convertible debentures, in the aggregate amount of $200,000, convertible into shares of common stock of the Company. As of June 30, 2004, $200,000 in convertible debentures were issued Investors. The holders of this debt have the right to convert all or any amount of this debenture into fully paid and non-assessable shares of common stock at the conversion price with the limitation that any debenture holder may not convert any amount of the debentures if after conversion that debenture holder would beneficially hold more than 4.99% of the total outstanding common stock of the Company. The conversion price generally is the lesser of (i) 65% of the average of the three lowest closing bid prices of the common stock during the five trading days immediately prior to the conversion date or (ii) $.08. Interest is payable at the conversion date, in cash or in shares of common stock, at the option of the Company. The convertible debentures mature three years from the debenture issuance date. For the six months ended June 30, 2004, the Company recorded an imbedded beneficial conversion amount of $107,693 as interest expense since the debentures were immediately convertible.

                        IBX GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                                  June 30, 2004
                                   (UNAUDITED)

NOTE 3 - DEBENTURES PAYABLE (CONTINUED)

In connection with these convertible debentures issued, warrants to purchase 500,000 common shares were issued to the holders at an exercise price per share of $0.05. The warrants are exercisable immediately and expire on March 15, 2007. These warrants were treated as a discount on the convertible debenture and in 2004 were valued at $18,068 under SFAS No.123 using the Black-Scholes option-pricing model to be amortized over the debenture term. Amortization expense for the six months ended June 30, 2004 was $7,132 and is included in interest expense. In May 2004, the investor converted $50,000 of debentures payable into 3,379,953 shares of common stock (see Note 6).

On March 29, 2004, the Company entered into Securities Purchase Agreements to issue and sell 7.5% convertible debentures, in the aggregate amount of $400,000, convertible into shares of common stock of the Company. As of June 30, 2004, the $400,000 in convertible debentures was issued to consultants for services rendered and to be rendered in the future. The holders of this debt have the right to convert all or any amount of this debenture into fully paid and non-assessable shares of common stock at the conversion price with the limitation that any debenture holder may not convert any amount of the debentures if after conversion that debenture holder would beneficially hold more than 4.99% of the total outstanding common stock of the Company. The conversion price generally is the lesser of (i) 90% of the average of the three lowest closing bid prices of the common stock during the five trading days immediately prior to the conversion date or (ii) $.08. Interest is payable at the conversion date, in cash or in shares of common stock, at the option of the Company. The Company recorded an imbedded beneficial conversion amount of $44,444 as interest expense on March 29, 2004 since the debentures were immediately convertible. The convertible debenture liability is as follows at June 30, 2004:

Convertible debenture payable ........................  $ 550,000

Less: unamortized discount on debenture ..............    (43,250)
                                                        ---------

Convertible debenture, net ...........................  $ 506,750
                                                        =========

NOTE 4 - RELATED PARTY TRANSACTIONS

Certain officers/shareholders of the Company from time to time advanced funds to the Company for operations. These amounts are non-interest bearing, non-collateralized, and are payable on demand. These advances are subordinated to the loan payable (see Note 2). At June 30, 2004, amounts owed to officers amounted to $120,878.

NOTE 5 - RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board has recently issued several new accounting pronouncements:

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for the first interim period beginning after June 15, 2003, with certain exceptions. The adoption of SFAS No. 150 did not have a significant impact on our consolidated financial position or results of operations.

                        IBX GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                                  June 30, 2004
                                   (UNAUDITED)

NOTE 6 - STOCKHOLDERS' DEFICIT

Preferred Stock

In August 2002, the Company designated 300,000 shares of its authorized preferred stock as Class A Non-Voting Convertible Preferred Stock ("Class A Preferred"). Each share of Class A Preferred is convertible into 100 shares of common stock. A holder of Class A Preferred may not convert shares if such conversion would result in such holder owning in excess of 4.9% of the Company's common stock. At such time, 80,000 shares of Class A Preferred were issued in exchange for 8,000,000 shares of common stock held by one entity. Through June 30, 2004, the Class A preferred shareholder converted 47,000 Class A preferred shares into 4,700,000 shares of common stock.

On February 17, 2004, the Company's board of directors adopted an article of amendment for 1,000,000 shares of the 5,000,000 shares of preferred stock designating it as Series B 8% Convertible Preferred Stock or Series B preferred stock. The holder of shares of the Series B preferred stock will be entitled to all dividends declared by the board of directors at a rate of $80.00 per share per annum. Dividends are not cumulative and will not accrue. The holder will be entitled to convert each share of Series B preferred stock for 2,000 shares of common stock, subject to adjustment upon the occurrence of certain limited events as specified in the articles of amendment. Each share will be entitled to a liquidation preference of $1,000.00 per share plus any declared but unpaid dividend. The Series B preferred stock will have voting rights as if converted into common stock and will vote as a class with the common stock on all matters. Certain protective provisions apply that limits the Company's authority to a) issue new classes of capital stock senior to the series B preferred, and b) sell or merge the Company.

During February 2004, the Company had a private placement to five accredited investors in which the Company issued an aggregate of 1,000 shares of Series B Preferred Stock convertible into 2,000,000 shares of common stock, warrants entitling the holders to purchase up to 1,000,000 shares of our common stock at an exercise price of $0.10 per share expiring on December 31, 2005 for proceeds of $100,000. Additionally, the Company issued 250 shares of Series B Preferred Stock convertible into 500,000 shares of common stock, warrants entitling the holders to purchase up to 250,000 shares of our common stock at an exercise price of $0.10 per share expiring on December 31, 2005 in exchange for debt amounting to $25,000.

During May 2004, the Company issued to its chief executive officer 7,500 shares of Series B Preferred Stock convertible into 15,000,000 shares of common stock. The preferred shares were valued at the quoted trading price of the underlying 15,000,000 shares of common stock of $375,000 or $.025 per common share and charged to operations included in other selling, general and administrative.

Common Stock

In January 2004, the Company issued 2,380,000 shares of common stock for net proceeds of $119,000 or $0.05 per share.

                        IBX GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                                  June 30, 2004
                                   (UNAUDITED)

NOTE 6 - STOCKHOLDERS' DEFICIT (CONTINUED)

In February 2004, in connection with a securities purchase agreement (see note
3), the Company issued 500,000 shares of common stock. The shares were value at the quoted trading price on the date of the securities purchase agreement of $35,500. The $35,500 was treated as a discount on the convertible debenture and is being amortized into interest expense over the debenture term. In May 2004, the Company issued an additional 500,000 shares of common stock. The shares were value at the quoted trading price on the date of the securities purchase agreement of $10,500. The $10,500 was treated as a discount on the convertible debenture and is being amortized into interest expense over the debenture term. For the six months ended June 30, 2004, amortization of the discount on the convertible debentures amounted to $13,686.

During the six months ended June 30, 2004, the Class A preferred shareholder converted 24,000 Class A preferred shares into 2,400,000 shares of common stock.

During the six months ended June 30, 2004, the Company cancelled 22,000 shares of common stock previously issued.

In May and June 2004, in connection with the conversion of debentures and loans payable, the Company issued 13,379,953 shares of common stock for debt of $70,000. As of June 30, 2004, 379,953 of these common shares had not been issued and are included in common stock issuable on the accompanying balance sheet.

In June 2004, in connection with the exercise of stock warrants, the Company issued 10,950,000 shares of common stock to consultants for net proceeds of $60,975.

On June 30, 2004, the shareholders approved an increase in the authorized common shares to 500,000,000, which had been previously approved by the Board of Directors.

Common stock warrants and options

In connection with the March 2004 issuance of 1,250 shares of Series B convertible preferred stock, the Company granted 1,250,000 common stock warrants to purchase 1,250,000 shares of the Company's common stock at $.10 per share. The warrants expire in December 31, 2005.

On March 29, 2004, in connection with a consulting contract, the Company granted an aggregate of 40,000,000 warrants to purchase shares of the Company's common stock at an exercise price of $0.10 per share. The fair value of this warrant grant was estimated at $0.023 per warrant on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions dividend yield of -0- percent; expected volatility of 85 percent; risk-free interest rate of 4.50 percent and an expected holding periods of 3.00 years. In connection with these warrants, the Company recorded compensation expense of $186,715 for the six months ended June 30, 2004 and deferred compensation of $727,204, which will be amortized over the service period. The warrants expire on March 29, 2007.

                        IBX GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                                  June 30, 2004
                                   (UNAUDITED)

NOTE 6 - STOCKHOLDERS' DEFICIT (CONTINUED)

Common stock warrants and options (continued)

On May 28, 2004, certain warrant holders sold, for nominal consideration, warrants for 8,000,000 shares of common stock to a consultant for services rendered and to be rendered in the future on behalf of the Company. For accounting purposes, this transaction is treated as a contribution of the warrants by the selling warrant holder to the Company and a new grant of warrants to the consultant resulting in a consulting expense. The options had exercise prices of $.005 per share and expire on November 28, 2004. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions dividend yield of -0- percent; expected volatility of 105%; risk-free interest rate of 4.50 percent and an expected holding periods of six months. In connection with the sale of these options, the Company recorded non-cash compensation of $19,461 and deferred compensation of $97,306. In June 2004, the consultant exercised these warrants for 1,950,000 common shares for net proceeds of $975.

On May 14, 2004, certain consultants to the Company assigned their warrants to a third party, whereby the third party has the right to purchase warrants from the consultants. The Company agreed to reduce the exercise price of the warrants purchased by the third party in exchange for the exercise of such warrants. The exercise price of these warrants has been set to a percentage of market, not to exceed 70% of the bid price of the Company's common stock. As of June 30, 2004, the third party exercised 9,000,000 warrants at an exercise price of $0.00667 for net proceeds of $60,000. There is no financial accounting effect of these transactions other than offsetting the fee paid against paid in capital as an offering cost.

In connection with convertible debentures issued, warrants to purchase 500,000 common shares were issued to the holders at an exercise price per share of $0.05. The warrants are exercisable immediately and expire on March 15, 2007. These warrants were treated as a discount on the convertible debenture and in 2004 were valued at $18,068 under SFAS No.123 using the Black-Scholes option-pricing model to be amortized over the debenture term. Amortization expense for the six months ended June 30, 2004 was $7,132 and is included in interest expense (see Note 3).

A summary of outstanding options and warrants at June 30, 2004 are as follows:

                                  Shares Underlying        Range of          Remaining         Average
                                 Options and warrants   Exercise Prices   Contractual Life  Exercise Price
                                 --------------------  -----------------  ----------------  --------------
Outstanding at December 31, 2003         530,000       $0.10   - $0.50       2.75 years        $0.28
Granted .........................     41,750,000       $0.0005 - $0.10       1.5  years         0.10
Exercised .......................    (10,950,000)      $.0005  - $.00667         -              0.0056
Cancelled .......................              -               -                 -               -
                                     -----------       -----------------     ----------        -------
Outstanding at June 30, 2004 ....     31,330,000       $0.05   - $0.50       1.6 years         $0.10
                                     ===========       =================     ==========        =======

Weighted average fair value of warrants and options
granted for the six months ended June 30, 2004 ............   $.10
                                                              ====

                        IBX GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                                  June 30, 2004
                                   (UNAUDITED)

NOTE 6 - STOCKHOLDERS' DEFICIT (CONTINUED)

Common stock warrants and options (continued)

The following table summarizes information about employee stock options and consultant warrants outstanding at June 30, 2004:

                                                         Options and Warrants
          Options and Warrants Outstanding                    Exercisable
 --------------------------------------------------    -------------------------
                              Weighted
                               Average     Weighted                     Weighted
 Range of       Number        Remaining     Average        Number        Average
 Exercise   Outstanding at   Contractual   Exercise    Exercisable at   Exercise
   Price    June 30, 2004        Life        Price     June 30, 2004     Price
 --------   --------------   -----------   --------    --------------   --------
$     0.50       250,000     2.50 Years    $  0.50          250,000     $  0.50
 0.05-0.10    25,030,000     2.55 Years       0.10       25,030,000        0.10
    0.0005     6,050,000     0.41 years     0.0005        6,050,000      0.0005
              ----------                   -------       ----------      ------
              31,330,000                   $ 0.083       31,330,000     $ 0.083
              ==========                   =======       ==========      ======

NOTE 7 - ACQUISITION

Effective February 20, 2004 the Company closed on the acquisition of all the membership units of South Florida Therapy I, LLC ("SFT") a company operating in the physical and respiratory therapy business. As part of the agreement, the Company will administer collections for all accounts receivable through February 20, 2004 on behalf of the sellers and receive a 10% fee of amounts collected. In addition, the Company will administer and collect future receivables on behalf of its wholly owned subsidiary for a 10% fee which would eliminate in consolidation. The purchase price was $1.00 plus 5% of future gross revenues collected of SFT through February 20, 2006. In addition, if the Company does not fund and maintain the SFT business through February 20, 2006, a termination payment of $50,000 will be due to the sellers. The Company accounted for this acquisition using the purchase method of accounting, however, as there were no tangible assets or liabilities, and a nominal $1.00 purchase price, there was no accounting entry at the acquisition date.

In accordance with SFAS 141 "Business Combinations" the contingent consideration of 5% of future revenues collected will be recorded as a component of the purchase price as such amounts are determined in the future.

                        IBX GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                                  June 30, 2004
                                   (UNAUDITED)

NOTE 8 - SEGMENT INFORMATION

For the six months ended June 30, 2004, the Company operated in two reportable business segments - (1) healthcare transaction management and technology services and (2) physical therapy and rehabilitation services. The healthcare transaction management and technology services segment provides the healthcare industry with a combination of administrative services and technology development, including but not limited to physicians practice management, billing and collections, network services, transcription services, staffing solutions, and software application development. The physical therapy and rehabilitation services segment operates multi-disciplinary clinics offering physical therapy, occupational medicine, pain management, chiropractic care and wellness services. The Company's reportable segments are strategic business units that offer different products, which compliment each other. They are managed separately based on the fundamental differences in their operations. Information with respect to these reportable business segments for the six months ended June 30, 2004 and 2003 is as follows.

                                            FOR THE SIX       FOR THE SIX
                                            MONTHS ENDED      MONTHS ENDED
                                            JUNE 30, 2004     JUNE 30, 2003

                          NET REVENUES:
                 Healthcare Transaction
              Management and Technology      $   318,311       $ 1,815,310
    Physical Therapy and Rehabilitation           86,560           390,173
                                             -----------       -----------

               Consolidated Net Revenue          404,871         2,205,483
                                             -----------       -----------

                    OPERATING EXPENSES:
                 Healthcare Transaction
              Management and Technology        2,595,891         1,813,009
    Physical Therapy and Rehabilitation          400,672           534,034
                                             -----------       -----------

         DEPRECIATION AND AMORTIZATION:
                 Healthcare Transaction
              Management and Technology           64,816            73,433
    Physical Therapy and Rehabilitation            7,127             3,888
                                             -----------       -----------

                      INTEREST EXPENSE:
                 Healthcare Transaction
              Management and Technology          791,435            45,842
    Physical Therapy and Rehabilitation                -                 -
                                             -----------       -----------

                              NET LOSS:
                 Healthcare Transaction
              Management and Technology      $(3,133,831)      $  (116,974)
    Physical Therapy and Rehabilitation
                                                (321,239)         (147,749)
                                             -----------       -----------

                               NET LOSS      $(3,455,070)      $  (264,723)
                                             ===========       ===========

TOTAL ASSETS AT JUNE 30, 2004 AND 2003:
                 Healthcare Transaction
              Management and Technology      $ 1,147,024       $ 1,309,027
    Physical Therapy and Rehabilitation           96,698           397,226
                                             -----------       -----------

               Consolidated Asset Total      $ 1,243,722       $ 1,706,253
                                             ===========       ===========

                        IBX GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                                  June 30, 2004
                                   (UNAUDITED)

NOTE 9 - GOING CONCERN

As reflected in the accompanying consolidated financial statements, the Company has a working capital deficiency of $3,501,525 at June 30, 2004, and has an accumulated deficit and stockholders' deficit of $9,869,011 and $3,428,637, respectively, and has cash used in operations of $887,918 for the six months ended June 30, 2004. The ability of the Company to continue as a going concern is dependent on achieving profitable operations, its ability to generate positive cash flows from operations, and the obtaining additional equity and/or debt financing to pay off outstanding debt obligations and unpaid payroll taxes. There can be no assurance that the Company's efforts will be successful. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. No estimate has been made should management's plan be unsuccessful (see Note 10).

NOTE 10 - SUBSEQUENT EVENTS

Subsequent to June 30, 2004, in connection with the conversion of debentures and loans payable, the Company issued 18,577,482 shares of common stock for debt of $109,000. As of the date of this report, 677,482 of these common shares remain issuable.

Subsequent to June 2004, in connection with the exercise of stock warrants, the Company issued 21,545,798 shares of common stock to consultants for a subscription receivable of $3,025 and net proceeds of $137,500.

In July 2004, Series B preferred shareholder converted 1,000 Series B preferred shares into 2,000,000 shares of common stock.

On July 6, 2004, the Company issued 3,609,500 shares of common stock to its chief executive officer as compensation. Such shares were valued at their market value on the date of issuance at $0.0235 per share. The Company recorded compensation expense of $84,823 related to these services.

On August 18, 2004, the Company entered into a Securities Purchase Agreement, whereby the Company shall issue and sell up to $400,000 of 5% secured convertible debentures with a 3-year term, which shall be convertible into shares of the Company's common stock. The debentures are secured by substantially all assets of the Copany. The debenture holder is entitled, at its option, to convert the debentures into shares of the Company's common stock at a per share price equal to the lesser of (a) an amount equal to 120% of the closing bid price of the common stock as quoted by Bloomberg L.P., or (b) an amount equal to 80% of the lowest closing bid price of the Company's common stock for the five trading days immediately preceding the conversion date. The Company, at its option, has the right to redeem the outstanding convertible debentures at a redemption price of 120% of the amount redeemed plus accrued interest. In the event the Company exercises a redemption, the debenture holder will receive a warrant to purchase 50,000 shares of the Company's common stock for every $100,000 redeemed, pro rata. The warrants have an exercise price of 120% of the closing bid price of the Company's commons tock and expire two years from the closing date. In August 2004, the Company issued $200,000 of debentures under this agreement for net proceeds of approximately $165,000.

                        IBX GROUP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                                  June 30, 2004
                                   (UNAUDITED)

NOTE 10 - SUBSEQUENT EVENTS (CONTINUED)

So long as these convertible debentures are outstanding, the Company shall not, without prior written consent of the debenture holders, issue or sell shares of common stock or preferred stock (i) without consideration or for a consideration per share less than the Bid Price of the common stock determined immediately prior to its issuance, (ii) any warrant, option, right, contract, call, or other security instrument granting the holder thereof, the right to acquire common stock without consideration or for a consideration per share less than the Bid Price of the common stock determined immediately prior to its issuance, (iii) enter into any security instrument granting the holder a security interest in any and all assets of the Company, or (iv) file any registration statement on Form S-8.

On August 18, 2004, the Company entered into a standby Equity Distribution Agreement (the "Standby Equity Agreement"), whereby the Company shall issue and sell to investors up to $15,000,000 of the Company's common stock at a purchase price equal to 98% of the volume weighted average price of the Company's common stock as quoted by Bloomberg, L.P. five consecutive trading days after the Advance notice date. The advances under the Standby Equity Agreement may commence after the effective date of a registration statement and are limited to $600,000 per advance. A 5% fee will be paid back to the investors for each advance and a $190,000 commitment fee was paid in stock to the investors.

The Company paid a $10,000 placement agent fee with 1,470,588 common shares.

The Company is required to prepare and file, prior to September 18, 2004, with the SEC a registration statement on Form SB-2 under the 1933 Act for the registration of common shares to be issued upon conversion of the convertible debentures issued pursuant to the Securities Purchase Agreement and the Investors' shares. The Company must use its best efforts (i) to have the registration statement declared effective by the SEC no later than 90 days from August 18, 2004. In the event the registration statement is not filed by September 18, 2004 or is not declared effective by the SEC on or before the Scheduled effective date, as defined, the Company will pay as liquidating damages to the holder, at the holder's option, either a cash amount or shares of the Company's common stock, equal to two percent (2%) of the liquidating value of the convertible debentures outstanding as liquidating damages each 30 day period.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors and Stockholders:
 IBX Group, Inc.

We have audited the accompanying consolidated balance sheet of IBX Group, Inc. and Subsidiaries as of December 31, 2003, and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for the years ended December 31, 2003 and 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of IBX Group, Inc. and Subsidiaries, as of December 31, 2003, and the consolidated results of their operations and their cash flows for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the consolidated financial statements, the Company has a working capital deficiency of $1,900,961 at December 31, 2003, and has an accumulated deficit of $6,413,941. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 10. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



SALBERG & COMPANY, P.A.
Boca Raton, Florida
March 15, 2004

                        IBX GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                               December 31, 2003

                                     ASSETS
Current assets:
  Cash ............................................................ $    22,133
  Restricted cash .................................................     438,091
  Accounts receivable, net of allowance for
   doubtful accounts of $51,258 ...................................     541,692
  Due from related parties ........................................      94,382
  Other current assets ............................................      88,637
                                                                    -----------

    Total current assets ..........................................   1,184,935
                                                                    -----------

Property and equipment, net .......................................     291,117
                                                                    -----------

Other assets:
  Intangible assets, net ..........................................         985
  Other ...........................................................      27,151
                                                                    -----------

    Total other assets ............................................      28,136
                                                                    -----------

    Total assets .................................................. $ 1,504,188
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Note payable, current maturities ................................ $   544,771
  Checks outstanding in excess of bank balances ...................      42,324
  Accounts payable ................................................     446,332
  Accrued expenses ................................................     480,957
  Payroll taxes payable ...........................................   1,538,609
  Deferred revenue ................................................      14,467
  Due to related party ............................................      18,436
                                                                    -----------

    Total current liabilities .....................................   3,085,896
                                                                    -----------

Commitments and contingencies

Stockholders' deficit:
  Preferred Stock ($0.005 par value; 4,700,000 authorized shares;
   none issued and outstanding) ...................................           -
  Class A Non-voting Convertible Preferred Stock ($0.005 par value;
   300,000 authorized shares; 57,000 shares issued and outstanding)         285
  Common stock ($0.005 par value; 100,000,000 authorized shares;
   90,729,877 shares issued and outstanding) ......................     453,650
  Common stock issuable (2,100 shares) ............................          10
  Additional paid-in capital ......................................   4,542,706
  Accumulated deficit .............................................  (6,413,941)
  Less: Stock subscription receivable .............................     (90,000)
  Less: Deferred compensation and consulting ......................     (74,418)
                                                                    -----------

    Total stockholders' deficit ...................................  (1,581,708)
                                                                    -----------

    Total liabilities and stockholders' deficit ................... $ 1,504,188
                                                                    ===========

          See accompanying notes to consolidated financial statements.

                        IBX GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                        For the Year Ended
                                                            December 31,
                                                    ---------------------------
                                                        2003           2002
                                                    ------------   ------------

REVENUES .........................................  $  3,327,852   $  3,220,104
                                                    ------------   ------------


OPERATING EXPENSES:
    Salaries and payroll taxes ...................     2,301,790      1,300,563
    Depreciation and amortization ................       172,374        115,826
    Consulting fees ..............................     1,022,268              -
    Professional fees ............................       274,185        191,106
    Rent .........................................       446,829        230,275
    Other selling, general and administrative ....     1,696,843      1,077,836
    Loss from impairment of intangible assets ....       592,604              -
                                                    ------------   ------------

        Total Operating Expenses .................     6,506,893      2,915,606
                                                    ------------   ------------

INCOME (LOSS) FROM OPERATIONS ....................    (3,179,041)       304,498
                                                    ------------   ------------

OTHER INCOME (EXPENSES):
    Settlement expense ...........................       (64,770)             -
    Gain on forgiveness of debt ..................             -        289,662
    Interest expense .............................      (354,752)      (430,867)
                                                    ------------   ------------

        Total Other Income (Expenses) ............      (419,522)      (141,205)
                                                    ------------   ------------

NET INCOME (LOSS) ................................  $ (3,598,563)  $    163,293
                                                    ============   ============

EARNING (LOSS) PER SHARE:
    Net Income (Loss) Per Common Share - Basic ...  $      (0.06)  $       0.00
                                                    ============   ============
    Net Income (Loss) Per Common Share - Diluted .  $      (0.06)  $       0.00
                                                    ============   ============

    Weighted Common Shares Outstanding - Basic ...    60,604,049     37,003,110
                                                    ============   ============
    Weighted Common Shares Outstanding - Diluted .    60,604,049     55,176,341
                                                    ============   ============

           See accompanying note to consolidated financial statements.

                                            IBX GROUP, INC. AND SUBSIDIARIES
                               CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
                                     For the Years Ended December 31, 2003 and 2002

                                                   CLASS A NON-VOTING
                                                       CONVERTIBLE
                                                     PREFERRED STOCK         COMMON STOCK         COMMON STOCK ISSUABLE
                                                    -----------------   -----------------------   ---------------------
                                                    SHARES    AMOUNT      SHARES       AMOUNT       SHARES      AMOUNT
                                                    -------   -------   -----------   ---------   ----------   --------
Balance at December 31, 2001 .....................        -   $     -    41,837,500   $ 209,189    2,000,000   $ 10,000

Exercise of stock options ........................        -         -       250,000       1,250            -          -

Exercise of warrants for cash ....................        -         -       789,997       3,950            -          -

Exercise of warrants for exchange of debt ........        -         -     1,792,366       8,962            -          -

Common stock issued in exchange for debt .........        -         -     1,081,880       5,409            -          -

Grant of warrants ................................        -         -             -           -            -          -

Common stock issued for services rendered ........        -         -     1,000,000       5,000            -          -

Issuance of previously issuable common stock .....        -         -     2,000,000      10,000   (2,000,000)   (10,000)

Issuance of preferred shares for common ..........   80,000       400    (8,000,000)    (40,000)           -          -

Common stock issuable for acquisition of assets ..        -         -             -           -      600,000      3,000

Amortization of deferred compensation ............        -         -             -           -            -          -

Net income for the year ..........................        -         -             -           -            -          -
                                                    -------   -------   -----------   ---------   ----------   --------

Balance at December 31, 2002 .....................   80,000       400    40,751,743     203,760      600,000      3,000

Exercise of stock warrants .......................        -         -    41,137,634     205,688            -          -

Grant of warrants ................................        -         -             -           -            -          -

Common stock issued for services rendered ........        -         -     1,500,234       7,501            -          -

Issuance of previously issuable common stock .....        -         -       600,000       3,000     (600,000)    (3,000)

Common stock issued and issuable for
          acquisition of assets ..................        -         -     3,847,900      19,239        2,100         10

Conversion of preferred to common ................  (23,000)     (115)    2,300,000      11,500            -          -

Sale of unregistered common stock ................        -         -       592,366       2,962            -          -

Settlement of subscriptions receivable ...........        -         -             -           -            -          -

Amortization of deferred compensation ............        -         -             -           -            -          -

Net loss for the year ............................        -         -             -           -            -          -
                                                    -------   -------   -----------   ---------   ----------   --------

Balance at December 31, 2003 .....................   57,000   $   285    90,729,877   $ 453,650        2,100   $     10
                                                    =======   =======   ===========   =========   ==========   ========
                                                                                                            (continued)
                              See accompanying note to consolidated financial statements.

                                                          F-20

                                            IBX GROUP, INC. AND SUBSIDIARIES
                               CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
                                     For the Years Ended December 31, 2003 and 2002
                                                       (continued)

                                                                                               DEFERRED
                                                      ADDITIONAL                   STOCK      COMPENSATION
                                                       PAID-IN     ACCUMULATED  SUBSCRIPTION      AND
                                                       CAPITAL       DEFICIT     RECEIVABLE    CONSULTING      TOTAL
                                                     -----------   -----------    --------     ---------    -----------
Balance at December 31, 2001 .....................   $   250,489   $(2,978,671)   $      -     $(139,849)   $(2,648,842)

Exercise of stock options ........................         1,250             -      (2,500)            -              -

Exercise of warrants for cash ....................        75,050             -           -             -         79,000

Exercise of warrants for exchange of debt ........       170,274             -           -             -        179,236

Common stock issued in exchange for debt .........       102,779             -     (17,570)            -         90,618

Grant of warrants ................................         4,000             -           -        (2,667)         1,333

Common stock issued for services rendered ........        41,000             -           -        (9,200)        36,800

Issuance of previously issuable common stock .....             -             -           -             -              -

Issuance of preferred shares for common ..........        39,600             -           -             -              -

Common stock issuable for acquisition of assets ..        24,600             -           -             -         27,600

Amortization of deferred compensation ............             -             -           -        40,143         40,143

Net income for the year ..........................             -       163,293           -             -        163,293
                                                     -----------   -----------    --------     ---------    -----------

Balance at December 31, 2002 .....................       709,042    (2,815,378)    (20,070)     (111,573)    (2,030,819)

Exercise of stock warrants .......................     3,017,440             -     (90,000)            -      3,133,128

Grant of warrants ................................       166,000             -           -             -        166,000

Common stock issued for services rendered ........        97,542             -           -             -        105,043

Issuance of previously issuable common stock .....             -             -           -             -              -

Common stock issued and issuable for
          acquisition of assets ..................       537,411             -           -             -        556,660

Conversion of preferred to common ................       (11,385)            -           -             -              -

Sale of unregistered common stock ................        26,656             -           -             -         29,618

Settlement of subscriptions receivable ...........             -             -      20,070             -         20,070

Amortization of deferred compensation ............             -             -           -        37,155         37,155

Net loss for the year ............................             -    (3,598,563)          -             -     (3,598,563)
                                                     -----------   -----------    --------     ---------    -----------

Balance at December 31, 2003 .....................   $ 4,542,706   $(6,413,941)   $(90,000)    $ (74,418)   $(1,581,708)
                                                     ===========   ===========    ========     =========    ===========

                              See accompanying note to consolidated financial statements.

                                                          F-21

                                         IBX GROUP, INC. AND SUBSIDIARIES
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                            For the Years
                                                                                         Ended December 31,
                                                                                    -----------------------------
                                                                                       2003               2002
                                                                                    -----------         ---------
Cash flows from operating activities:
  Net (loss) income ........................................................        $(3,598,563)        $ 163,293
  Adjustments to reconcile net (loss) income to net cash
  (used in) provided by operating activities:
   Depreciation and amortization ...........................................            172,374           115,826
   Non-cash compensation and consulting expense ............................            308,198            80,028
   Loss from sale/abandonment of property and equipment ....................             24,583                 -
   Impairment of intangible assets .........................................            592,604                 -
   Settlement expense ......................................................             64,770                 -
   Gain on forgiveness of debt .............................................                  -          (289,662)

   (Increase) decrease in:
    Accounts receivable ....................................................           (383,622)          (14,957)
    Due from related parties ...............................................            (94,382)                -
    Other current assets ...................................................            (66,322)           (5,198)
    Other ..................................................................            (27,151)                -

   Increase (decrease) in:
    Accounts payable .......................................................            (35,411)           99,927
    Accrued expenses .......................................................            374,073          (201,240)
    Payroll taxes payable ..................................................            560,257           503,626
    Customer deposits ......................................................           (185,925)         (177,923)
    Deferred revenue .......................................................           (173,033)          187,500
    Interest payable .......................................................                  -            34,576
                                                                                    -----------         ---------

Net cash (used in) provided by operating activities ........................         (2,467,550)          495,796
                                                                                    -----------         ---------

Cash flows from investing activities:
  Cash receieved from (paid for) acquisition ...............................              3,108           (35,000)
  Increase in restricted cash ..............................................           (438,091)                -
  Proceeds from sale of property and equipment .............................             15,100                 -
  Purchase of property and equipment .......................................           (163,083)          (89,054)
                                                                                    -----------         ---------

Net cash used in investing activities ......................................           (582,966)         (124,054)
                                                                                    -----------         ---------

Cash flows from financing activities:
  Proceeds from exercise of stock warrants .................................          3,088,428            79,000
  Proceeds from sale of common stock .......................................             29,618                 -
  Checks outstanding in excess of bank balances ............................             17,260          (109,171)
  Payments on loans ........................................................           (516,421)         (293,782)
  Proceeds from loans ......................................................            412,478           163,000
  Proceeds from (payments on) advances from related party ..................             17,982          (189,676)
                                                                                    -----------         ---------

Net cash provided by (used in) financing activities ........................          3,049,345          (350,629)
                                                                                    -----------         ---------

Net (decrease) increase in cash ............................................             (1,171)           21,113

Cash at beginning of year ..................................................             23,304             2,191
                                                                                    -----------         ---------

Cash at end of year ........................................................        $    22,133         $  23,304
                                                                                    ===========         =========
                                                                                                       (continued)
                           See accompanying notes to consolidated financial statements.

                                                       F-22

                                         IBX GROUP, INC. AND SUBSIDIARIES
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                   (continued)
                                                                                            For the Years
                                                                                         Ended December 31,
                                                                                    -----------------------------
                                                                                       2003               2002
                                                                                    -----------         ---------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the period for:
  Interest .................................................................        $    56,870         $       -
                                                                                    ===========         =========
  Income Taxes .............................................................        $         -         $       -
                                                                                    ===========         =========

NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Common stock issued for debt and subscription receivable .................        $         -         $ 108,188
                                                                                    ===========         =========
  Exercise of common stock warrants for debt ...............................        $         -         $ 179,236
                                                                                    ===========         =========
  Common stock issuable for assets .........................................        $         -         $  27,600
                                                                                    ===========         =========

Acquisition details:
  Fair value of assets acquired ............................................        $   257,832         $  18,816
                                                                                    ===========         =========
  Liabilities assumed ......................................................        $    10,699         $  55,023
                                                                                    ===========         =========
  Goodwill .................................................................        $   309,527         $  71,207
                                                                                    ===========         =========

                           See accompanying notes to consolidated financial statements.

                                                       F-23

                        IBX GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2003


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

IBX Group, Inc. (the "Company") was organized under the laws of the state of Florida in July 1997 as Vidkid Distribution, Inc. ("Vidkid"). On September 25, 2001 (the "acquisition date"), the Company acquired all of the outstanding capital stock of PriMed Technologies, Inc., a Florida corporation ("PriMed"). PriMed was organized under the laws of the State of Florida on February 4, 1999 as a limited liability company and reorganized as a corporation on January 1, 2000. PriMed was acquired in a stock-for-stock transaction in which PriMed's shareholders received approximately 81% of the outstanding common stock of Vidkid on a fully diluted basis. Under the Agreement, Vidkid issued 11,550,000 shares of its common stock in exchange for each and every share of common stock of PriMed and Vidkid's name was changed to IBX Group, Inc.
For financial accounting purposes, the exchange of stock was treated as a recapitalization of PriMed with the former shareholders of Vidkid retaining 2,637,500 or approximately 19% of the outstanding stock. The stockholders' equity section reflects the change in the capital structure of PriMed due to the recapitalization and the consolidated financial statements reflect the operations of PriMed for the periods presented and the operations of IBX Group, Inc. from the acquisition date.

The Company is engaged in providing administrative services (accounting, billing and collection, claims processing, information management), network support and maintenance to clients predominantly in the healthcare sector. In addition, the Company has developed proprietary software and applications with interactive web-enabled multimedia capabilities with which the Company will develop new markets and lines of business.

In September 2002, the Company acquired Florida Health Source, LLC and entered the business of providing physical therapy services to referred patients. In April 2003, the Company acquired NurseStat, LLC and entered the business of providing medical staffing applications. In May 2003, the Company acquired the business of Independent Transcription Services and entered the business of providing dictating transcription and document management services for the healthcare industry. In May 2003, the Company acquired certain assets and the business of Medicompliant Solutions and Legal Services, Inc. and entered the business of providing outsourced legal compliance services for the healthcare industry. In May 2003, the Company formed a new majority-owned subsidiary, Robo Massage, LLC and licensed the rights to certain massage technology which it will use in its physical therapy centers and which it will sell (See Note 2).

All of the shares and assets of the Company's primary operating subsidiary have been pledged to secure a loan obligation to a creditor. Two of the Company's primary officers have also pledged the shares of the Company owned by them. . The parties entered into an amended settlement agreement effective November 7, 2002 whereby the creditor agreed to dismiss his action against the Company. Pursuant to the terms of the Agreement, the Company is obligated to make certain monthly payments, all of which have been made to date. The creditor, pursuant to the settlement agreement, has a lien and perfected security interest on all of the assets of IBX Technologies, Inc., which is IBX's primary operating subsidiary and on 11,550,000 shares of IBX common stock owned by two of the Company's officers. As of December 31, 2003, approximately $132,293 was outstanding on the loan. Failure to comply with the terms and conditions of the loan documents could result in a default and the transfer of these assets and shares to the lender.

                        IBX GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2003


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PRINCIPLES OF CONSOLIDATION

The consolidated statements include the accounts of IBX Group, Inc. and its wholly-owned subsidiaries and partially-owned subsidiary. All significant inter-company balances and transactions have been eliminated.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates in 2003 and 2002 include the allowance for doubtful accounts, the impairment loss on goodwill and other intangible assets, and the valuation of certain equity instruments issued or granted for services.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all cash and other demand deposits to be cash and cash equivalents. As of December 31, 2003 and 2002, the Company had no cash equivalents.

ACCOUNTS RECEIVABLE AND ALLOWANCE

The Company estimates an allowance for doubtful accounts relating to its medical billing business on a specific identification basis. Allowance for doubtful accounts related to the physical therapy and other businesses are estimated based on the Company's estimate of collectibility based on factors such as age of receivables and historical collection experiences. At December 31, 2003, $458,682 of net accounts receivables were collateral under a loan agreement (see
Note 4).

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable and accrued expenses, payroll taxes payable, and loans payable approximate their fair market value based on the short-term maturity of these instruments.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and are being depreciated using the straight-line method over the estimated useful lives of three to seven years. Leasehold improvements are stated at cost and are being amortized over the lesser of the term of the lease or the estimated useful life of the asset. When assets are retired or otherwise disposed of, the costs and accumulated depreciation are removed from the respective accounts and any related gain or loss is recognized. Maintenance and repair costs are charged to expense as incurred, and renewals and improvements that extend the useful lives of assets are capitalized.

                        IBX GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2003


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

The Company follows the guidance of the Securities and Exchange Commision's Staff Accounting Bulletin 101 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

Revenue derived from billing and collections and administrative services is recognized at the completion of the service performed. For billing and collection services, the Company receives a commission from the customer based on a percentage of amounts actually collected. Revenues are recognized as a net amount equal to the percentage commission once the customer's receivable had been received. Software application revenue (from licensing) is recognized in accordance with the terms of the specific agreements.

Maintenance and support revenues are recognized over the term of the related agreements.

The Company's FHS subsidiary primarily acts as a referral network for physical therapy patients who are referred by insurance carriers. Revenue from providing physical therapy services was recognized upon completion of the patient services and was recorded net of amounts due to service providers for the fiscal year ended December 31, 2002. In 2003, the Company re-evaluated this revenue recognition policy of the FHS subsidiary and determined that it qualifies for the use of the Gross Method under EITF 99-19, "Recording Revenues Gross as a Principal versus Net as an Agent". The cumulative effect of the change in accounting principal was not material.

Revenues from providing medical staffing application services will be recognized as services are provided.

Customer prepayments from outsourced legal compliance services are deferred and recognized as earned over the service period.

INTANGIBLES AND OTHER LONG-LIVED ASSETS

The Company reviews the carrying value of intangibles and other long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value. Goodwill represents the excess of the cost of the Company's acquired subsidiaries or assets over the fair value of their net assets at the date of acquisition. Under Statement of Financial Accounting Standards ("SFAS") No. 142, effective the first quarter of the year ended December 31, 2002, goodwill is no longer subject to amortization over its estimated useful life; rather, goodwill is subject to at least an annual assessment for impairment applying a fair-value based test.

                        IBX GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2003


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTANGIBLES AND OTHER LONG-LIVED ASSETS (CONTINUED)

In the fourth quarter of 2003, based on an impairment test, the Company decided to write-off all goodwill and other intangible asset balances of $592,604 relating to the acquisition of the Company's subsidiaries NursesStat LLC, Florida Health Source LLC, RoboMassage, and Independent Transcription Services and the acquisition of certain assets under purchase agreements. The decision to recognize an impairment loss was made in light of the subsidiaries inability to generate a profit after the acquisition, mounting intercompany balances, the length of time estimated for us to recover the initial investment, and the uncertainty of market conditions and business performance (see Note 2).

INCOME (LOSS) PER COMMON SHARE

Basic income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted income per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. The following table presents a reconciliation of basic and diluted earnings per share:

                                                        2003           2002
                                                        ----           ----
Net (loss) income ................................  $ (3,598,563)  $    163,293
                                                    ------------   ------------
(Loss) income available to common shares .........  $ (3,598,563)  $    163,293
Weighted average shares outstanding - basic ......    60,604,049     37,003,110
EPS - BASIC ......................................  $      (0.06)  $      (0.00)
                                                    ============   ============

(Loss) income available to common shares .........  $ (3,598,563)  $    163,293
                                                    ============   ============
Weighted average shares outstanding - basic ......    60,604,049     37,003,110

Effect of dilutive securities:
Convertible preferred stock ......................             -      2,016,438
Contingently returnable common stock-
 Contingency satisfied at December 31, 2003 ......             -      6,600,000
Exercised options and warrants ...................             -        693,712
Unexercised options and warrants .................             -      8,863,081
                                                    ------------   ------------
Weighted average shares outstanding - diluted ....    60,604,049     55,176,341
                                                    ============   ============
EPS - DILUTED ....................................  $      (0.06)  $      (0.00)
                                                    ============   ============

In 2003, 530,000 common stock options were not included in the computation of diluted earnings per share as their effect would have been anti-dilutive.

                        IBX GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2003


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STOCK-BASED COMPENSATION

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" and SFAS 148, "Accounting for Stock-Based Compensation -Transition and Disclosure", which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied. The Company accounts for stock options and stock issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.

ADVERTISING

Advertising costs are expensed when incurred. For the years ended December 31, 2003 and 2002, advertising expense amounted to $250,662 and $239,698, respectively.

INCOME TAXES

Income taxes are accounted for under the asset and liability method of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes ("SFAS 109"). Under SFAS 109 deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure. Statement 148 provides alternative methods of transition to Statement 123's fair value method of accounting for stock-based employee compensation. It also amends the disclosure provisions of Statement 123 and APB Opinion No. 28, Interim Financial Reporting, to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. Statement 148's amendment of the transition and annual disclosure requirements of Statement's 123 are effective for fiscal years ending after December 15, 2002. Statement 148's amendment of the disclosure requirements of Opinion 28 is effective for interim periods beginning after December 15, 2002. The adoption of the disclosure provisions of Statement 148 as of December 31, 2002 did not have a material impact on the Company's financial condition or results of operations.

                        IBX GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2003


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In January 2003, the FASB issued Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities." FIN 46 requires that if an entity has a controlling financial interest in a variable interest entity, the assets, liabilities and results of activities of the variable interest entity should be included in the consolidated financial statements of the entity. FIN 46 requires that its provisions are effective immediately for all arrangements entered into after January 31, 2003. The Company does not have any variable interest entities created after January 31, 2003. For those arrangements entered into prior to January 31, 2003, the FIN 46 provisions are required to be adopted at the beginning of the first interim or annual period beginning after June 15, 2003. The Company has not identified any variable interest entities to date and will continue to evaluate whether it has variable interest entities that will have a significant impact on its consolidated balance sheet and results of operations.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for the first interim period beginning after June 15, 2003, with certain exceptions. The adoption of SFAS No. 150 did not have a significant impact on our consolidated financial position or results of operations.

NOTE 2 - ACQUISITION

On October 4, 2002 (the "Acquisition Date") the Company acquired 100% of the membership interest in Florida Health Source, LLC ("FHS"), a Florida limited liability company formed on September 9, 2002. At the acquisition date, FHS was a preferred provider network for more than 100,000 employees throughout the state of Florida and is now a physical and occupational therapy vendor for a major U.S. retailer. Additionally, currently FHS operates two multi-disciplinary facilities providing physical therapy, occupational medicine, pain management and wellness services. In connection with the acquisition, the Company entered into employment agreements with three key employees. Each employment agreement has a term of three years effective October 1, 2002 and grants a 13.33% membership interest in FHS (an aggregate 39.99% interest for all three employees) upon attaining certain stipulated financial performance goals in FHS. The Company accounted for this acquisition using the purchase method of accounting in accordance with SFAS No. 141. On the date of acquisition, the purchase price exceeded the fair value of net assets acquired by $71,207. The excess had been applied to goodwill. The results of operations of FHS are included in the consolidated results of operations of the Company from the Acquisition Date. Pursuant to Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" Goodwill has an indefinite life and accordingly will not be amortized. The FHS assets and liabilities acquired were as follows:

         Accounts receivable                 $ 18,816
         Due to providers                     (15,052)
         Accrued compensation                 (39,971)
         Goodwill                              71,207
                                             --------
         Cash purchase price                 $ 35,000
                                             ========

                        IBX GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2003


NOTE 2 - ACQUISITION (CONTINUED)

On December 6, 2002 (the "Acquisition Date") the Company entered into an asset purchase agreement with an individual related to a director of the Company, whereby, the Company acquired more than 170 domain names and informational websites on healthcare topics ranging from arthritis to diabetes. In connection with the asset purchase agreement, the Company issued 600,000 shares of common stock. The fair value of the intangible assets acquired was based on the $.046 quoted trading price of the common stock on the acquisition date and amounted to $27,600 (see Note 5).

Effective April 1, 2003, the Company acquired all of the membership interests in NursesStat, LLC, a Florida limited liability company. The closing date occurred in late June 2003. NursesStat is a medical staffing application service provider. The Company accounted for this acquisition using the purchase method of accounting in accordance with SFAS No. 141. In connection with the acquisition, the Company issued 3,000,000 and 200,000 shares of common stock to the sellers and a third party, respectively. The value of the 3,000,000 common shares issued of $.137 per share or $410,400 was determined based on the average market price of the Company's common shares over the 5-day period before and after the terms of the acquisition were agreed to and announced (March 17, 2003). Additionally, the Company issued 200,000 common shares to consultant in connection with the acquisition of NursesStat. These shares were valued at $.18 per share, based on the grant date, for a value of $36,000.

The purchase price exceeded the fair value of net assets acquired by $404,527. The Company applied $95,000 of the excess to customer lists based on the present value of future cash flows of a sales contract, which was being amortized over a 36 month period. The remaining excess of $309,527 has been applied to goodwill. The results of operations of NursesStat are included in the consolidated results of operations of the Company from the acquisition date of April 1, 2003. On April 1, 2003, the Company's NurseStat subsidiary entered into two employment agreements with its Managing Directors. The term of the agreements are for three years with an annual base salary of $80,000 each, with an option to renew for two additional three years periods. Additionally, each of these individual will be entitled to a bonus of 12.5% of net profits of NursesStat, as defined.

On May 5, 2003, the Company, through its wholly-owned subsidiary IBX Transcription Services, Inc. ("IBXT"), acquired certain assets and the business of ITS Acquisition, Inc. d/b/a Independent Transcription Services ("ITS"), a Florida corporation. ITS provides dictation, transcription and document management services for the healthcare industry. As a result of the acquisition, the Company is a provider of transcription services for the healthcare industry and will sell its transcription technology to ITS customers. The Company accounted for this acquisition using the purchase method of accounting in accordance with SFAS No. 141. In connection with the acquisition of certain assets, prior to the acquisition date, the Company issued 150,000 shares of common stock to the seller. The value of the 150,000 common shares issued of $.1564 per share or $23,460 was determined based on the fair market price of the Company's common shares over the 5-day period before and after the terms of the acquisition were agreed to and announced (May 5, 2003). The purchase price exceeded the fair value of net assets acquired by $17,128. The excess had been applied to customer lists and was being amortized over a 36 month period. The results of operations of ITS are included in the consolidated results of operations of the Company from the acquisition date of May 5, 2003 to December 31, 2003. Effective November 4, 2002, the Company's IBXT subsidiary entered into an employment agreement. The term of the agreement is for one year with a base salary of $36,400. Additionally, this individual will be entitled to a bonus of 10% of net taxable income on any new business of IBXT and a bonus of 30% of net taxable income of IBXT any new business of the IBXT that relates specifically to certain clients as defined in the agreement.

                        IBX GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2003


NOTE 2 - ACQUISITION (CONTINUED)

On May 6, 2003, the Company, through its wholly-owned subsidiary, Medicompliant Solutions II, Inc. ("Medicompliant"), acquired certain assets and the business of Medicompliant Solutions and Legal Services, Inc. ("MSL"), a Florida corporation. MSL provides outsourced legal compliance services for the healthcare industry. As a result of the acquisition, the Company is expected to be the leading provider of outsourced legal compliance services. The Company accounted for this acquisition using the purchase method of accounting in accordance with SFAS No. 141. The Company acquired MSL for cancellation of approximately $20,000 owed to the Company under an informal agreement for back rent. The Company had not recorded such rental income in prior periods since collection was unlikely. Additionally, on May 6, 2003, Medicompliant granted an option to a third party to purchase from Medicompliant, upon terms and conditions as defined in the options agreement, such number of Medicompliant's common shares as shall, after issuance, be equivalent to twenty (20%) percent of all outstanding shares of Medicompliant, for a consideration of $.01 per share. The results of operations of Medicompliant are included in the consolidated results of operations of the Company from the acquisition date of May 6, 2003 to December 31, 2003.

On May 20, 2003, the Company formed a new Florida limited liability company, Robo Massage, LLC ("Robo"), in which the Company has an 80% interest. Simultaneously, the Company issued 500,000 shares of common stock in connection with a licensing agreement, whereby, Robo licensed the rights to "RoboMassage", a programmable, interactive massage table for use in healthcare and leisure settings. The licensor has the option to terminate the Licensing agreement at the end of each year commencing January 2005 for year 2004 if for any such year, the sum of royalties paid pursuant to the licensing agreement plus the Licensor's distributions from its membership interest in Robo are less than $25,000. Robo agreed to pay to Licensor a royalty calculated as 6% of realized revenue, defined as cash revenue received by Robo from the sale of licensed products. The Company valued the 500,000 common shares issued at $.1736 per share based on the trading price on the May 20, 2003 license date or $86,800.

For acquisitions in 2003, the assets acquired and liabilities assumed were as follows:

                             IBX Transcription                                     Medicompliant
                               Services, Inc.    NursesStat LLC   Robo Massage   Soultions II, Inc.     Total
                             -----------------   --------------   ------------   ------------------   ---------
                      Cash       $  2,548          $     560        $      -         $       -        $   3,108
       Accounts receivable         13,216                  -               -                 -           13,216
      Other current assets              -              1,360               -                 -            1,360
    Property and equipment              -             26,376               -                 -           26,376
                   Patents              -             13,577               -                 -           13,577
Customer lists and license         17,128             95,000          86,800             1,267          200,195
          Accounts payable         (9,432)                 -               -           (1,267)          (10,699)
                  Goodwill              -            309,527               -                 -          309,527
                                 --------          ---------        --------         ---------        ---------

      Total purchase price       $ 23,460          $ 446,400        $ 86,800         $       -        $ 556,660
                                 ========          =========        ========         =========        =========

                        IBX GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2003


NOTE 2 - ACQUISITION (CONTINUED)

The following unaudited pro forma consolidated results of operations have been prepared as if the acquisitions had occurred as of the beginning of the following periods:

                                               Year Ended         Year Ended
                                           December 31, 2003   December 31, 2002
                                           -----------------   -----------------

Net Revenues ............................    $   3,337,578      $   3,357,128
Net (Loss) Income .......................    $  (3,615,438)     $    (451,000)
Net (Loss) Income per Share - Basic .....    $       (0.06)     $       (0.02)
Net (Loss) Income per Share - Diluted ...    $       (0.06)     $       (0.01)

Pro forma data does not purport to be indicative of the results that would have been obtained had these events actually occurred at the beginning of the periods presented and is not intended to be a projection of future results.

ACQUIRED INTANGIBLE ASSETS AND IMPAIRMENT

In the fourth quarter of 2003, based on an impairment test, the Company decided to write-off all goodwill and other intangible asset balances of $592,604 relating to the acquisition of certain of the Company's assets and subsidiaries NursesStat LLC, Florida Health Source LLC, RoboMassage, and Independent Transcription Services and the acquisition of certain assets under purchase agreements. The decision to recognize an impairment loss was made in light of the subsidiaries inability to generate a profit after the acquisition, mounting intercompany balances, the length of time estimated for us to recover the initial investment, and the uncertainty of market conditions and business performance. The Company expects to deduct goodwill for tax purposes over a period of 15 years.

NOTE 3 - PROPERTY AND EQUIPMENT

At December 31, 2003, property and equipment consisted of the following:

Computer equipment and software ...........................$ 508,874
Furniture and office equipment ............................  113,132
Leasehold improvements ....................................  199,041
                                                           ---------
                                                             821,047
Less accumulated depreciation ............................. (529,930)
                                                           ---------
Total
                                                           $ 291,117
                                                           =========

Depreciation expense for the years ended December 31, 2003 and 2002 was $143,857 and $115,826, respectively. At December 31, 2003, $197,621 of net property and equipment was encumbered under a loan agreement (see Note 4).

                        IBX GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2003


NOTE 4 - NOTES PAYABLE

The Company's borrowings consisted of the following at December 31, 2003:

Loan payable to an individual, payable in various
installments through February 2004. The loan payable
includes accrued interest and is collateralized by all of
the assets of one of the Company's subsidiaries and
11,550,000 outstanding common shares of the Company held by
certain guarantors. See (a) below. ................................  $  132,293

Line of credit agreement with a financial institution. The
Company can borrow up to $425,000. Interest is payable on
the outstanding principal balance by adding the prevailing
base loan rate charged by the financial institution and the
sliding scale percentage rate, determined by the level of
the daily net loan balance ranging from 2.5% to .75% over
the base loan rate ( 5.375% at December 31, 2003). The loan
is collateralized by restricted cash and is payable on
demand. See (b) below. ............................................     412,478
                                                                     ----------
                                                                        544,771

Less: Current portion of loans payable ............................    (544,771)
                                                                     ----------
Total .............................................................  $        -
                                                                     ==========

(a) On October 8, 2002, the Company made a payment and renegotiated a note payable with an individual. Accordingly, the principal amount of such note was reduced to $692,497 as of October 28, 2002. The lender retroactively restated the per annum interest rate prior to October 8, 2002 from 25% to 15%. Furthermore, so long as the Company does not breach this agreement, effective October 8, 2002, the annual rate of interest was further reduced to 12.5% per annum. However, if the Company defaults on this agreement the loan will contingently revert to its previous outstanding balance on the date of this agreement with interest at 25% per annum. Certain shareholders of the Company's have pledged their shares of the Company owned by them and also personally guaranteed the note. As on the date of this report, the Company has met its obligations under this revised agreement. Failure to comply with the terms and conditions of the loan documents could result in a default and the transfer of these assets and shares to the lender.

(b) The Company maintains restricted cash in a brokerage account that is collateral for this line of credit and shown as restricted cash on the accompanying balance sheet.

NOTE 5 - RELATED PARTY TRANSACTIONS

Certain officers/shareholders of the Company from time to time advanced funds to the Company for operations and draws funds back as repayments or advances. These amounts are non-interest bearing, non-collateralized, and are payable on demand. As of December 31, 2003, amounts due one officer/shareholder of the Company amounted to $18,436. These advances are subordinated to the loan payable (see
Note 4). At December 31, 2003, one officer/director of the Company owed the Company $94,382, which was substantially paid back subsequent to year end.

                        IBX GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2003


NOTE 5 - RELATED PARTY TRANSACTIONS (CONTINUED)

In 2001 the Company assumed the debt of an officer relating to a predecessor company lawsuit of which $27,000 was paid in 2002.

In December 2002, the Company acquired certain domain names and related content from a party related to a director of the Company for 600,000 shares of the Company's common stock. The shares were valued at the quoted trading price on the acquisition date resulting in an intangible asset of $27,600 (see Note 2).

NOTE 6 - STOCKHOLDERS' DEFICIT

PREFERRED STOCK

In August 2002, the Company designated 300,000 shares of its authorized preferred stock as Class A Non-Voting Convertible Preferred Stock ("Class A Preferred"). Each share of Class A Preferred is convertible into 100 shares of common stock. A holder of Class A Preferred may not convert shares if such conversion would result in such holder owning in excess of 4.9% of the Company's common stock. The Class A Preferred holder is entitled to dividends when declared on common stock equal to the equivalent common shares into which the Class A Preferred is convertible. At such time, 80,000 shares of Class A Preferred were issued in exchange for 8,000,000 shares of common stock held by one entity. During the year ended December 31, 2003, the Class A preferred shareholder converted 23,000 Class A preferred shares into 2,300,000 shares of common stock.

COMMON STOCK

In June 2002, majority shareholders of the Company exercised warrants to purchase 942,366 shares of common stock at $.10 per share in exchange for loans payable amounting to $94,237 (including interest of $2,237).

In June 2002, a former director and shareholder of the Company exercised warrants to purchase 850,000 shares of common stock at $.10 per share in exchange for loans payable amounting to $85,000. Additionally, in June 2002, the Company issued 1,081,880 shares of common stock at $.10 per share in exchange for loans payable amounting to $90,618 and a subscription receivable of $17,570. In December 2003, the Company settled this subscription receivable with a former director and another $34,000 subscription with a party related to the director, whereby the former director assigned 880,000 warrants held by the former director back to the Company. For accounting purposes, this transaction was treated as a sale of warrants at a fair market value of $.015 per warrant by the selling warrant holder to the Company and resulted in a settlement expense of $64,770.

In June 2002, 2,000,000 common shares previously issuable were issued.

In June 2002, stock options were exercised to purchase 250,000 shares of common stock at $.01 per share for a subscription receivable of $2,500.

In August 2002, a principal shareholder of the Company converted 8,000,000 shares of common stock into 80,000 shares of Class A Non-Voting Convertible Preferred Stock.

                        IBX GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2003


NOTE 6 - STOCKHOLDERS' DEFICIT (CONTINUED)

COMMON STOCK (CONTINUED)

In August and September 2002, directors' and shareholders of the Company exercised warrants to purchase 340,000 shares of common stock at $.10 per share for net proceeds of $34,000.

In December 2002, majority shareholders of the Company exercised warrants to purchase 370,000 shares of common stock at $.10 per share for net proceeds of $37,000.

Pursuant to a stock bonus plan authorized by the board of directors on October 30, 2002 for up to 1,000,000 shares of common stock, in December 2002, the Company issued 1,000,000 shares of common stock to consultants, employees and directors for services rendered and to be rendered in the future. The Company valued these common shares at the fair market value on the dates of issuance of $.046 per share and recorded non-cash compensation of $36,800 and $9,200 in deferred compensation relating to the issuance of 200,000 of these shares issued to a director of the Company's for services to be rendered in 2003.

During the year ended December 31, 2003, warrant holders of the Company exercised warrants to purchase 41,137,634 shares of common stock at $.10 per share for net proceeds of $3,085,928 (net of $438,488 offering costs paid and $205,165 of offering costs payable and included in accrued expenses) and a subscription receivable of $90,000.

In April 2003, 600,000 shares of common stock previously issuable were issued.

In April 2003, in connection with the acquisition of NursesStat LLC, the Company was required to issue 3,000,000 shares of common stock. As of December 31, 2003, 2,997,900 of these shares have been issued with the remaining 2,100 unissued shares included in common stock issuable at December 31, 2003. Additionally, as part of this acquisition, the Company issued 200,000 shares of common stock to a consultant for services rendered. (See note 2)

In May 2003, in connection with the acquisition of Independent Transcription Services, Inc., the Company issued 150,000 shares of common stock. (See note 2)

In May 2003, in connection with the acquisition of a licensing agreement, the Company issued 500,000 shares of common stock. (See note 2)

In July 2003, 2,300,000 shares of common stock were issued in exchange for 23,000 shares of Class A preferred stock. At the exchange date, the fair market value of the issued preferred stock equaled the fair market value of the exchanged common shares resulting in no charges to operations.

In December 2003, the Company issued 1,500,000 shares of common stock to employees (825,000 shares) and consultants (675,000 shares) for services rendered. The Company valued these common shares at the fair market value on the date of issuance of $.07 per share or $105,000, which has been recorded as consulting expense and compensation expense amounting to $47,250 and $57,750, respectively, in the accompanying statement of operations.

In December 2003, the Company sold 592,366 unregistered shares of common stock to investor for net proceeds of $29,618.

                        IBX GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2003


NOTE 6 - STOCKHOLDERS' DEFICIT (CONTINUED)

STOCK OPTIONS AND WARRANTS

On December 6, 2002, a shareholder sold, for nominal consideration, class A stock warrants for 2,000,000 shares of common stock to a consultant for services rendered and to be rendered in the future on behalf of the Company. For accounting purposes, this transaction is treated as a contribution of the warrants by the selling warrant holder to the Company and a new grant of warrants to the consultant resulting in a consulting expense. The options had exercise prices of $.10 per share and expire on June 24, 2003. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions dividend yield of -0- percent; expected volatility of 105%; risk-free interest rate of
4.50 percent and an expected holding periods of six months. In connection with the sale of these options, the Company recorded non-cash compensation of $1,333 and deferred compensation of $2,667. In December 2002, the consultant exercised class A warrants for 80,000 common shares for net proceeds of $8,000.

On January 24, 2003, a shareholder sold, for nominal consideration, class A stock warrants for 2,000,000 shares of common stock to a consultant for services rendered and to be rendered in the future on behalf of the Company. For accounting purposes, this transaction is treated as a contribution of the warrants by the selling warrant holder to the Company and a new grant of warrants to the consultant resulting in a consulting expense. The options had exercise prices of $.10 per share and expire on June 24, 2003. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions dividend yield of -0- percent; expected volatility of 146%; risk-free interest rate of
4.50 percent and an expected holding periods of five months. In connection with the sale of these options, the Company recorded non-cash compensation of $166,000.

In April 2003, a consultant to the Company entered into separate agreements with the Tucker Family Spendthrift Trust and the Calvo Family Spendthrift Trust pursuant to which he has the right to purchase all of the class A warrants from the Tucker Family Spendthrift Trust and all of the class E warrants from the Calvo Family Spendthrift Trust. The Trusts have agreed with the consultant to not exercise the warrants so long as the consultant purchases 1,000,000 warrants per month from each Trust. The Company agreed to reduce the exercise price of the warrants purchased by the consultant in exchange for the exercise of such warrants. As consideration for arranging the transaction between the parties, the Company agreed to pay another third party a finder's fee of $.005 per warrant for each warrant that is purchased by the consultant and subsequently exercised. There is no financial accounting effect of these transactions other than offsetting the fee paid against paid in capital as an offering cost.

During the three months ended June 30, 2003, the Company extended the expiration date of it $.10 warrants to December 31, 2003 and the $.20 warrants to June 24, 2004. There was no accounting effect to this transaction as these were purchased warrants rather than compensatory warrants.

In September 2003, the Company modified the terms of the outstanding warrants to purchase 20,000,000 shares of the Company's common stock. The warrants had an exercise price of $.20 per warrant and an expiration date of June 24, 2004. The exercise price has been lowered to $.10 per share until December 31, 2003. The Company could extend the period in which the price reduction is in effect. There was no accounting effect of the modification for these purchased warrants.

                        IBX GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2003


NOTE 6 - STOCKHOLDERS' DEFICIT (CONTINUED)

STOCK OPTION AND WARRANTS (CONTINUED)

A summary of outstanding options and warrants at December 31, 2003 are as follows:

                                    Shares Underlying     Range of Exercise      Remaining          Average
                                   Options and warrants         Prices        Contractual Life   Exercise Price
                                   --------------------   -----------------   ----------------   --------------
Outstanding at December 31, 2001          44,500,000       $0.01 - $0.50         1-5 years           $0.15
Granted                                    2,000,000               $0.10         0.5 years           $0.10
Exercised                                (2,832,366)               $0.10                 -           $0.10
Cancelled                                (2,000,000)               $0.10                 -           $0.10
                                   --------------------   -----------------   ----------------   --------------

Outstanding at December 31, 2002          41,667,634       $0.10 - $0.50         0-4 years           $0.16
Granted                                            -                   -                 -               -
Exercised                               (41,137,634)               $0.10                 -           $0.10
Cancelled                                          -                   -                 -               -
                                   --------------------   -----------------   ----------------   --------------

Outstanding at December 31, 2003             530,000         $0.10-$0.50         3.0 years           $0.28
                                   ====================   =================   ================   ==============

Weighted average fair value of warrants and options granted in 2003        $.00
                                                                           ====

The following table summarizes information about employee stock options and consultant warrants outstanding at December 31, 2003:

                Options and Warrants Outstanding                        Options and Warrants Exercisable
 -----------------------------------------------------------------      --------------------------------
                                         Weighted
                                         Average          Weighted                              Weighted
 Range of            Number             Remaining          Average            Number             Average
 Exercise        Outstanding at        Contractual        Exercise        Exercisable at        Exercise
  Price        December 31, 2003          Life             Price        December 31, 2003        Price
 --------      -----------------       -----------        --------      -----------------       --------
 $ 0.50             250,000            3.00 Years          $ 0.50             250,000            $ 0.50
   0.10             280,000            3.00 Years            0.10             280,000              0.10
               -----------------                          --------      -----------------       --------
                    530,000                                $ 0.28             530,000            $ 0.28
               =================                          ========      =================       ========

                        IBX GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2003


NOTE 7 - INCOME TAXES

At December 31, 2003, the Company had net operating loss carry forwards of approximately $4,670,000 for income tax purposes, available to offset future taxable income expiring on various dates through 2023. Usage of the net operating losses may be limited due to the Company's change in ownership, which occurred in December 2001. The Company's tax expense differs from the "expected" tax expense for the years ended December 31, 2003 and 2002 (computed by applying the Federal Corporate tax rate of 34 percent to loss before taxes), as follows:

                                                          2003           2002
                                                          ----           ----

Computed "expected" tax expense (benefit) ........    $(1,248,967)    $  55,520
State income taxes ...............................       (151,395)       21,729
Other permanent differences ......................          6,800         8,713
Non-deductible impairment losses .................        201,485             -
Non-deductible stock based compensation ..........        104,787        27,210
Change in blended rate estimate ..................        (11,348)       42,118
Change in valuation allowance ....................      1,098,638      (155,290)
                                                      -----------     ---------
                                                      $         -     $       -
                                                      ===========     =========

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2003 are as follows:

                                                                  2003
                                                              -----------
Deferred tax assets:
Net operating loss carry forward .........................    $ 1,845,673
Allowance for doubtful accounts ..........................         20,247
                                                              -----------

Total gross deferred tax assets ..........................      1,865,920

Less valuation allowance .................................     (1,865,920)
                                                              -----------
Net deferred tax assets ..................................    $         -
                                                              ===========

The valuation allowance at December 31, 2003 was $1,865,920. The increase during 2003 was $1,098,637.

In assessing the realizability of the deferred tax assets, management considers whether it is more likely than not that some portions or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income or changes in ownership or business during the periods in which the temporary differences become deductible. Due to the Company's continuing losses and recent change in ownership, it is more likely than not that the deferred tax assets will not be realized.

                        IBX GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2003


NOTE 8 - COMMITMENTS AND CONTINGENCIES

OPERATING LEASE

The Company leases its office facility under various non-cancelable operating leases payable in monthly installments. The Company's FHS subsidiary leases its office facility under a five-year non-cancelable operating lease payable in monthly installments commencing in October 2002. Rent expense for the years ended December 31, 2003 and 2002 was $446,829 and $230,761, respectively.

Future minimum lease payments as of December 31, 2003 are as follows:

         2004 ..............................  $  357,000
         2005 ..............................     293,000
         2006 ..............................     143,000
         2007 ..............................     134,000
         Thereafter ........................      99,000
                                              ----------

         Total future minimum lease payments  $1,026,000
                                              ==========

LITIGATION

The Company was party to a legal proceeding with its major creditor. An initial settlement was reached in December 2000. The Company renegotiated the terms of the settlement agreement and on August 13, 2001, the Company entered into a second settlement agreement relating to this legal action. The Company defaulted on this second settlement agreement and in October 2002 entered into a new settlement agreement with the major creditor and the litigation was dismissed. Through the date of the report, the Company has been making the scheduled payments under this agreement. As of December 31, 2003, principal and accrued interest amounting to $132,293 is included in the accompanying consolidated financial statements as a loan payable (see Note 4).

Three former employees of the Company's subsidiary, FHS, have claimed they are owed $54,608 in reimbursable expenses. The Company disputes such claims but has conservatively accrued the amount in accounts payable.

The Company is involved in various claims and legal proceedings brought against the Company arising in the normal course of business. The Company has accrued estimated amounts related to these matters and do not believe that the ultimate outcome will have a materially adverse effect on the Company's financial position, results of operations, or liquidity.

                        IBX GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2003


NOTE 8 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

INSTALLMENT AGREEMENT WITH INTERNAL REVENUE SERVICE

The Company entered into an installment agreement with the U.S. Internal Revenue Service (IRS) in October 2002 relating to unpaid payroll taxes. In connection with this installment agreement, the Company paid $48,000 in November 2002 and will make monthly payments of $12,000 until the balance is paid in full. In event of default, the IRS has the right to file a notice of Federal tax lien. At December 31, 2003, accrued payroll taxes and estimated accrued interest and penalties aggregated $1,538,609.

EMPLOYMENT AGREEMENT

On December 19, 2001, the Company entered into an employment agreement with its President for a period ending on December 31, 2006. As compensation for his services, the President will receive in year one an annual base compensation of $125,000. Subject to the continuing approval of the Company, the annual base salary in each succeeding year will be equal to at least 110% of the annual base salary from the prior year. Compensation will be paid no less frequently than monthly or in such increments as are regularly paid by the Company to other employees.

In addition to the annual salary, the President was issued 6,600,000 shares of the Company's common stock, subject to certain restrictions and contingencies (see Note 6). At December 31, 2002, the contingency was satisfied and the restriction has lapsed. Subject to the prior approval of the Company, the President will also be entitled to such other bonuses based upon the Company's performance as determined in the sole and absolute discretion of the Company; will be offered health insurance coverage at no cost to the President; be entitled to participate in such employee benefit programs as are offered by the Company to other employees; be entitled to an annual paid vacation of three weeks per year plus five personal days per year, and any vacation time not used may be accrued to the following year if the President remains employed with the Company.

The President will also be reimbursed for out-of-pocket expenses incurred by him in the performance of his job responsibilities. However, any reimbursable expenses in excess of $1,000 must first be approved by the Company. The initial term of the agreement commenced as of the date of the agreement, and will continue until December 31, 2006. The Company will have the right to terminate the agreement for good cause or by reason of the President's disability on 30 days prior written notice to the President. If such termination is for good cause or by reason of the President's disability, a notice of termination specifying the nature of the good cause or disability, as the case may be, will be given the President. If the President is terminated for any other reason than good cause, the Company will be obligated to pay the President a severance payment of the greater of $100,000 or the remaining sums due under the agreement.

On October 3, 2002, the Company's FHS subsidiary entered into an employment agreement with its Director of Marketing and Business Development. The term of the agreement is for three years with a base salary of $102,000 and will increase to $135,000 for the remaining two years of the agreement if the Company achieves certain benchmarks. Additionally, this individual will be entitled to a bonus of $13,000 by September 2003 if the Company achieves certain pro forma income objectives. Additionally, the employee shall be entitled to a 13.33% ownership interest in FHS if the employee meets certain financial results as outlined in the agreement. This employment agreement was terminated in 2003 (See
Note 8 - Litigation).

                        IBX GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2003


NOTE 8 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

On October 3, 2002, the Company's FHS subsidiary entered into an employment agreement with its Director of Industrial Programs/Business Development. The term of the agreement is for three years with a base salary of $102,000 and will increase to $135,000 for the remaining two years of the agreement if the Company achieves certain benchmarks. The Company has also agreed to pay unpaid and accrued back wages and expenses of approximately $17,000. Additionally, this individual will be entitled to a bonus of $13,000 by September 2003 if the Company achieves certain pro forma income objectives. Additionally, the employee shall be entitled to a 13.33% ownership interest in FHS if the employee meets certain financial results as outlined in the agreement. This employment agreement was terminated in 2003 (See Note 8 - Litigation).

On October 3, 2002, the Company's FHS subsidiary entered into an employment agreement with its Director of Network Operations and Business Development. The term of the agreement is for three years with a base salary of $102,000 and will increase to $135,000 for the remaining two years of the agreement if the Company achieves certain benchmarks. Additionally, this individual will be entitled to a bonus of $13,000 by September 2003 if the Company achieves certain pro forma income objectives. Additionally, the employee shall be entitled to a 13.33% ownership interest in FHS if the employee meets certain financial results as outlined in the agreement. This employment agreement was terminated in 2003 (See
Note 8 - Litigation).

NOTE 9 - CONCENTRATIONS

CUSTOMER SALES AND ACCOUNTS RECEIVABLE

The Company sells its services predominantly within Palm Beach, Dade and Broward Counties, Florida. The Company performs ongoing credit evaluations of its customers' financial conditions and, generally, requires no collateral from its customers. The Company's three largest customers accounted for approximately 19% and 81% of sales and approximately 52% and 22% of accounts receivable for the periods ended December 31, 2003 and 2002, respectively.

NOTE 10 - MANAGEMENT'S CONSIDERATION OF GOING CONCERN MATTERS

As reflected in the accompanying consolidated financial statements, the Company has a working capital deficiency of $1,900,961 at December 31, 2003, and has an accumulated deficit of $6,413,941. The ability of the Company to continue as a going concern is dependent on the continuation of profitable operations, its ability to maintain positive cash flows from operations, and the obtaining additional equity and/or debt financing to pay off outstanding debt obligations and unpaid payroll taxes.

There can be no assurance that the Company's efforts will be successful. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. No estimate has been made should management's plan be unsuccessful.

                        IBX GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2003


NOTE 11 - SEGMENT INFORMATION

In fiscal 2003 and 2002, the Company operates in two reportable business segments - (1) healthcare transaction management and technology services and (2) physical therapy and rehabilitation services. The healthcare transaction management and technology services segment provides the healthcare industry with a combination of administrative services and technology development, including but not limited to physicians practice management, billing and collections, network services and software application development. The physical therapy and rehabilitation services segment operates multi-disciplinary clinics offering physical therapy, occupational medicine, pain management, chiropractic care and wellness services. The Company's reportable segments are strategic business units that offer different products, which compliment each other. They are managed separately based on the fundamental differences in their operations.

Information with respect to these reportable business segments for the years ended December 31, 2003 and 2002 is as follows.

                                                    For the           For the
                                                  Year Ended        Year Ended
                                                  December 31,      December 31,
                                                      2003              2002
                                                  ------------      ------------
                              NET REVENUES:
                     Healthcare Transaction
                  Management and Technology ..... $ 2,684,452        $3,145,504
        Physical Therapy and Rehabilitation .....     643,400            74,600
                                                  -----------        ----------
                   Consolidated Net Revenue .....   3,327,852         3,220,104

                        OPERATING EXPENSES:
                     Healthcare Transaction
                  Management and Technology .....   5,384,478         2,640,939
        Physical Therapy and Rehabilitation .....   1,014,811           158,841

                              DEPRECIATION:
                     Healthcare Transaction
                  Management and Technology .....     162,307           115,138
        Physical Therapy and Rehabilitation .....      10,067               688

                          INTEREST EXPENSE:
                     Healthcare Transaction
                  Management and Technology .....     350,247           430,867
        Physical Therapy and Rehabilitation .....       4,505                 -

                             INCOME (LOSS):
                     Healthcare Transaction
                  Management and Technology ..... $(3,212,580)       $  248,222
        Physical Therapy and Rehabilitation .....    (385,983)          (84,929)
                                                  -----------        ----------
                          NET INCOME( LOSS) ..... $(3,598,563)       $  163,293
                                                  ===========        ==========
TOTAL ASSETS AT DECEMBER 31, 2003 AND 2002:
                     Healthcare Transaction
                  Management and Technology ..... $ 1,373,809        $  397,297
        Physical Therapy and Rehabilitation .....     130,379           178,821
                                                  -----------        ----------
                   Consolidated Asset Total ..... $ 1,504,188        $  573,118
                                                  ===========        ==========

                        IBX GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2003


NOTE 12 - SUBSEQUENT EVENTS

Subsequent to December 31, 2003, the Company issued 2,880,000 shares of common stock for net proceeds of $144,000.

On January 29, 2004, the Company signed a promissory note with a shareholder for $200,000. This note provides for 7.5% interest, a maturity date of January 31, 2005 and is unsecured. The note is convertible to common stock. The conversion price is at 25% of the offering price any offering by the Company.

On February 17, 2004, the Company's board of directors adopted an article of amendment for 1,000,000 shares of the 5,000,000 shares of preferred stock designating it as Series B 8% Convertible Preferred Stock or Series B preferred stock. The holder of shares of the Series B preferred stock will be entitled to all dividends declared by the board of directors at a rate of $80.00 per share per annum. Dividends are not cumulative and will not accrue. The holder will be entitled to convert each share of Series B preferred stock for 2,000 shares of common stock, subject to adjustment upon the occurrence of certain limited events as specified in the articles of amendment. Each share will be entitled to a liquidation preference of $1,000.00 per share plus any declared but unpaid dividend. The Series B preferred stock will have voting rights as if converted into common stock and will vote as a class with the common stock on all matters. Certain protective provisions apply that limits the Company's authority to a) issue new classes of capital stock senior to the series B preferred, and b) sell or merge the Company.

During February and March 2004, the Company completed a private placement to two accredited investors in which we issued an aggregate of 1,500 shares of Series B Preferred Stock convertible into 3,000,000 shares of common stock, warrants entitling the holders to purchase up to 1,500,000 shares of our common stock at an exercise price of $0.10 per share expiring on December 31, 2005. The Company agreed to file a registration statement with the SEC to permit the public resale of the shares of our common stock issuable upon the exercise of the warrants as soon as possible after the closing date of the transaction.

In March 2004, a shareholder of the Company agreed to convert accrued expenses of approximately $135,000 into a half unit of the private placement, with the remainder paid $10,000 per month until paid in full. The half unit represents 500 shares of Series B Preferred Stock and 500,000 warrants to purchase common stock at an exercise price of $.10 per share.

On March 14, 2004, the Company signed a promissory note with a shareholder for $174,000 which converted to a note payable amounts due to this shareholder of approximately $69,000 and additional borrowing of $105,000. The note provides for 8% interest, a maturity date of March 12, 2005 and a security interest in all of the Company's assets. The Company is required to provide the holder with 90 days' notice of any prepayment, although there is no prepayment penalty. The note is convertible to common stock. The conversion price is the lowest of $.035, 70% of the closing bid price on the date of conversion or 70% of the offering price any offering by the Company until March 2005. The Company agreed to include the shares issuable upon the exercise of this note in this registration statement.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO PROVIDE ANY INFORMATION OR MAKE ANY REPRESENTATIONS ABOUT IBX GROUP, INC. EXCEPT THE INFORMATION OR REPRESENTATIONS CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY ADDITIONAL INFORMATION OR REPRESENTATIONS IF MADE.

                             _______________________


This prospectus does not constitute an
offer to sell, or a solicitation of an
offer to buy any securities:

      o  except the common stock offered
         by this prospectus;

      o  in any jurisdiction in which            ______________________
         the offer or solicitation is
         not authorized;
                                                       PROSPECTUS
      o  in any jurisdiction where the
         dealer or other salesperson is          ______________________
         not qualified to make the offer
         or solicitation;

      o  to any person to whom it is                   272,193,282
         unlawful to make the offer or           SHARES OF COMMON STOCK
         solicitation; or

      o  to any person who is not a
         United States resident or who
         is outside the jurisdiction of              IBX GROUP, INC.
         the United States.

The delivery of this prospectus or any
accompanying sale does not imply that:
                                                    OCTOBER 12, 2004
      o  there have been no changes in
         the affairs of IBX Group, Inc.
         after the date of this
         prospectus; or

      o  the information contained in
         this prospectus is correct
         after the date of this
         prospectus.

                             _______________________


Until _____________, 2004, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act, to indemnify its directors and officers to the extent provided for in such statute. The Registrant's Amended and Restated Articles of Incorporation and bylaws provide that the Registrant may insure, shall indemnify, and shall advance expenses on behalf of our officers and directors to the fullest extent not prohibited by law. We are also a party to indemnification agreements with each of our directors and officers. The Registrant has also agreed to indemnify the selling stockholders named in the Registration Statement against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The bylaws of the Registrant provide that, to the fullest extent permitted by applicable law, the Registrant shall indemnify any person who is a party or otherwise involved in any proceeding by reason of the fact that such person is or was a director or officer of the Registrant or was serving at the request of the Registrant.

The Registrant has not purchased insurance against costs which may be incurred by it pursuant to the foregoing provisions of its Articles of Incorporation and bylaws, nor does it insure its officers and directors against liabilities incurred by them in the discharge of their functions as such officers and directors.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

 ITEM                                                                  AMOUNT
 -----------------------------------------------------------         ----------
 Securities and Exchange Commission registration fee                    $120.75
 Printing and engraving fees*                                         $2,500.00
 Accounting fees and expenses *                                      $20,000.00
 Legal fees and expenses *                                           $50,000.00
 Miscellaneous (including Blue Sky fees, transfer agent fees
   and registrar fees)*                                              $12,379.25
                                                                     ----------
 Total Estimated Expenses                                            $85,000.00
                                                                     ==========
 * Estimate.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         During the last three years, IBX sold the securities listed below without registration under the Securities Act of 1933, as amended, in reliance on the exemption from registration requirements cited. All transactions were exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and all persons were given sufficient information about IBX to make an informed investment decision.

         2001

         In September of 2001, IBX issued to Steven Adelstein, a former director of IBX, 250,000 options with an exercise price of $0.50 per share in 2001 for his service as President of VidKid.

         Also in September of 2001, IBX issued 11,550,000 shares of common stock to two individuals pursuant to the acquisition of Primed.

         In November of 2001, IBX issued to each of two consultants 125,000 shares, at $0.025 per share, and 125,000 stock options, with an exercise price of $0.01 per share as compensation for services rendered to IBX.

         In December of 2001, IBX issued to three accredited investors upon conversion of outstanding convertible bonds originally issued by Primed 10,062,500 shares, at $0.018 per share.

         Also in December of 2001, IBX issued to Market Watch Corporation as partial payment under a corporate information services agreement 750,000 shares of common stock, at $0.018 per share.

         Also in December of 2001, IBX issued an aggregate of 1,000,000 shares of common stock, at $0.018 per share, to 31 persons, all of whom were employees or consultants of IBX, for services rendered.

         On December 19, 2001, IBX concluded a private placement of $200,000 worth of units comprised of an aggregate of 10,937,500 shares of common stock, at $0.018 per share, Class A warrants entitling the holders to purchase up to 20,000,000 shares of common stock at an exercise price of $0.10 per share; and Class B warrants entitling the holders to purchase up to 20,000,000 shares of common stock at an exercise price of $0.20 per share.

         In 2001, IBX issued to Evan Brovenick, an officer and director of IBX, 2,000,000 Class C warrants with an exercise price of $0.10 per share, and 2,000,000 Class D warrants with an exercise price of $0.20 per share. Mr. Brovenick subsequently assigned 1,140,000 of the Class C warrants to Steven Adelstein, and 500,000 to Mr. Adelstein's adult son. Mr. Adelstein assigned 1,140,000 of these warrants to his adult children.

         2002

         In May of 2002, IBX issued an aggregate of 1,081,880 shares, at $0.10 per share, to one entity in exchange for cancellation of a $90,618 portion of a $104,588 promissory note and a subscription receivable of $17,570. This entity subsequently transferred the shares to its four shareholders.

         In May and June of 2002, an aggregate of 850,000 Class A warrants, with an exercise price of $0.10 per share, were exercised by three persons using the repayment of a loan. In 2002, as described under "Certain Relationships and Related Transactions", the Calvo Family Spend Thrift Trust, a principal shareholder, converted 8,000,000 shares of common stock into 80,000 shares of Class A Non-Voting Convertible Preferred Stock.

         In December of 2002, IBX issued 1,000,000 shares of common stock to consultants, employees and an outside director, at $0.046 per share, for services rendered and to be rendered in the future.

         2003

         In December of 2003, IBX issued to employees and consultants for services rendered 1,500,000 shares of common stock, at $0.07 per share.

         Also in December of 2003, IBX sold 592,366 unregistered shares of common stock, at $0.05 per share, to an investor for net proceeds of $29,618.

         In 2003, IBX issued or is obligated to issue an aggregate of 3,850,000 shares, at prices ranging from $0.13 to $0.18 per share, in three acquisitions to a total of 41 persons.

         In December of 2003 and January of 2004, IBX issued an aggregate of 2,972,366 shares, at $0.05 per share, without any restrictive legend. At the time of issuance, IBX believed that it was issuing the shares upon exercise of outstanding warrants and that the shares issuable upon the exercise of these warrants were registered pursuant to a registration statement then in effect. However, due to an accounting error by IBX, all of the warrants included in the registration statement had been exercised. Accordingly, the 2,972,366 shares were issued without a valid registration statement in effect, which is a violation of Section 5 of the Securities Act of 1933, as amended. Since an effective registration statement was not in effect for these shares, these issuances may have violated Section 5 of the Securities Act of 1933, as amended. IBX is currently exploring appropriate corrective actions.

         2004

         In January of 2004, IBX issued to Northbar 2,380,000 shares of its common stock for net proceeds of $199,000 or $0.05 per share.

         In February of 2004, in connection with a securities purchase agreement, IBX issued 500,000 shares of common stock. The shares were valued at the quoted trading price on the date of the securities purchase agreement of $35,500. The $35,500 was treated as a discount on the convertible debenture and is being amortized into interest expense over the debenture term.

         On February 19, 2004, IBX entered into a securities purchase agreement to issue and sell 7.5% convertible debentures, in the aggregate amount of $200,000, convertible into shares of common stock of IBX. As of June 30, 2004, $200,000 in convertible debentures were issued to investors. The holders of this debt have the right to convert all or any amount of this debenture into fully paid and non-assessable shares of common stock at the conversion price with the limitation that any debenture holder may not convert any amount of the debentures if after conversion that debenture holder would beneficially hold more than 4.99% of the total outstanding common stock of IBX. The conversion price generally is the lesser of (i) 65% of the average of the three lowest closing bid prices of the common stock during the five trading days immediately prior to the conversion date or (ii) $0.08. Interest is payable at the conversion date, in cash or in shares of common stock, at the option of IBX. The convertible debentures mature three years from the debenture issuance date. For the six months ended June 30, 2004, IBX recorded an imbedded beneficial conversion amount of $107,693 as interest expense since the debentures were immediately convertible. In connection with these convertible debentures issued, warrants to purchase 500,000 common shares were issued to the holders at an exercise price per share of $0.05. The warrants are exercisable immediately and expire on March 15, 2007. These warrants were treated as a discount on the convertible debenture and in 2004 were valued at $18,068 under SFAS No. 123 using the Black-Scholes option pricing model to be amortized over the debenture term. Amortization expense for the six months ended June 30, 2004 was $7,132 and is included in interest expense. In May of 2004, the investor converted $50,000 of debentures payable into 3,379,953 shares of common stock.

         In March of 2004, IBX issued a convertible note for $174,000, of which $105,000 was for cash and $69,000 for the cancellation of outstanding liabilities to an existing shareholder. The note provides for 8% interest, a maturity date of March 12, 2005 and a security interest in all of IBX's assets. IBX is required to provide the holder with 90 days' notice of any prepayment, although there is no prepayment penalty. The note is convertible to common stock. The conversion price is the lowest of $0.035, 70% of the closing bid price on the date of conversion, or 70% of the offering price any offering by IBX until March of 2005.

         Also in March of 2004, IBX issued 1,250 shares of Series B Preferred Stock, at $100.00 per share, and 1,250,000 warrants, at an exercise price of $0.10 per share, of which 1,000 shares of Series B Preferred Stock and 1,000,000 warrants were for $100,000 in cash and 250 shares of Series B Preferred Stock and 250,000 warrants were issued in payment of outstanding liabilities. Each share of Series B Preferred Stock is convertible into 2,000 shares of common stock.

         On March 29, 2004, IBX entered into securities purchase agreements to issue and sell 7.5% convertible debentures, in the aggregate amount of $400,000, convertible into shares of common stock of IBX. As of June 30, 2004, the $400,000 in convertible debentures were issued to consultants for services rendered and to be rendered in the future. The holders of this debt have the right to convert all or any amount of this debenture into fully paid and non-assessable shares of common stock at the conversion price with the limitation that any debenture holder may not convert any amount of the debentures if after conversion that debenture holder would beneficially hold more than 4.99% of the total outstanding common stock of IBX. The conversion price generally is the lesser of (i) 90% of the average of the three lowest closing bid prices of the common stock during the five trading days immediately prior to the conversion date or (ii) $0.08. Interest is payable at the conversion date, in cash or in shares of common stock, at the option of IBX. IBX recorded an imbedded beneficial conversion amount of $44,444 as interest expense on March 29, 2004 since the debentures were immediately convertible.

         Also on March 29, 2004, in connection with a consulting contract, IBX granted an aggregate of 40,000,000 warrants to purchase shares of IBX's common stock at an exercise price of $0.10 per share. The fair value of this warrant grant was estimated at $0.023 per warrant on the date of grant using the Black Scholes option pricing model with the following weighted-average assumptions: dividend yield of 0%, expected volatility of 85%, risk-free interest rate of 4.50%, and an expected holding period of three years. In connection with these warrants, IBX recorded compensation expense of $186,715 for the six months ended June 30, 2004 and deferred compensation of $727,204, which will be amortized over the service period. The warrants expire on March 29, 2007.

         In May of 2004, IBX issued to Northbar an additional 500,000 shares of common stock. The shares were valued at the quoted trading price on the date of the securities purchase agreement of $10,500. The $10,500 was treated as a discount on the convertible debenture and is being amortized into interest expense over the debenture term. For the six months ended June 30, 2004, amortization of the discount on the convertible debentures amounted to $13,686.

         On May 14, 2004, certain consultants to IBX assigned their warrants to a third party, whereby the third party has the right to purchase warrants from the consultants. IBX agreed to reduce the exercise price of the warrants purchased by the third party in exchange for the exercise of such warrants. The exercise price of these warrants has been set to a percentage of market, not to exceed 70% of the bid price of IBX's common stock. As of June 30, 2004, the third party exercised 9,000,000 warrants at an exercise price of $0.00667 for net proceeds of $60,000. There is no financial accounting effect of these transactions other than offsetting the fee paid against paid in capital as an offering cost.

         On May 28, 2004, certain warrant holders sold, for nominal consideration, warrants for 8,000,000 shares of common stock to a consultant for services rendered and to be rendered in the future on behalf of IBX. For accounting purposes, this transaction was treated as a contribution of the warrants by the selling warrant holder to IBX and a new grant of warrants to the consultant resulting in a consulting expense. The options had exercise prices of $0.005 per share and expire on November 28, 2004. The fair value of each option grant was estimated on the date of grant using the Black Scholes option pricing model with the following weighted-average assumptions: dividend yield of 0%, expected volatility of 105%, risk-free interest rate of 4.50%, and an expected holding periods of six months. In connection with the sale of these options, IBX recorded non-cash compensation of $19,461 and deferred compensation of $97,306. In June 2004, the consultant exercised these warrants for 1,950,000 common shares for net proceeds of $975.

         In May and June of 2004, in connection with the conversion of debentures and loans payable, IBX issued 13,379,953 shares of common stock for debt of $70,000. As of June 30, 2004, 379,953 of these common shares had not been issued and are included in common stock issuable on the accompanying balance sheet.

         In June of 2004, in connection with the exercise of stock warrants, IBX issued to consultants 10,950,000 shares of common stock for net proceeds of $60,975.

         During the six months ended June 30, 2004, the Class A preferred shareholder converted 24,000 Class A preferred shares into 2,400,000 shares of common stock.

         Also during the six months ended June 30, 2004, IBX cancelled 22,000 shares of common stock previously issued. On July 6, 2004, IBX issued to Evan Brovenick 3,609,500 shares of common stock as compensation. Such shares were valued at their market value on the date of issuance at $0.0235 per share. IBX recorded compensation expense of $84,823 related to these services.

         In July of 2004, the Series B preferred shareholder converted 1,000 Series B preferred shares into 2,000,000 shares of common stock.

         In July and August of 2004, in connection with the conversion of debentures and loans payable, IBX issued 18,577,482 shares of common stock for debt of $109,000. As of August 16, 2004, 677,482 of these common shares remain issuable.

         Also in July and August of 2004, in connection with the exercise of stock warrants, IBX issued to consultants 21,545,798 shares of common stock to consultants for a subscription receivable of $3,025 and net proceeds of $137,500.

         On August 18, 2004, IBX entered into a Securities Purchase Agreement with Cornell Capital Partners, whereby IBX shall issue and sell up to $400,000 of secured convertible debentures, which shall be convertible into shares of IBX's common stock. The debenture holder is entitled, at its option, to convert the debentures into shares of IBX's common stock at a per share price equal to the lesser of (a) an amount equal to 120% of the closing bid price of the common stock as quoted by Bloomberg L.P., or (b) an amount equal to 80% of the lowest closing bid price of IBX's common stock for the five trading days immediately preceding the conversion date. IBX, at its option, has the right to redeem the outstanding convertible debentures at a redemption price of 120% of the amount redeemed plus accrued interest. In the event IBX exercises a redemption, the debenture holder will receive a warrant to purchase 50,000 shares of IBX's common stock for every $100,000 redeemed, pro rata. The warrants have an exercise price of 120% of the closing bid price of IBX's commons tock and expire two years from the closing date. In August of 2004, IBX issued $200,000 of debentures under this agreement for net proceeds of approximately $165,000. So long as these convertible debentures are outstanding, IBX shall not, without prior written consent of the debenture holders: (i) issue or sell shares of common stock or preferred stock without consideration or for a consideration per share less than the Bid Price of the common stock determined immediately prior to its issuance, or (ii) issue or sell any warrant, option, right, contract, call, or other security instrument granting the holder thereof, the right to acquire common stock without consideration or for a consideration per share less than the Bid Price of the common stock determined immediately prior to its issuance, or (iii) enter into any security instrument granting the holder a security interest in any and all assets of IBX, or (iv) file any registration statement on Form S-8.

         Also on August 18, 2004, IBX entered into a standby Equity Distribution Agreement with Cornell Capital Partners, whereby IBX shall issue and sell to investors up to $15,000,000 of IBX's common stock at a purchase price equal to 98% of the volume weighted average price of IBX's common stock, as quoted by Bloomberg, L.P., five consecutive trading days after the Advance notice date. The advances under the Standby Equity Distribution Agreement may commence after the effective date of a registration statement. IBX was required to prepare and file, prior to September 18, 2004, with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 for the registration of common shares to be issued upon conversion of the convertible debentures issued pursuant to the Securities Purchase Agreement and the investors' shares. IBX must use its best efforts (i) to have the registration statement declared effective by the Securities and Exchange Commission no later than 90 days from August 18, 2004. As a result of the registration statement not being filed by September 18, 2004 or is not declared effective by the Securities and Exchange Commission on or before the scheduled effective date, IBX will pay as liquidating damages to the holder equal to 2% the liquidating value of the convertible debentures outstanding as liquidating damages each 30-day period.

         Also on August 18, 2004, IBX issued a secured Convertible Debenture to Cornell Capital Partners in the principal amount of $200,000. The Convertible Debenture accrues interest at the rate of 5% per year. At IBX's option, the entire principal amount and all accrued interest can be either: (i) paid to the holder of the Convertible Debenture on the third-year anniversary of the Convertible Debenture or (ii) converted into shares of IBX common stock. The Convertible Debenture is convertible into shares of our common stock as a price per share that is equal to the lesser of: (i) an amount equal to 120% of the closing bid price of our common stock as of the date of the Convertible Debenture or (ii) an amount equal to 80% of the average of the lowest daily volume weighted average price of our common stock for the five trading days immediately preceding the conversion date. The Convertible Debenture accrues interest at a rate of 5% per year and is convertible at the holder's option. The Convertible Debenture has a term of three years and is secured by all of our assets. At IBX's option, the Convertible Debenture may be paid in cash or converted into shares of our common stock unless converted earlier by the holder. Except after an event of default, as set forth in the secured Convertible Debenture, the holder is not entitled to convert such debenture for a number of shares of our common stock in excess of that number of shares which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially held by such holder and its affiliated to exceed 4.99% of our outstanding shares of common stock. After we file a registration statement with the Securities and Exchange Commission registering the shares of common stock underlying the Convertible Debenture, we will issue a second secured Convertible Debenture to Cornell Capital Partners in the principal amount of $200,000 upon the same terms and conditions as the first secured Convertible Debenture above.

         Also on August 18, 2004, we issued a convertible Compensation Debenture to Cornell Capital Partners in the principal amount of $190,000. The Compensation Debenture accrues interest at the rate of 5% per year. At IBX's option, the entire principal amount and all accrued interest can be either: (i) paid to the holder of the convertible debenture on the third-year anniversary of the Convertible Debenture or (ii) converted into shares of IBX common stock. The Compensation Debenture is convertible into shares of our common stock as a price per share that is equal to 100% of the lowest volume weighted average price of IBX's common stock, as quoted by Bloomberg, LP, for the three days immediately preceding the conversion date. Based on a recent stock price of $0.0035 per share, the Compensation Debenture would be convertible into 27,941,176 shares of IBX common stock. The Compensation Debenture has a term of three years. At IBX's option, the Compensation Debenture may be paid in cash or converted into shares of our common stock unless converted earlier by the holder. Except after an event of default, as set forth in the Compensation Debenture, the holder is not entitled to convert such debenture for a number of shares of our common stock in excess of that number of shares which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially held by such holder and its affiliated to exceed 4.99% of our outstanding shares of common stock.

         Except as otherwise indicated above, IBX believes that all of the above transactions were transactions not involving any public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended, since (a) each of the transactions involved the offering of such securities to a substantially limited number of persons; (b) each person took the securities as an investment for his/her/its own account and not with a view to distribution;
(c) each person had access to information equivalent to that which would be included in a registration statement on the applicable form under the Act; (d) each person had knowledge and experience in business and financial matters to understand the merits and risk of the investment; therefore no registration statement needed to be in effect prior to such issuances.

EXHIBITS REQUIRED BY ITEM 601 OF REGULATION S-B

The exhibits listed below and designated as "provided herewith" (rather than incorporated by reference) follow the signature page to this prospectus in sequential order.


 DESIGNATION OF
 EXHIBIT AS SET
 FORTH IN ITEM
    601 OF
 REGULATION S-B                    DESCRIPTION                                           LOCATION
 --------------     ---------------------------------------------     -----------------------------------------------
    2.1             Stock Exchange Agreement, dated August 31,        Incorporated by reference to the registration
                    2001, by and between VidKid Distribution,         statement on Form SB-2 (file no. 333-36666)
                    Inc. and PriMed Technologies, Inc.

    3.1             Articles of Incorporation                         Incorporated by reference to the registration
                                                                      statement on Form SB-2 (file no. 333-36666);
                                                                      Incorporated by reference to the Current Report
                                                                      on Form 8-K dated September 25, 2001

    3.2             Bylaws                                            Incorporated by reference to the registration
                                                                      statement on Form SB-2 (file no. 333-36666)

    3.3             Certificate of Amendment of Articles of           Incorporated by reference to the registration
                    Incorporation                                     statement on Form SB-2 (file no. 333-90660)

    3.4             Certificate of Amendment of Articles of           Incorporated by reference to the Annual Report
                    Incorporation                                     on Form 10-KSB for the year ended December 31,
                                                                      2003

    5.1             Opinion re: Legality                              To be filed by amendment
                    (Kirkpatrick & Lockhart LLP)

    10.1            Settlement Agreement dated as of December 19,     Incorporated by reference to the Current Report
                    2001                                              on Form 8-K dated December 19, 2001 (file
                                                                      no. 333-36666)

    10.2            Employment Agreement with Evan Brovenick          Incorporated by reference to the Current Report
                                                                      on Form 8-K dated December 19, 2001 (file no.
                                                                      333-36666)

    10.3            Employment Agreement with David Blechman          Incorporated by reference to the Annual Report
                                                                      on Form 10-KSB for the year ended December 31,
                                                                      2001 (file no. 333-36666)

    10.4            Conversion Agreement with Calvo Family Spend      Incorporated by reference to the registration
                    Thrift Trust                                      statement on Form SB-2 (file no. 333-90660)

                    Securities Purchase Agreement, dated August       Provided herewith
    10.5            18, 2004 by and between IBX Group, Inc. and
                    Cornell Capital Partners, L.P.

    10.6            Investor Registration Rights Agreement, dated     Provided herewith
                    August 18, 2004, by and between IBX Group,
                    Inc. and Cornell Capital Partners, L.P.


                                                         II-7

 DESIGNATION OF
 EXHIBIT AS SET
 FORTH IN ITEM
    601 OF
 REGULATION S-B                    DESCRIPTION                                           LOCATION
 --------------     ---------------------------------------------     -----------------------------------------------
    10.7            Security Agreement, dated August 18, 2004, by     Provided herewith
                    and between IBX Group, Inc. and Cornell
                    Capital Partners, L.P.

    10.8            Irrevocable Transfer Agent Instructions,          Provided herewith
                    dated August 18, 2004, by and among IBX
                    Group, Inc., Cornell Capital Partners, L.P.,
                    and StockTrans

    10.9            Escrow Agreement, dated August 18, 2004, by       Provided herewith
                    and among IBX Group, Inc., Cornell Capital
                    Partners, L.P., and Butler Gonzalez, LLP

    10.10           Secured Convertible Debenture                     Provided herewith

    10.11           Form of Warrant                                   Provided herewith

    10.12           Standby Equity Distribution Agreement, dated      Provided herewith
                    August 18, 2004, by and between IBX Group,
                    Inc. and Cornell Capital Partners, L.P.

    10.13           Registration Rights Agreement, dated              Provided herewith
                    August 18, 2004, by and between IBX Group,
                    Inc. and Cornell Capital Partners, L.P.

    10.14           Placement Agent Agreement, dated August 18,       Provided herewith
                    2004, by and among IBX Group, Inc., Cornell
                    Capital Partners, L.P., and Newbridge
                    Securities Corporation

    10.15           Escrow Agreement, dated August 18, 2004, by       Provided herewith
                    and among IBX Group, Inc., Cornell Capital
                    Partners, L.P., and Butler Gonzalez, LLP

    10.16           Compensation Debenture                            Provided herewith

    10.17           Warrant A Agreement                               Incorporated by reference to the Company's Form
                                                                      8-K dated December 19, 2001 (file no. 333-36666)
    10.18           Warrant B Agreement                               Incorporated by reference to the Company's Form
                                                                      8-K dated December 19, 2001 (file no. 333-36666)


                                                         II-8

 DESIGNATION OF
 EXHIBIT AS SET
 FORTH IN ITEM
    601 OF
 REGULATION S-B                    DESCRIPTION                                           LOCATION
 --------------     ---------------------------------------------     -----------------------------------------------
    10.19           Warrant C Agreement                               Incorporated by reference to the Company's Form
                                                                      8-K dated December 19, 2001 (file no. 333-36666)

    10.20           Warrant D Agreement                               Incorporated by reference to the Company's Form
                                                                      8-K dated December 19, 2001 (file no. 333-36666)

    14.01           Code of Ethics                                    Provided herewith

    23.1            Consent of Experts and Counsel                    Provided herewith
                    (Salberg & Company, P.A.)


                                                         II-9

ITEM 28. UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933, as amended;

                  (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) Include any additional or changed material information on the plan of distribution;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, on October 13, 2004.

                             IBX GROUP, INC.

                             By:      /s/ Evan R. Brovenick
                                      ---------------------
                             Name:    Evan R. Brovenick
                             Title:   President and Chief Executive Officer


                             By:      /s/ Alvin Brovenick
                                      -------------------
                             Name:    Alvin Brovenick
                             Title:   Principal Financial and Accounting Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Evan R. Brovenick his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

       SIGNATURE                      TITLE                         DATE


 /s/ Evan R. Brovenick
 ---------------------
 Evan R. Brovenick         President, Chief Executive         October 13, 2004
                           Officer, and Director

 /s/ David Blechman
 ------------------
 David Blechman            Vice President,                    October 13, 2004
                           Secretary, and Director

 /s/ Alvin Brovenick
 -------------------
 Alvin Brovenick           Principal Financial and            October 13, 2004
                           Accounting Officer, and Director


 --------------------
 Mitchell Hershey          Director


                                      II-11